UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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STATE AUTO FINANCIAL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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STATE AUTO FINANCIAL CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of

STATE AUTO FINANCIAL CORPORATION:

Notice is hereby given that the Annual Meeting of Shareholders of State Auto Financial Corporation (the “Company” or “STFC”) will be held at the Company’s principal executive offices located at 518 East Broad Street, Columbus, Ohio, on May 8, 2009, at 10:00 a.m., local time, for the following purposes:

1.	To elect three Class III directors, each to hold office for a three-year term and until a successor is elected and qualified;

2.	To consider and vote upon a proposal to approve the Company’s 2009 Equity Incentive Compensation Plan;

3.	To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2009; and

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The close of business on March 13, 2009, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and any adjournment thereof.

In order that your shares may be represented at this meeting and to assure a quorum, please indicate your voting instructions by telephone, via the Internet or by signing and returning the enclosed proxy promptly. Instructions for indicating your voting instructions by telephone or via the Internet are included on the enclosed proxy. A return addressed envelope, which requires no postage, is enclosed if you choose to submit your voting instructions by mail. In the event you are able to attend and wish to vote in person, at your request we will cancel your proxy.

By Order of the Board of Directors

JAMES A. YANO

Secretary

Dated: April 7, 2009

PROXY STATEMENT TABLE OF CONTENTS

STATE AUTO FINANCIAL CORPORATION

PROXY STATEMENT

GENERAL

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of State Auto Financial Corporation (the “Company” or “STFC”) to be used at its Annual Meeting of Shareholders to be held May 8, 2009 (the “Annual Meeting”). Shares represented by properly executed proxies will be voted at the Annual Meeting in accordance with the choices indicated on the proxy. A proxy may be revoked at any time, insofar as it has not been exercised, by delivery to the Company of a subsequently dated proxy or by giving notice of revocation to the Company in writing or in open meeting. A shareholder’s presence at the Annual Meeting does not by itself revoke the proxy.

The mailing address of the principal executive offices of the Company is 518 East Broad Street, Columbus, Ohio 43215. The approximate date on which this Proxy Statement and the form of proxy are first being sent or given to shareholders is April 7, 2009.

PROXIES AND VOTING

The close of business on March 13, 2009 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. On the record date there were outstanding and entitled to vote 39,633,906 of the Company’s common shares, without par value (the “Common Shares”). Each Common Share is entitled to one vote.

For Proposal One (election of directors), the nominees receiving the highest number of votes will be elected as the Class III directors. Shareholders do not have the right to cumulate their votes in the election of directors.

For Proposal Two (proposal to approve the Company’s 2009 Equity Incentive Compensation Plan (the “2009 Equity Plan”)), the vote required to approve the 2009 Equity Plan is the favorable vote of a majority of the outstanding Common Shares that are voted on such Proposal.

For Proposal Three (ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm), the vote required to approve such Proposal is the favorable vote of a majority of the outstanding Common Shares that are voted on such Proposal.

All Common Shares represented by properly executed proxies will be voted at the Annual Meeting in accordance with the choices indicated on the proxy. If no choices are indicated on a proxy, the Common Shares represented by that proxy will be voted as follows: (1) for the election of the nominees listed in this Proxy Statement as Class III directors; (2) for the approval of the 2009 Equity Plan; and (3) for the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2009. Any proxy may be revoked at any time prior to its exercise by delivering to the Company a subsequently dated proxy or by giving notice of revocation to the Company in writing or in open meeting. A shareholder’s presence at the Annual Meeting does not by itself revoke the proxy.

Abstentions will be considered as Common Shares present and entitled to vote at the Annual Meeting and will be counted for purposes of determining whether a quorum is present. Abstentions will not be counted in determining the votes cast for the election of directors and will not have a positive or negative effect on the outcome of the election. Abstentions will be counted as votes cast regarding Proposals Two and Three and will have the same effect as a vote against those Proposals.

If your Common Shares are held in street name, you will need to instruct your broker regarding how to vote your Common Shares. If you do not provide voting instructions to your broker, and if your broker does not have discretion to vote your Common Shares without your instructions, a “broker non-vote” will occur. Broker non-votes will not be counted in determining the votes cast for the election of directors or with respect to Proposal Two or Proposal Three and will not have a positive or negative effect on the outcome of these Proposals.

STATE AUTOMOBILE MUTUAL INSURANCE COMPANY (“STATE AUTO MUTUAL”), WHICH OWNS APPROXIMATELY 64% OF THE OUTSTANDING COMMON SHARES, HAS EXPRESSED AN INTENTION TO VOTE FOR THE ELECTION OF THE NOMINEES LISTED IN THIS PROXY STATEMENT AND IN FAVOR OF EACH OF THE OTHER PROPOSALS DESCRIBED IN THIS PROXY STATEMENT.

PROPOSAL ONE: ELECTION OF DIRECTORS

Nominees for Class III Directors

The number of directors currently is fixed at nine. Our Board of Directors is divided into three classes, Class I, Class II and Class III, with three directors in each Class. The term of office of directors in one Class expires annually at each annual meeting of shareholders at such time as their successors are elected and qualified. Directors in each Class are elected for three-year terms. The term of office of the Class III directors expires concurrently with the holding of the Annual Meeting. Robert P. Restrepo, Jr., Richard K. Smith and Paul S. Williams, the three persons recommended by the Nominating and Governance Committee of our Board and each of whom is an incumbent Class III director, have been nominated for re-election as Class III directors at the Annual Meeting.

At the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy, unless a contrary position is indicated on such proxy, to vote the proxy for the election of the three nominees named in the following table as Class III directors, each to hold office until the 2012 annual meeting of shareholders and until a successor is elected and qualified. Each of the nominees has consented to being named in this Proxy Statement and to serve if elected. In the event that any nominee named in the table as a Class III director is unable to serve (which is not anticipated), the persons named in the proxy may vote it for another nominee of their choice.

Proxies cannot be voted at the Annual Meeting for a greater number of persons than the three nominees named in this Proxy Statement.

Majority Voting Policy for Incumbent Directors

Our Board of Directors has adopted a majority voting policy for incumbent directors (the “Majority Voting Policy”) which is reflected in our Corporate Governance Guidelines. The Majority Voting Policy provides that if a nominee for director who is an incumbent director does not receive the vote of at least the majority of the votes cast at any meeting for the election of directors at which a quorum is present, and no successor has been elected at such meeting, then that incumbent director will promptly tender his or her resignation to the Board of Directors. For purposes of the Majority Voting Policy, a majority of votes cast means that the number of Common Shares voted “for” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election or, in the case where the number of nominees exceeds the number of directors to be elected, cast with respect to election of directors generally. Votes cast (i) include votes to withhold authority in each case, and (ii) exclude abstentions with respect to that director’s election or, in the case where the number of nominees exceeds the number of directors to be elected, abstentions with respect to election of directors generally.

The Nominating and Governance Committee will make a recommendation to our Board of Directors as to whether to accept or reject the tendered resignation, or whether other action should be taken. Our Board of Directors will act on the tendered resignation, taking into account the Nominating and Governance Committee’s recommendation, and publicly disclose (by a press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election results. The Nominating and Governance Committee, in making its recommendation, and our Board of Directors, in making its decision, may each consider any factors or other information that the Committee or Board, as the case may be, considers appropriate and relevant. The director who tenders his or her resignation will not participate in the recommendation of the Nominating and Governance Committee or the decision of our Board of Directors with respect to his or her resignation. If such incumbent director’s resignation is not accepted by our Board of Directors, such director will continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier resignation or removal. If a director’s resignation is accepted by our Board of Directors, then our Board of Directors, in its sole discretion, may fill any resulting vacancy pursuant to the provisions of our Code of Regulations.

Backgrounds and Beneficial Ownership Information for Nominees and Continuing Directors

Set forth below is information about each of the Class III director nominees:

Class III Director Nominees

(Terms expiring in 2012)

Name of Director Nominees and Position(s) with Company	Age(1)	Principal Occupation(s) During the Past Five Years	A Director of the Company Since	Common Shares Owned Beneficially as of March 13, 2009(2)(3)(4)	% Of Class

Robert P. Restrepo, Jr. Chairman, President and Chief Executive Officer	58	Chairman of the Board and Chief Executive Officer of the Company, State Auto Property & Casualty Insurance Company (“State Auto P&C”), Milbank Insurance Company (“Milbank”), State Auto National Insurance Company (“State Auto National”) and Farmers Casualty Insurance Company (“Farmers Casualty”), each a wholly owned subsidiary of the Company, and of State Auto Mutual, 2/06 to present; President of the Company, State Auto P&C, Milbank, State Auto National, Farmers Casualty, and State Auto Mutual, 3/06 to present; Senior Vice President, Insurance Operations, Main Street America Group, a property and casualty insurance underwriting business, 4/05 to 2/06; President and Chief Executive Officer for two property and casualty insurance subsidiaries of Allmerica Financial Corporation (now known as Hanover Insurance Group), 1998 to 2003.	2006	74,399	*

Richard K. Smith(5) Director	64	Retired as Partner of KPMG, LLP, a public accounting firm, since 6/97; Partner of KPMG, LLP for more than five years prior to 6/97.	1999	18,400	*

Paul S. Williams Director	49	Managing Director with Major, Lindsey & Africa, LLC, an attorney search consulting firm, 5/05 to present; officer of Cardinal Health, Inc., a provider of products and services to healthcare providers and manufacturers, for more than five years prior to 4/05, last serving as that company’s Executive Vice President, Chief Legal Officer and Secretary. Mr. Williams is also a director of Bob Evans Farms, Inc., a restaurant and food products company.	2003	4,525	*

Set forth below is information about the directors whose terms of office continue after the Annual Meeting:

Class I Directors

(Terms expiring in 2010)

Name of Director and Position(s) with Company	Age(1)	Principal Occupation(s) During the Past Five Years	A Director of the Company Since	Common Shares Owned Beneficially as of March 13, 2009(2)(3)(4)	% Of Class

Robert E. Baker Director	62	President of Puroast Coffee Inc., a maker of specialty coffee products, 10/04 to present; Vice President of Corporate Marketing for ConAgra Foods, Inc., one of North America’s largest packaged food companies, 4/99 to 10/04.	2007	800	*

Thomas E. Markert Director	51	Chief Marketing Officer of the Business Solutions Division of Office Depot, Inc., a global supplier of office products and services, 5/08 to present; CEO, Ipsos Loyalty Worldwide, a division of Ipsos which provides research and consulting to help clients improve customer satisfaction and loyalty, 5/07 to 5/08; Global Chief Marketing and Client Service Officer, AC Nielsen, a leading global provider of marketing research and information services company, 1/04 to 5/07; for more than five years prior thereto, Mr. Markert held various executive positions within AC Nielsen.	2007	500	*

Alexander B. Trevor Director	64	President of Nuvocom Incorporated, a provider of patent litigation support services, 10/96 to present.	2006	500	*

Class II Directors

(Terms expiring in 2011)

Name of Director and Position(s) with Company	Age(1)	Principal Occupation(s) During the Past Five Years	A Director of the Company Since	Common Shares Owned Beneficially as of March 13, 2009(2)(3)(4)	% Of Class

David J. D’Antoni(6) Director	64	Retired from Ashland, Inc. since 9/04; Senior Vice President and Group Operating Officer, Ashland, Inc., 3/99 to 9/04; President of APAC, Inc., a subsidiary of Ashland, Inc., 7/03 to 1/04; Senior Vice President of Ashland, Inc. and President, Ashland Chemical, a division of Ashland, Inc., 7/88 to 3/99. Ashland, Inc. is a chemical, energy and transportation construction company. Mr. D’Antoni is also a director of OMNOVA Solutions Inc., a producer of decorative and functional surfaces, coatings and specialty chemicals, and Compass Minerals International, Inc., a producer and distributor of inorganic minerals.	1995	53,400	*

David R. Meuse Director	64	Principal of Stonehenge Financial Holdings, Inc., a provider of financial and advisory resources, 8/99 to present. Mr. Meuse is also a director of Diamond Hill Investment Group, Inc., a provider of investment management services and manager of mutual funds and private investment funds.	2006	40,000	*

S. Elaine Roberts Director	56	President and Chief Executive Officer of the Columbus Regional Airport Authority, a public port authority which oversees the operations of Port Columbus International, Rickenbacker International and Bolton Field airports in Franklin County, Ohio, 01/03 to present; Executive Director of Columbus Airport Authority, 12/00 to 01/03.	2002	8,400	*

*	Less than one (1%) percent.
(1)	Ages shown are as of the date of the Annual Meeting.
(2)

Except as indicated in the notes to this table, the persons named in the table have sole voting and investment power with respect to all Common Shares shown as beneficially owned by the named person. With respect to stock options, this table includes only stock options for Common Shares which are currently exercisable or exercisable within 60 days of March 13, 2009.

(3)	The amounts reported include Common Shares attributable to options granted under the Company’s 2000 Equity Plan (as defined below) for Mr. Restrepo (61,884) and Common Shares attributable to options granted under both the Company’s 1991 Directors Stock Option Plan and 2000 Directors Stock Option Plan for Messrs. D’Antoni (12,400), Smith (10,400) and Williams (4,200) and Ms. Roberts (7,400).
(4)

The amounts reported for Messrs. Baker, D’Antoni, Markert, Meuse, Smith, Trevor and Williams and Ms. Roberts do not include Restricted Share Units granted under the Outside Directors Restricted Share Unit Plan. See “Board of Directors and Board Committees—Compensation of Outside Directors and Outside Director Compensation Table” for further information regarding this Plan and the number of Restricted Share Units held by these directors.

(5)	Includes 5,000 Common Shares owned by Mr. Smith’s spouse, as to which he disclaims beneficial ownership.
(6)	Includes 12,000 Common Shares owned by Mr. D’Antoni’s spouse, as to which he disclaims beneficial ownership.

Beneficial Ownership Information for Named Executive Officers and Executive Group

In addition to the Common Shares owned beneficially by Mr. Restrepo, as set forth above, our “Named Executive Officers” or “NEOs” (those persons listed in the Summary Compensation Table on page 42 of this Proxy Statement) beneficially owned the number of Common Shares set forth below as of March 13, 2009:

Named Executive Officer	Common Shares Beneficially Owned(1)	Stock Options(2)	Total Beneficial Ownership of Common Shares	Percent of Class

Steven E. English	3,090	24,838	27,928	*
Mark A. Blackburn(3)	35,066	102,063	137,129	*
Clyde H. Fitch(4)	7,118	9,896	17,014	*
James A. Yano	1,135	6,297	7,432	*

*	Less than one (1%) percent.
(1)	These persons and/or their spouses have sole voting and investment power with respect to all Common Shares beneficially owned by them.
(2)	With respect to stock options, this table includes only stock options for Common Shares which are currently exercisable or exercisable within 60 days of March 13, 2009.
(3)

Includes 25,000 Common Shares which are subject to a risk of forfeiture if, prior to October 4, 2010, Mr. Blackburn’s employment is terminated for a reason other than without cause or as a result of his death or disability or a change in control of our Company or State Auto Mutual (or if he violates any provision of the restricted share agreement prior to October 4, 2010). However, these restricted Common Shares will become fully vested if, prior to October 4, 2010, Mr. Blackburn’s employment is terminated without cause or as a result of death, disability or a change in control of our Company or State Auto Mutual. These Common Shares are also subject to restrictions on transfer until October 4, 2010.

(4)

Includes 7,000 Common Shares which are subject to a risk of forfeiture if, prior to November 4, 2010, Mr. Fitch’s employment is terminated for a reason other than as a result of his death or disability (or if he violates any provision of the restricted share agreement prior to November 4, 2010). However, these restricted Common Shares will become fully vested if, prior to November 4, 2010, Mr. Fitch’s employment is terminated as a result of his death or disability. These Common Shares are also subject to restrictions on transfer until November 4, 2010.

As of March 13, 2009, our directors and executive officers as a group (16 persons) beneficially owned 502,776 (1.26%) Common Shares, which included options for 326,300 Common Shares and 32,000 restricted Common Shares which have been issued to Mr. Blackburn (25,000 restricted Common Shares) and Mr. Fitch (7,000 restricted Common Shares).

PROPOSAL TWO: APPROVAL OF 2009 EQUITY INCENTIVE COMPENSATION PLAN

Proposal

At the Annual Meeting, shareholders will be asked to consider and vote upon a proposal to approve the State Auto Financial Corporation 2009 Equity Incentive Compensation Plan (the “2009 Equity Plan”). It is the Board’s intention that the 2009 Equity Plan will replace the Company’s current equity incentive compensation plan, known as the State Auto Financial Corporation Amended and Restated Equity Incentive Compensation Plan (the “2000 Equity Plan”). The 2000 Equity Plan expires by its terms on July 1, 2010. Upon approval of the 2009 Equity Plan, no additional awards will be issued under the 2000 Equity Plan. The shareholders’ approval of the 2009 Equity Plan will therefore enable the Company to continue to provide equity-based awards and compensation for employees for future periods. The Board of Directors approved the 2009 Equity Plan on March 6, 2009. The 2009 Equity Plan requires that it be submitted to the Company’s shareholders for approval at the 2009 Annual Meeting of Shareholders. At the Annual Meeting, unless otherwise indicated, proxies will be voted for approval of the 2009 Equity Plan.

Adoption of New Plan

The 2009 Equity Plan is substantially similar to the 2000 Equity Plan. Like the 2000 Equity Plan, the 2009 Equity Plan provides for the award of stock options (incentive and non-qualified), restricted shares, performance shares, performance units and other stock-based awards. The Company believes that the adoption of the 2009 Equity Plan will assist in attracting, retaining and motivating talented personnel by providing maximum flexibility in determining the appropriate equity compensation elements for key employees.

Shares Available for Issuance under the Plan

A total of 2,000,000 Common Shares will be reserved for issuance under the 2009 Equity Plan. No more than 33% of the shares authorized for issuance under the 2009 Equity Plan may be granted in the form of awards other than stock options.

The maximum number of shares subject to awards of options, restricted shares and performance shares that may be granted in any calendar year is equal to 1.5% of the total number of Common Shares of the Company outstanding as of December 31 of the prior year.

The maximum number of shares subject to awards of options, restricted shares and performance shares that may be granted in any calendar year to any individual is 250,000 shares. The maximum number of performance units that may be granted in any calendar year to any individual is 100,000 performance units.

Summary of the 2009 Equity Plan

The following discussion describes the important aspects of the 2009 Equity Plan. This discussion is intended to be a summary of the material provisions of the 2009 Equity Plan and is qualified in its entirety by reference to the full text of the 2009 Equity Plan, which is attached to this Proxy Statement as Exhibit A. This summary may not include some details that may be important to you. For this reason, you are encouraged to read the 2009 Equity Plan in its entirety.

Purpose

Consistent with the purpose of the 2000 Equity Plan, the purpose of the 2009 Equity Plan is to advance the interests of the Company and its shareholders by enhancing the Company’s ability to attract and retain highly qualified key employees and by providing such employees with additional incentives and compensation to achieve the Company’s long-term business plans and objectives. The 2009 Equity Plan is also intended to encourage and enable key employees to participate in the Company’s future prosperity and growth by providing the participants with incentives and compensation based on the Company’s performance, development and financial success. These purposes will be achieved by granting to key employees equity-based awards including stock options to purchase Common Shares, restricted shares, performance shares, performance units and other stock-based awards.

Eligibility

Persons who: (i) are employed by the Company or its parent or one of the Company’s or its parent’s subsidiaries or affiliates in an executive, administrative, professional or technical capacity who, in the opinion of the committee administering the plan, have responsibilities affecting the management, development or financial success of the Company or one of its subsidiaries or other affiliated entities; (ii) perform services for the benefit of the Company, its parent or subsidiary corporations; and (iii) are otherwise eligible employees as defined by applicable law, are eligible to participate in the 2009 Equity Plan. As of the date of this Proxy Statement, there were approximately 250 eligible employees.

Administration

The 2009 Equity Plan is administered by the Compensation Committee of the Company’s Board of Directors (the “Committee”). The Committee’s authority to administer the 2009 Equity Plan includes, among other things, the authority to grant awards, including the number and type of awards, the frequency of award grants, the terms and conditions of the awards, the number of shares subject to each award and the expiration date of each award. Each award grant must be evidenced by a written award agreement between the employee to whom the award was granted and the Company. In granting awards, the Committee is required to consider the level and responsibility of an employee’s position, the employee’s performance, level of compensation and assessed potential, as well as any other factors deemed relevant by the Committee. The Committee is also authorized to determine the vesting requirements, if any, that will apply to award grants and to interpret the provisions of the 2009 Equity Plan. The Committee has the authority to grant options that are intended to qualify as incentive stock options under the Internal Revenue Code of 1986, as amended (the “Code”), options that do not qualify as incentive stock options under the Code (these options are sometimes referred to as “non-qualified stock options”), restricted shares, performance shares, performance units and other stock-based awards. Awards may be granted alone or in addition to other awards granted under the 2009 Equity Plan. No consideration is received by the Company or its subsidiaries for the granting of awards under the 2009 Equity Plan.

Change in Control

In the event of a “change in control” or “potential change in control” of the Company (generally defined by reference to the acquisition of a specified percentage of voting power, or a change in the composition of the Board of Directors, or an acquisition of the Company that requires shareholder approval, or a transaction involving the Company or its affiliates that requires shareholder approval and has the effect of causing the Company to cease to be a public company), all stock options which are not otherwise vested shall become vested and exercisable in full and all restrictions applicable to any restricted stock, performance shares or performance units shall lapse such that those awards shall be fully vested. Within 30 days following a “change in control” or “potential change in control” of the Company, all outstanding options may be terminated by the Company upon the payment of cash in an amount equal to the difference between the exercise price of the option and the “change in control price” (generally defined to mean the highest fair market value of the shares underlying the options at any time during the sixty-day period preceding the event that triggered the change in control or potential change in control provisions). If the change in control price is less than the exercise price, the option may be terminated without any payment.

Amendment and Termination

The Board of Directors may at any time suspend, amend or terminate the 2009 Equity Plan. However, except as otherwise provided in the plan, the Board of Directors may not take any action that materially and adversely affects any outstanding awards granted under the 2009 Equity Plan without obtaining the consent of the individuals who have been granted such awards and certain amendments may require shareholder approval. In addition, no amendment may be made by the Board of Directors without shareholder approval if the amendment would effect any change which requires shareholder approval under any applicable laws or regulations, such as the Nasdaq Marketplace Rules.

By its terms, the 2009 Equity Plan will automatically terminate in 2019.

Stock Options

Exercise Price. The exercise price of either incentive stock options or non-qualified stock options granted under the 2009 Equity Plan may not be less than the fair market value of the Common Shares underlying the option at the time the option is granted. Fair market value is currently based upon the last sale price of the Common Shares as reported on the Nasdaq Stock Market as of the close of the trading day the option is granted. However, if a participant owns more than 10% of the combined voting power of all classes of stock issued by the Company, the exercise price of an incentive stock option granted to such person may not be less than 110% of such fair market value. The exercise price of any stock option granted under the 2009 Equity Plan may not be changed or modified after the time of grant unless such change or modification is made with the prior approval of the Company’s shareholders.

Term. No stock option may be exercised more than ten years after the date of grant (five years with respect to an incentive stock option granted to a participant who owns more than 10% of the combined voting power of all classes of stock issued by the Company). Participants whose employment is terminated for reasons other than retirement, disability, or death must exercise all outstanding options within the earlier of 90 days of such termination or the expiration date of the option (if a participant’s employment is terminated due to illegal conduct, all unexercised options shall immediately lapse and be of no further force or effect as of the termination). If the participant’s employment is terminated as a result of retirement, disability or death, all outstanding options become exercisable immediately and must be exercised by the following dates:

Reason for Termination of Employment	Incentive Stock Options	Non-Qualified Stock Options

– Retirement	– within the earlier of 90 days of such termination or the expiration date of the option	– on or before the expiration date

– Disability	– within the earlier of one year of such termination or the expiration date of the option	– on or before the expiration date

– Death	– within the earlier of one year of such termination or the expiration date of the option	– on or before the expiration date of the option or, in the case of termination within 90 days of the expiration date, within 180 days from the date of termination

Non-Transferability of Options. Options may be transferred only by will or the laws of descent and distribution except that the Committee may authorize gifts of options (provided that they are not incentive stock options) to a grantee’s parents, spouse, children, grandchildren, nieces or nephews, or to the trustee of a trust for the principal benefit of one or more of these persons or to a partnership whose only partners are one or more of these persons. In addition, non-qualified stock options and, if permitted by applicable law, incentive stock options may be transferred pursuant to “qualified domestic relations orders” to a grantee’s former spouse. Options may be exercised only by a grantee or his or her legal representative or, if gifted or otherwise transferred, by the permitted transferee or the transferee’s legal representative.

Restricted Shares

Restricted shares are Common Shares of the Company that are subject to a vesting schedule and other restrictions. The vesting schedule and the lapsing, if any, of the restrictions, is determined by the Committee. Unless otherwise determined by the Committee, upon the voluntary or involuntary termination of the participant’s employment for any reason, including death or disability, any shares still subject to restrictions will be forfeited. The Committee will have the authority to determine the voting rights (which may be full or limited), dividend rights (which may be full or limited) and other shareholder rights associated with the restricted shares during the restriction period.

Performance Shares and Units

Performance shares and performance units are awards that will result in a payment to a participant only if the performance goals established by the Committee are achieved during the performance period established by the Committee. The Committee will establish organizational performance goals, including, without limitation, earnings, return on capital, revenue, premiums, net income, earnings per share, combined ratio, loss ratio, expense ratio, assets, equity, cash flows, stock price, total shareholders’ return or any other performance goal approved by the shareholders of the Company in accordance with Code Section 162(m), which, depending on the extent to which they are met, will determine the number and/or the value of performance shares and performance units to be paid out to participants. The Committee will also establish the performance period for each award, which period shall not be less than one calendar year.

The purchase price of performance shares will be established by the Committee, and may be zero. The maximum number of performance shares that may be granted in any calendar year to any individual is 250,000 shares. Because (i) the maximum number of performance shares that may be granted in any calendar year to any individual is 250,000 shares, and (ii) the minimum performance period is one calendar year, the maximum amount of compensation that could be paid to a participant for a one-year performance period would be equal to 250,000 shares multiplied by the fair market value of such performance shares.

Performance units will have an initial dollar value established by the Committee at the time of the award, but will not be less than a value per unit equal to the fair market value of a Common Share of the Company. The maximum number of performance units that may be granted in any calendar year to any individual will be 100,000 performance units. Because (i) the maximum number of performance units that may be granted in any calendar year to any individual is 100,000 units, and (ii) the minimum performance period is one calendar year, the maximum amount of compensation that could be paid to a participant for a one-year performance period would be equal to 100,000 multiplied by the fair market value of the Common Shares.

Upon the termination of employment before the end of any performance period due to death, disability or change in control, the Committee, taking into consideration the performance of the participant and the performance of the Company over the performance period, may authorize the payment of all or a portion of the amount which would have been paid to the participant had such participant’s employment continued to the end of the performance period. If the participant’s employment terminates for any other reason, all performance shares and performance units shall be forfeited. The Committee will have the authority to determine the voting rights (which may be full or limited), dividend rights (which may be full or limited) and other shareholder rights associated with the performance shares during the performance period.

Other Stock-Based Awards

The Committee is authorized, subject to limitations under applicable law, to grant such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, the Common Shares of the Company and factors that may influence the value of such shares, as deemed by the Committee to be consistent with the purposes of the 2009 Equity Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Shares, purchase rights for Common Shares, awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee and awards valued by reference to the book value of Common Shares or the value of securities of or the performance of specified subsidiaries of the Company. The Committee shall determine the terms and conditions of such awards.

Non-Transferability of Awards Other than Options

Awards other than options granted under the 2009 Equity Plan generally may not be sold, pledged, transferred or assigned. If the Committee makes an award under the 2009 Equity Plan transferable, such award will contain such additional terms and conditions as the Committee deems appropriate.

Forfeiture Events

The Board may require that all or a portion of the value of the awards, as well as any gain on the exercise of awards, is subject to a repayment obligation upon (i) the violation of any non-competition and/or confidentiality obligations applicable to the participant, (ii) a financial restatement where the amount of the participant’s award was calculated based on the achievement of certain financial results which were the subject of a subsequent financial restatement and in which the participant engaged in fraudulent misconduct that caused or substantially contributed to the need for the restatement (if the participant’s award would have been lower if the financials had been properly reported); or (iii) the participant engages in any wrongful conduct during the participant’s employment with the Company or its parent or the Company’s or its parent’s subsidiary corporations or affiliates which has a material adverse effect on the Company or such entity.

Stock Price

On March 27, 2009, the closing price of the Company’s Common Shares as reported by the Nasdaq Stock Market was $17.76.

Number of Awards

The number of awards that an employee may receive under the 2009 Equity Plan is at the discretion of the Committee and therefore cannot be determined in advance.

Federal Income Tax Information

The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and the Company and its affiliates of awards granted under the 2009 Equity Plan. Tax consequences for any particular individual may be different.

Stock Options

Federal income taxation of the various events related to the options (option grant, option exercise and sale of shares) under the 2009 Equity Plan is different for incentive stock options and non-qualified stock options.

Non-Qualified Stock Options. In general, for federal income tax purposes under present law:

(a) The grant of a non-qualified stock option, by itself, will not result in income to the optionee.

(b) Except as provided in (e) below, the exercise of a non-qualified stock option (in whole or in part, according to its terms) will result in ordinary income to the optionee at that time in an amount equal to the excess (if any) of the fair market value of the shares underlying the option on the date of exercise over the exercise price.

(c) Except as provided in (e) below, the optionee’s tax basis of shares acquired upon the exercise of a non-qualified stock option, which will be used to determine the amount of any capital gain or loss on a future taxable disposition of such shares, will be the fair market value of the shares on the date of exercise.

(d) No deduction will be allowable to the Company upon the grant of a non-qualified stock option, but upon the exercise of a non-qualified stock option, a deduction will be allowable to the Company at that time in an amount equal to the amount of ordinary income realized by the optionee exercising the option if the Company withholds appropriate federal income tax and provided that the deduction is not otherwise disallowed under the Code.

(e) With respect to the exercise of a non-qualified stock option and the payment of the exercise price by the delivery of shares, to the extent that the number of shares received does not exceed the number of shares surrendered, no taxable income will be realized by the optionee at that time, the tax basis of shares received will be the same as the tax basis of shares surrendered and the holding period of the optionee in shares received will include his or her holding period in shares surrendered. To the extent that the number of shares received exceeds the number of shares surrendered, ordinary income will be realized by the optionee at that time in the amount of the fair market value of such excess shares, the tax basis of such shares will be equal to the fair market value of such shares at the time of exercise and the holding period of the optionee in such shares will begin on the date such shares are transferred to the optionee.

Incentive Stock Options. In general, for federal income tax purposes under present law:

(a) Neither the grant nor the exercise of an incentive stock option, by itself, will result in income to the optionee; however, the excess of the fair market value of the shares underlying the option at the time of exercise over the exercise price is (unless there is a disposition of shares acquired upon exercise of an incentive stock option in the taxable year of exercise) includable in alternative minimum taxable income which may, under certain circumstances, result in an alternative minimum tax liability to the optionee.

(b) If shares acquired upon the exercise of an incentive stock option are disposed of in a taxable transaction after the later of two years from the date on which the incentive stock option is granted or one year from the date on which such shares are transferred to the optionee, long-term capital gain or loss will be realized by the optionee in an amount equal to the difference between the amount realized by the optionee and the optionee’s basis which, except as provided in (e) below, is the exercise price.

(c) Except as provided in (e) below, if the shares acquired upon the exercise of an incentive stock option are disposed of within the two-year period from the date of grant or the one-year period after the transfer of the shares to the optionee upon exercise of the incentive stock option (a “disqualifying disposition”):

(i) Ordinary income will be realized by the optionee at the time of the disqualifying disposition in the amount of the excess, if any, of the fair market value of the shares at the time of such exercise over the exercise price, but not in an amount exceeding the excess, if any, of the amount realized by the optionee over the exercise price.

(ii) Short-term or long-term capital gain will be realized by the optionee at the time of the disqualifying disposition in an amount equal to the excess, if any, of the amount realized over the fair market value of the shares at the time of such exercise.

(iii) Short-term or long-term capital loss will be realized by the optionee at the time of the disqualifying disposition in an amount equal to the excess, if any, of the exercise price over the amount realized.

(d) No deduction will be allowed to the Company with respect to incentive stock options granted or shares transferred upon exercise thereof, except that if a disposition is made by the optionee within the two-year period referred to above, the Company will be entitled to a deduction in the taxable year in which the disposition occurred in an amount equal to the amount of ordinary income realized by the optionee making the disposition, provided that the deduction is not otherwise disallowed under the Code.

(e) With respect to the exercise of an incentive stock option and the payment of the option price by the delivery of shares to the extent that the number of shares received does not exceed the number of shares surrendered, no taxable income will be realized by the optionee at that time, the tax basis of the shares received will be the same as the tax basis of the shares surrendered and the holding period (except for purposes of the one-year period referred to in (c) above) of the optionee in the shares received will include his or her holding period in the shares surrendered. To the extent that the number of shares received exceeds the number of shares surrendered, no taxable income will be realized by the optionee at that time, such excess shares will be considered incentive stock option stock with a zero basis and the holding period of the optionee in such shares will begin on the date such shares are transferred to the optionee. If the shares surrendered were acquired as the result of the exercise of an incentive stock option and the surrender takes place within two years from the date the option relating to the surrendered shares was granted or within one year from the date of such exercise, the surrender will result in a disqualifying disposition and the optionee will realize ordinary income at the time of exercise of the shares surrendered over the basis of such shares. If any of the shares received are disposed of within one year after the shares are transferred to the optionee, the optionee will be treated as first disposing of the shares with a zero basis.

Restricted Shares, Performance Shares and Performance Units

A participant generally will not have taxable income at the time an award of restricted shares, performance shares or performance units is granted. Instead, he or she will recognize as ordinary income at the time of the lapse of the applicable restrictions an amount equal to the fair market value of the restricted shares, performance shares or performance units at the time of such lapse. However, the recipient of a restricted shares, performance shares or performance units award may elect to recognize income at the time he or she receives the award in an amount equal to the fair market value of the shares underlying the award (less any cash paid for the shares) on the date the award is granted. The Company generally will be entitled to a tax deduction in connection with an award under the 2009 Equity Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income, provided that the Company satisfies applicable withholding requirements and the deduction is not otherwise disallowed under the Code.

Reasons for Shareholder Approval

Under the Nasdaq Marketplace Rules, the Company is required to receive shareholder approval for the adoption of a stock option or purchase plan in which officers or employees participate. For this reason, the Company’s shareholders are being asked to approve the 2009 Equity Plan.

The favorable vote of a majority of the outstanding Common Shares that are voted on this Proposal at the Annual Meeting is required to approve the 2009 Equity Plan. The effect of an abstention is the same as a vote against this Proposal. Broker non-votes will not have a positive or negative effect on the outcome of this Proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE 2009 EQUITY PLAN.

PROPOSAL THREE: RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Company’s Board of Directors has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for 2009. Although not required, the Board of Directors is submitting the selection of Ernst & Young LLP to the Company’s shareholders for ratification. Ernst & Young LLP has served as the Company’s independent registered public accounting firm since 1994. The Audit Committee and the Board of Directors believe that the appointment of Ernst & Young LLP for 2009 is appropriate because of the firm’s reputation, qualifications and experience.

The favorable vote of a majority of the outstanding Common Shares that are voted on this Proposal at the Annual Meeting is required to approve the ratification of the selection of Ernst & Young LLP. The effect of an abstention is the same as a vote against this Proposal. Broker non-votes will not have a positive or negative effect on the outcome of this Proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2009.

The Audit Committee will reconsider the appointment of Ernst & Young LLP if its selection is not ratified by the Company’s shareholders. Even if the selection of Ernst & Young LLP is ratified by shareholders, the Audit Committee, in its discretion, could decide to terminate the engagement of Ernst & Young LLP and to engage another independent registered public accounting firm if the Audit Committee determines such action to be necessary or desirable.

BOARD OF DIRECTORS AND BOARD COMMITTEES

Board Meetings

Our Board of Directors held four Board meetings during the fiscal year ended December 31, 2008. All of our incumbent directors attended 100% of the Board meetings and the meetings of all committees on which they served. Eight of our nine directors are independent as defined by the Nasdaq Marketplace Rules. See “Corporate Governance—Director Independence.”

Board Committees and Committee Meetings

Our Board has established an Audit Committee, a Compensation Committee, a Nominating and Governance Committee, an Investment Committee and a standing Independent Committee. All of the members of the Audit, Compensation, Nominating and Governance and Independent Committees are independent as defined by the Nasdaq Marketplace Rules. In addition, all of the members of the Audit Committee are independent as defined by the applicable rules of the Securities and Exchange Commission (the “SEC”). Our Board has adopted charters for each of the foregoing Committees. The current charters for each of these Committees, along with our Corporate Governance Guidelines, Director Ethical Principles, Employee Code of Business Conduct and Code of Ethics for Senior Financial Officers, are available on our website at www.stateauto.com under “Corporate Governance” (http://www.stateauto.com/corp.gov/index.htm).

The Audit Committee is charged with several responsibilities, including: (1) appointment, compensation, retention and oversight of the work performed by our independent registered public accounting firm; (2) reviewing our accounting functions, operations and management; (3) considering the adequacy and effectiveness of our internal controls and internal auditing methods and procedures; (4) meeting and consulting with our independent registered public accounting firm and with our financial and accounting personnel concerning the foregoing matters; (5) reviewing with our independent registered public accounting firm the scope of their audit and the results of their examination of our financial statements; (6) participating in the process of administering our Employee Code of Business Conduct and our Director Ethical Principles set forth in our Corporate Governance Guidelines; (7) establishing procedures for receipt, retention and treatment of compliance regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential, anonymous submission by employees of concerns regarding accounting or auditing matters; and (8) approving in advance any other work performed by our independent registered public accounting firm that it is permitted by law to perform for us. Present members of the Audit Committee are Chairperson Richard K. Smith, David J. D’Antoni, Thomas E. Markert, David R. Meuse and Paul S. Williams. Based on a recommendation of the Audit Committee, our Board has designated Richard K. Smith as the “Audit Committee Financial Expert.” The Audit Committee held eight meetings during 2008.

The Compensation Committee is charged with several responsibilities, including: (1) administering our 2000 Equity Plan, our 1991 Stock Option Plan, our Leadership Bonus Plan, our Long-term Incentive Plan, our 1991 and 2000 Directors Stock Option Plans and our Outside Directors Restricted Share Unit Plan; (2) evaluating and approving the compensation, fringe benefits and perquisites provided to our executive officers and adopting compensation policies applicable to our officers; and (3) evaluating the compensation provided to the members of the Board and its Committees. The Compensation Committee will also be charged with administering the 2009 Equity Plan if that Proposal is approved by the Company’s shareholders. See “Proposal Two: Approval of 2009 Equity Incentive Compensation Plan.” Present members of the Compensation Committee are Chairperson Paul S. Williams, Robert E. Baker, David J. D’Antoni, S. Elaine Roberts and Alexander B. Trevor. The Compensation Committee held ten meetings during 2008.

As further discussed in “Compensation of Executive Officers,” our executive officers also serve as executive officers of State Auto Mutual, and, in general, the compensation expenses associated with our executive officers are allocated 80% to us and our subsidiaries and 20% to State Auto Mutual and its subsidiaries and affiliates under the Pooling Arrangement. See also “Related Person Transactions—Transactions Involving State Auto Mutual.” It is for this reason that, beginning in March 2008, a director of State Auto Mutual who is a member of State Auto Mutual’s Nominating and Governance Committee began attending the meetings of our Compensation Committee as a non-voting member. This State Auto Mutual director, Roger P. Sugarman, is responsible to report matters discussed at our Compensation Committee meetings to State Auto Mutual’s Nominating and Governance Committee. This person is independent as defined by the Nasdaq Marketplace Rules.

The Nominating and Governance Committee is charged with several responsibilities, including: (1) selecting nominees for election as directors; (2) reviewing the performance of our Board and individual directors; and (3) annually reviewing and recommending to our Board changes to our Corporate Governance Guidelines and Director Ethical Principles. The members of the Nominating and Governance Committee are Chairperson David J. D’Antoni, David R. Meuse, S. Elaine Roberts, Richard K. Smith and Paul S. Williams. The Nominating and Governance Committee met four times in 2008. See also “Corporate Governance—Nomination of Directors” contained elsewhere in this Proxy Statement.

The Investment Committee oversees our investment functions and those of our insurance subsidiaries. The members of the Investment Committee are Chairperson David R. Meuse, Robert E. Baker, Thomas E. Markert, Robert P. Restrepo, Jr., Richard K. Smith, and Alexander B. Trevor. The Investment Committee met four times in 2008.

The standing Independent Committee principally serves to review related person transactions between or among us and our subsidiaries, on the one hand, and State Auto Mutual and its subsidiaries and affiliates, on the other. The Independent Committee also helps determine which entity, our Company or State Auto Mutual, is best suited to take advantage of transactional opportunities presented by a third party. The members of the standing Independent Committee are Chairperson S. Elaine Roberts, Robert E. Baker, Thomas E. Markert, Richard K. Smith and Alexander B. Trevor. The Independent Committee, which only meets as needed, met twice in 2008.

Compensation of Outside Directors and Outside Director Compensation Table

Non-employee directors, who we refer to as our “outside” directors, receive compensation for their services as members of our Board and of the Board Committees on which they serve. The charter for the Compensation Committee requires this Committee to annually review the compensation of outside directors and recommend any changes to our Board. In accordance with this requirement, the Compensation Committee reviewed director compensation at its November 2008 meeting with assistance from Towers Perrin, the compensation consultant utilized by the Compensation Committee. At the November meeting, Towers Perrin reviewed director compensation from the 2008 proxy statements for the NEO Peer Group (See “Compensation of Executive Officers—Compensation Discussion and Analysis”), other than the few peer companies that were acquired or merged recently. Towers Perrin concluded that, based on this data, the range for outside directors’ total annual compensation should be $100,000 to $110,000, which Towers Perrin recommended be split equally between an annual cash retainer and stock compensation. After reviewing the data and considering Towers Perrin’s comments, the Compensation Committee set outside directors’ total compensation for 2009 at $100,000 annually, split equally between an annual cash retainer and equity compensation. The Compensation Committee recognized that this amount approximated the average total compensation paid to the Company’s outside directors in 2008. The Compensation Committee was also mindful of the current market conditions and the recent downturn in the nation’s economy.

In 2008, our outside directors received the following compensation:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
David J. D’Antoni	68,000	42,084	110,084
Robert E. Baker	52,000	42,084	94,084
Thomas E. Markert	50,000	42,084	92,084
David R. Meuse	57,000	42,084	99,084
S. Elaine Roberts	57,000	42,084	99,084
Richard K. Smith	64,000	42,084	106,084
Alexander B. Trevor	52,000	42,084	94,084
Paul S. Williams	63,000	42,084	105,084

(1)

We account for our Outside Director Restricted Share Unit Plan (the “RSU Plan”) as a liability plan, and we apply Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment” (“SFAS 123R”), to the Restricted Share Units (“RSUs”) awarded under the RSU Plan. Each RSU is worth the equivalent of one Common Share. Each RSU is payable in cash or stock at the election of the outside director. In addition to the RSUs granted immediately following each annual meeting of shareholders, the RSU Plan also contemplates that each director receives additional RSUs that are the equivalent of dividend reinvestment on Common Shares. The total dollar amount shown in the Stock Awards column represents the cash value of the total number of RSUs awarded in 2008, valued at $30.06 per RSU ($30.06 was the closing price of Common Shares as of the last business day of 2008).

Our outside directors receive two types of compensation—cash and RSUs. In 2008, our outside directors received an annual cash retainer of $32,000. In addition, outside directors received a fee of $1,000 for each Board meeting (regular or special) and Committee meeting attended in person or telephonically. Each Committee chairperson also received an additional $5,000 annual retainer (up to a maximum of $5,000 for all Committees chaired), other than the Audit Committee chairperson, who received an additional retainer of $10,000. Our Lead Director, Mr. D’Antoni, was also paid a supplemental retainer equal to $10,000 annually. Mr. D’Antoni waived his 2008 retainer for serving as chairperson of the Nominating and Governance Committee. Outside directors were also reimbursed for travel expenses incurred in attending Board and Committee meetings.

Outside directors may defer all or a portion of the cash fees under our deferred compensation plan for directors. For 2008, one director, Mr. D’Antoni, elected to defer payment of some or all of his meeting fees and retainers. The amounts of cash compensation earned by each director in 2008, whether or not deferred, are included in the amounts shown in the first column of the table set forth above.

For 2009, the Committee changed the Board’s cash compensation to an annual retainer of $50,000 with no meeting fees, except when extraordinary situations warrant special committees or a large number of meetings. The annual retainers for our Lead Director and the chairpersons of the Audit Committee and the Compensation Committee were increased to $20,000, $15,000 and $10,000, respectively.

Outside directors also receive RSUs pursuant to the RSU Plan. An RSU is a unit representing one Common Share. The value of each RSU, on any particular day, is equal to the last reported sale price of a Common Share on the Nasdaq Stock Market on the most recent previous trading day. Under the RSU Plan, promptly following the May 7, 2008 annual meeting of our shareholders, each outside director was granted 1,400 RSUs. In addition, whenever a dividend is made with respect to the Common Shares, participants receive, with respect to each RSU held in the account of the participant on the dividend record date, additional RSUs in an amount equal to the value of the dividend. Our Compensation Committee, which functions as the administrative committee of the RSU Plan, has the authority to decrease or increase the annual award of RSUs to outside directors to a minimum of 500 and a maximum of 5,000 without further shareholder approval. Under the RSU Plan, outside directors must, in general, hold their RSUs until they conclude their Board service, after which time these RSUs are settled in cash or Common Shares, as elected by the outside director, with payments made in a single lump sum or annual installments over a five- or ten-year period, as selected by the outside director. An outside director elected or appointed other than in connection with an annual meeting of our shareholders shall be granted a pro rata amount of RSUs based upon the number of anticipated days to the next annual meeting of shareholders.

The following table sets forth the aggregate number of RSUs owned by each of our current outside directors as of March 13, 2009. The table also sets forth the aggregate number of stock options owned by current outside directors as of March 13, 2009. These outstanding options were awarded to our directors under prior director stock option plans, which were replaced by the RSU Plan in 2005. No stock options have been granted to any outside directors since 2004.

Name	Number of Stock Options	Number of Restricted Share Units
David J. D’Antoni	12,400	5,822.983
Robert E. Baker	0	2,873.427
Thomas E. Markert	0	2,873.427
David R. Meuse	0	4,341.221
S. Elaine Roberts	7,400	5,822.983
Richard K. Smith	10,400	5,822.983
Alexander B. Trevor	0	4,341.221
Paul S. Williams	4,200	5,822.983

For 2009, the Committee decided that RSUs would comprise one half, or $50,000, of the outside directors’ total compensation. To determine the number of RSUs granted, the value of one RSU will equal a Common Share’s average daily price for the prior calendar year.

Outside directors receive no other forms of compensation other than as described in this section “Compensation of Outside Directors.”

CORPORATE GOVERNANCE

Director Independence

The Nominating and Governance Committee has affirmatively determined that eight of our nine directors, namely Robert E. Baker, David J. D’Antoni, Thomas E. Markert, David R. Meuse, S. Elaine Roberts, Richard K. Smith, Alexander B. Trevor and Paul S. Williams, are “independent” as defined by the Nasdaq Marketplace Rules. The Nominating and Governance Committee made this determination based upon information included in director questionnaires provided by each of the incumbent directors and a report by the Company’s General Counsel.

Our Corporate Governance Guidelines, which are posted at http://www.stateauto.com/corp.gov/index, expressly provide that four of the five standing committees are to be comprised solely of independent directors. Our Board’s Audit, Compensation, standing Independent, and Nominating and Governance Committees meet this standard. Our Board of Directors has concluded that the Investment Committee does not need to be comprised solely of independent directors as members. Robert P. Restrepo, Jr., who is our employee and thus does not qualify as an independent director under the Nasdaq Marketplace Rules, is a member of the Investment Committee.

Communications with the Board

As further described in our Corporate Governance Guidelines, we provide a process by which security holders may send communications to our Board. Any security holder who desires to communicate with one or more of our directors may send such communication to any or all directors through our Corporate Secretary, by e-mail to corporatesecretary@stateauto.com or in writing to the Corporate Secretary at our principal executive offices, 518 East Broad Street, Columbus, Ohio 43215. Security holders should designate whether such communication should be sent to a specific director or to all directors. The Corporate Secretary is responsible for forwarding such communication to the director or directors so designated by the security holder.

Director Attendance at Annual Meeting of Shareholders

Our Corporate Governance Guidelines provide that directors are expected to attend our annual meetings of shareholders. All of our directors who were directors last year attended last year’s annual meeting of shareholders.

Executive Sessions of Independent Directors; Lead Director

Our Board meets in executive session, without management present, prior to each regular quarterly Board meeting. Consistent with our Corporate Governance Guidelines and the Nasdaq Marketplace Rules, during 2008 there were four executive sessions with only independent directors present. In addition, following each regular quarterly Board meeting, our Board meets in executive session with the SAM board of directors, without management present. Our Corporate Governance Guidelines provide that the Lead Director acts as the presiding director at these executive sessions.

In May 2008, Mr. D’Antoni was re-elected by our Board as the Lead Director. The Lead Director’s responsibilities include, among other things, leading the executive session of our independent and non-management directors, being a principal point of contact with our Chairman and CEO, working with the Chairman to develop a regular board meeting schedule and an agenda for each meeting, securing input from other directors on agenda items, ensuring the adequate flow of information from management to our Board and delivering the CEO’s performance evaluation on behalf of the Compensation Committee of our Board.

Nomination of Directors

The Nominating and Governance Committee sets the minimum qualifications for persons it will consider to recommend for nomination for election or re-election (election and re-election are hereafter collectively referred to as “election”) as a director of the Company. These minimum qualifications are described in the Nominating and Governance Committee’s charter, which is posted on our website as set forth in this section. The following matters will be considered in the Nominating and Governance Committee’s determination of persons to recommend for nomination as directors of the Company: (i) status as independent based on the then-current Nasdaq rules; (ii) business or professional skill and experience; (iii) temperament; (iv) integrity; (v) educational background; and (vi) judgment. The objective of the Nominating and Governance Committee in this regard is to nominate for election as directors persons who share our values and possess the following minimum qualifications: high personal and professional integrity; the ability to exercise sound business judgment; an inquiring mind; professional demeanor; and the time available to devote to Board activities and the willingness to do so. The Nominating and Governance Committee will consider these criteria in the context of an assessment of the perceived needs of our Board as a whole and will seek to achieve diversity of occupational and personal backgrounds. Ultimately, the Nominating and Governance Committee’s intention is to select nominees for election to our Board who the Nominating and Governance Committee believes will be effective, in conjunction with the other members of our Board, in collectively serving the long-term interests of the shareholders. In the context of recommending an incumbent director to be re-nominated for election to our Board, the Nominating and Governance Committee will focus its assessment on the contributions of such person during his or her Board tenure and such person’s independence at that time.

In addition to incumbent directors who will be evaluated for re-nomination as described above, the Nominating and Governance Committee may maintain a list of other potential candidates whom the Nominating and Governance Committee may evaluate pursuant to the criteria set forth above for consideration as Board members. By following the procedures set forth below, shareholders may recommend potential candidates to be included on this list. As a matter of policy, the Nominating and Governance Committee will consider and evaluate such candidates recommended by shareholders in the same manner as all other candidates for nomination to our Board who are not incumbent directors.

The charter of the Nominating and Governance Committee details the process by which our Board of Directors fills vacancies on the Board. The Nominating and Governance Committee’s charter provides that, in the absence of extraordinary circumstances, when a director vacancy arises for any reason, the Nominating and Governance Committee will first look to the list of names of potential nominees, as described above, and make a preliminary evaluation of such person(s) based on the criteria set forth above. If there are no names on the list or if all of the names on this list are eliminated following such evaluation process, the Nominating and Governance Committee may solicit other potential nominees’ names from our other directors, directors of our parent, the Chairman or other persons who the Nominating and Governance Committee reasonably believes would have the opportunity to possess first hand knowledge of a suitable candidate based on the criteria described above. The Nominating and Governance Committee may also hire a director search firm to identify potential candidates. Once the Nominating and Governance Committee has preliminarily concluded that a person(s) may meet the criteria described above, the Nominating and Governance Committee will, at a minimum, obtain from such person(s) a completed Prospective Director Questionnaire which shall solicit information regarding the person’s business experience, educational background, personal information and information relating to the person’s business, personal or family relationships with the Company and other directors, among other matters. Following a review of such completed Prospective Director Questionnaire by the Nominating and Governance Committee and the Chairman and counsel for the Company, the Nominating and Governance Committee will conduct at least one interview with a person(s) whose candidacy it desires to pursue. Based on all information secured from the prospective nominee, including a background check and a criminal record check, the Nominating and Governance Committee will meet and decide whether or not to recommend such person(s) for nomination for election as a director of the Company. Any decision by the Nominating and Governance Committee in this regard will reflect its judgment of the ability of the person(s) to fulfill the objectives outlined above.

We have adopted procedures by which shareholders may recommend individuals for membership to our Board. As described in its charter, it is the policy of the Nominating and Governance Committee to consider and evaluate candidates recommended by shareholders for membership on our Board in the same manner as all other candidates for nomination to our Board who are not incumbent directors. If a shareholder desires to recommend an individual for Board membership, then that shareholder must provide a written notice to the Corporate Secretary of the Company at 518 East Broad Street, Columbus, Ohio 43215 (the “Recommendation Notice”). For a recommendation to be considered by the Nominating and Governance Committee, the Recommendation Notice must contain, at a minimum, the following: (i) the name and address, as they appear on our books, and telephone number of the shareholder making the recommendation, including information on the number of shares owned; (ii) if such person is not a shareholder of record or if such shares are owned by an entity, reasonable evidence of such person’s ownership of such shares or such person’s authority to act on behalf of such entity; (iii) the full legal name, address and telephone number of the individual being recommended, together with a reasonably detailed description of the background, experience and qualifications of that individual; (iv) a written acknowledgement by the individual being recommended that he or she has consented to that recommendation and consents to our undertaking of an investigation into that individual’s background, experience and qualifications in the event that the Nominating and Governance Committee desires to do so; (v) the disclosure of any relationship of the individual being recommended with our Company or any of our subsidiaries or affiliates, whether direct or indirect; and (vi) if known to the shareholder, any material interest of such shareholder or individual being recommended in any proposals or other business to be presented at our next annual meeting of shareholders (or a statement to the effect that no material interest is known to such shareholder).

As of March  28, 2009, we had not received any such recommendations from shareholders for nominees for our Board.

Oversight of Enterprise Risk Management

The charter of the Nominating and Governance Committee was amended in 2008 to provide that such Committee is responsible for oversight of enterprise risk management (“ERM”) for the Company and is to meet regularly with the Company’s director of ERM. The Nominating and Governance Committee also will communicate with the Board and its other committees on ERM matters as necessary or appropriate.

Other Governance Issues of Interest

Our Corporate Governance Guidelines (“Guidelines”) reflect our Board of Directors’ sensitivity to governance issues.

Our Guidelines require that directors who are elected by the Board to fill vacancies in our Board must stand for election by the shareholders at the next annual shareholders meeting. Specifically, Guideline #7 states:

“From time to time, the Board of Directors may elect qualified individuals to become Board members by filling vacancies that may arise. In such case, the Company’s shareholders shall be given the opportunity to newly elect that director at the next annual meeting of shareholders.”

Guideline #5 expresses our Board’s policy with respect to changes in the size of our Board, stating:

“An increase or decrease in the size of the Board would be largely dependent upon a material increase in the complexity of the Company’s business or material changes in the workload for independent directors.”

Our Guidelines also address the issue of service on other boards. Guideline #23 provides, in part, that a director should not serve on the audit committee of more than three public company boards, and a rebuttable presumption is created that a director of our Company serving on more than a total of four public company boards is not in the interest of our shareholders.

On the issue of supermajority voting requirements, our Code of Regulations and Articles of Incorporation do not require supermajority voting to approve mergers or business combinations. Furthermore, except under limited circumstances, only the shareholders can approve amendments to our Code of Regulations. This governance rule reflects Ohio law and is documented in Guideline #35 of our Guidelines.

Guideline #8 provides for annual performance evaluations of individual directors. The Nominating and Governance Committee has engaged in this process every year since 2006.

Our Guidelines encourage directors to periodically attend educational programs related to their service on the Board. We sponsored a continuing education program for our directors in October 2008 that was certified by RiskMetrics, formerly known as ISS. All of our incumbent outside directors, other than Mr. Smith, attended that program. Additionally, Ernst & Young LLP, the Company’s independent registered public accounting firm, conducted an education program for our Audit Committee in November 2008. Messrs. Smith, Markert, Meuse and Williams attended this program, as did several members of management. We plan to host another director continuing education program in 2009.

All of our stock option plans prohibit the repricing of stock options after their grant date except with the prior approval of our shareholders.

Our Guidelines also include a majority voting policy. See “Proposal One: Election of Directors—Majority Voting Policy for Incumbent Directors” for a discussion of this policy.

Availability of Corporate Governance Documents

The following documents are available on our website at www.stateauto.com under “Corporate Governance”:

•	The charters for our Audit Committee, Compensation Committee, Nominating and Governance Committee, Investment Committee and standing Independent Committee;

•	Our Corporate Governance Guidelines, including Director Ethical Principles;

•	Our Employee Code of Business Conduct; and

•	Our Code of Ethics for Senior Financial Officers.

COMPENSATION OF EXECUTIVE OFFICERS

An understanding of the structure of our Company and our relationship with State Auto Mutual is relevant to a discussion of our executive compensation program. The Named Executive Officers listed in the Summary Compensation Table (“the NEOs”) provide services to our Company, State Auto Mutual, and the other members of the State Auto Group(1) as employees of State Auto P&C. These services are provided under the terms of various management agreements with State Auto P&C, with most of the services provided under the 2005 Management Agreement. The compensation expenses associated with these employment services are, in general, allocated 80% to the Company and its subsidiaries and 20% to State Auto Mutual and certain of its subsidiaries and affiliates under the terms of the 2008 Pooling Arrangement. The NEOs are also officers of State Auto Mutual. It is for these reasons that the Nominating and Governance Committee of State Auto Mutual is involved in the performance evaluation process of our CEO. In addition, beginning in March 2008, a director of State Auto Mutual who is a member of State Auto Mutual’s Nominating and Governance Committee began attending the meetings of our Compensation Committee as a non-voting member. See also “Board of Directors and Board Committees—Board Committees and Committee Meetings.” See “Related Person Transactions—Transactions Involving State Auto Mutual” on page 67 for a discussion of our 2005 Management Agreement and our Pooling Arrangement.

Compensation Discussion and Analysis

The purpose of this Compensation Discussion and Analysis section is to discuss and explain the objectives and implementation of our executive compensation program with regard to our NEOs.

Objectives of the Executive Compensation Program

The primary goal of our executive compensation program is to provide a direct link between individual compensation awards and the successful long-term achievement of the following objectives of the State Auto Group:

•	Consistent underwriting profits targeted at combined ratios in the 94% – 99% range

•

Rational premium growth that matches or exceeds the premium growth rates of designated peer property and casualty insurance companies, as well as the property and casualty insurance industry as a whole

•	Capital and risk management that targets a 10% – 15% return on equity

•	Investment performance that protects our strong capital position and builds long-term shareholder value

To better establish the direct link between individual compensation awards and the attainment of corporate objectives, we redesigned our executive compensation program at the beginning of 2007 and continued to refine it in 2008. Prior to 2007, our executive compensation program applied to approximately 20 of our executive level employees. Since 2007, the program has covered approximately 200 of our employees who are executives, managers and other key employees selected by management and approved by the Compensation Committee (the “Leadership Team”). We believe members of the Leadership Team are in a position to make significant contributions to the overall success of the State Auto Group and should receive commensurate compensation. Our current short-term incentive component, the Leadership Bonus Plan (“LBP”), is designed to reward all Leadership Team members for the attainment of annual corporate and business unit goals and to reward Leadership Team members, other than NEOs, for the attainment of individual annual goals. NEOs may also receive discretionary, short-term cash incentive awards based upon their attainment of personal performance

(1)	See page 69 of this Proxy Statement for the list of companies included in the State Auto Group.

goals, but such awards are separate from the LBP in order to preserve corporate tax benefits. Our current long-term incentive component provides for both equity awards and cash-based performance award units.

Our executive compensation program is intended to achieve the following goals:

•	Align annual and long-term compensation with our strategic and operational goals

•	Provide upside and downside risks to total compensation based on Company and individual performance outcomes

•	Compare favorably with the total compensation of similarly-sized property and casualty insurance companies

•	Reinforce our people strategies around leadership development, staffing, retention, fairness and equity

Role of Compensation Committee

Our Compensation Committee (the “Committee”) is responsible for setting compensation policies applicable to our CEO and the other NEOs. The Committee determines our CEO’s base salary and incentive compensation and works with the Nominating and Governance Committee of State Auto Mutual to evaluate the CEO’s performance. The Committee approves salary and bonus arrangements for our Section 16 officers as defined by SEC rules, which includes the other NEOs. All awards of stock options and stock grants of the Company’s Common Shares, as well as performance award units (see “—Long-Term Equity and Cash Incentive Plans”), must be approved by the Committee. The Committee also reviews management’s recommendations regarding other aspects of the compensation and benefit programs we have in place for other State Auto employees and acts upon these recommendations if required by the terms of the relevant plan.

In fulfilling its duties and responsibilities, the Committee seeks regular input and recommendations from our Board of Directors, management, an executive compensation consultant and other resources. Among other things, management informs and assists the Committee in establishing and monitoring performance goals, and in refining the incentive compensation plans. In making compensation decisions related to both the form and the amount of compensation, the Committee has consistently relied upon competitive information obtained from a compensation consultant.

The Committee utilizes the services of Towers Perrin as its compensation consultant, and has done so for the last seven years. Towers Perrin annually collects and analyzes proxy statement data for the compensation packages offered NEOs at property and casualty insurance companies included in the NEO Peer Group described below. Towers Perrin also reviews and analyzes insurance and financial industry compensation surveys covering an extensive group of property and casualty insurance companies. This analysis provides the Committee with competitive compensation data for those executives designated as the Company’s Section 16 officers as defined by SEC rules. Based on the proxy data and industry surveys, Towers Perrin advises the Committee with respect to the effectiveness and competitiveness of our executive compensation program and of specific compensation packages offered to these executives. Towers Perrin also advises the Committee with regard to the competitiveness of compensation to our outside directors in comparison to compensation of outside directors of similarly situated public companies. From time to time, Towers Perrin will perform other compensation or benefit analysis at the request of our Company’s management. In 2008, Towers Perrin provided analysis with respect to revising the cost-sharing arrangement for the Company’s retiree medical coverage. The Committee chairperson monitors the monthly billings for any Towers Perrin or subsidiary services provided at management’s or the Board’s request.

Current Market Conditions

In response to the current economic climate, many of our peer companies re-examined their original plans for merit increases. In keeping with the competitive market trend, we engaged in a similar review and reduced original salary increases for certain senior executives, including all NEOs, by $5,000. Increases for other Leadership Team members were reduced by one percentage point to an average annual merit increase of 2.49%.

Sources of Data for Developing Competitive Executive Compensation

To accomplish our objectives, including retaining our executive talent, we believe that we must pay competitive compensation. To develop competitive compensation for our NEOs and other Section 16 officers, we consider data from two sources: 1) proxies of other publicly-held insurance companies comparable in size and type of business to STFC (the “NEO Peer Group”); and 2) published pay surveys of the insurance and financial services industry which cover both public and private/mutually-owned insurance companies.

Proxy statements from the NEO Peer Group report all rewards received by STFC’s public company competitors. The proxy statements provide pay information on the NEO Peer Group’s top five officers, allowing for direct pay comparisons with these competitors. The proxy statements also allow for pay and performance comparisons that help in understanding the expectations that determine incentive payouts at peer companies and in assessing the structure of STFC’s compensation program.

Published pay surveys complement the proxy statements for the NEO Peer Group by providing broader comparisons. While compensation data in the NEO Peer Group proxy statements relates to only public companies and their top five officers, pay surveys include publicly-traded, mutual and privately-held insurers, and also include positions below the top five officers. As a result, this broader look provides a more comprehensive assessment of competitive practices and pay levels for insurers of STFC’s size.

NEO Peer Group

With input from the compensation consultant and management, the Committee approves property and casualty insurance companies to be part of the NEO Peer Group based on their status as public companies and their size and business overlap with the State Auto Group. Public companies are selected because their NEO compensation and executive compensation programs are part of their SEC filings, which allow us, as well as our shareholders, to compare the competitiveness of our NEO compensation and executive compensation program with those of our public company competitors. In considering business overlap, companies are selected that have a significant portion of their business in personal and commercial automobile, homeowners, and commercial property and casualty insurance. In considering company size, the focus is on companies similar to the State Auto Group in terms of premium volume, total assets, market capitalization and number of employees. Some of these companies are substantially larger than the State Auto Group while others are smaller. The size of the median peer company, as shown on the chart below, is comparable to the State Auto Group. The members of the NEO Peer Group change periodically because of mergers, acquisitions, start-ups, spinoffs and similar transactions impacting such members.

The NEO Peer Group used with respect to 2008 compensation decisions was comprised of the following 23 companies: 21st Century Insurance Group, Alfa Corporation, American Financial Group, Inc., Argonaut Group, Inc., Bristol West Insurance Group, Cincinnati Financial Corporation, The Commerce Group, Inc., Erie Indemnity Company, Hanover Insurance Group, Harleysville Group, Inc., Horace Mann Educators Corporation, Infinity Property & Casualty Corporation, Mercury General Corporation, The Midland Company, Ohio Casualty Corporation, Old Republic International Corporation, Philadelphia Consolidated Holding Corp., Safety Insurance Group, Inc., Selective Insurance Group, Inc., United Fire & Casualty Company, Unitrin, Inc., White Mountains Insurance Group, and W. R. Berkley Corporation. A few of these companies recently were acquired by other entities, but the relevant pay data was collected from their last proxy statement before being acquired.

The following chart compares 2007 data (the most recent available data) for revenue, total assets, market capitalization and employee count of the median company within the NEO Peer Group to that of the State Auto Group:

	Median Peer Company	State Auto Group
Revenue	$1.51 billion	$1.50 billion
Total Assets	$4.83 billion	$3.28 billion
Market Capitalization	$1.52 billion	$1.07 billion
Employees	2,500	2,113

Published Pay Surveys

Towers Perrin reviews and analyzes insurance and financial industry compensation surveys covering executive officers at both public and private insurance and financial companies. The number of companies included in these published pay surveys is far more extensive than in the NEO Peer Group. The broad-based participation in the pay surveys means that the participants are too numerous to name and can change from year-to-year as companies decide to opt in or out of the surveys. The information in the published pay surveys allows us to assess the relative position of compensation paid to our Leadership Team. This information is also used, in combination with information for the NEO Peer Group, to provide a more complete and thorough assessment of competitive pay levels and practices with regard to our NEOs.

Elements of Executive Compensation

Our executive compensation program includes the following key elements:

•	Base salary

•	Short-term cash incentive plans

•	Long-term cash and equity incentive plans

•	Retirement and deferred compensation plans

•	Employee benefits

•	Executive perquisites

The executive compensation program is structured to offer a reasonable balance of cash and non-cash, as well as short-term and long-term, elements of compensation for members of the Leadership Team. Members of the Leadership Team, as compared to other employees, have a greater proportion of their total compensation at risk through incentive plans which are geared to corporate and individual performance. This is appropriate since members of the Leadership Team have greater responsibility and influence over the performance of our Company.

The Committee positions the target amount of total executive compensation at or close to the median compensation level of the NEO Peer Group and/or published pay surveys by placing the target amount of each of the individual components of total compensation—base salary, short-term cash incentives and long-term incentives—at or near the median levels of the market. While we target median compensation levels, we believe that superior performance warrants total compensation in excess of market medians. We intend to pay for performance, and we are willing to provide total compensation in the range of the 75th percentile (or higher) of the market when performance is exceptional. Conversely, we believe NEOs and other executive officers should receive substantially less than market median pay (i.e., in the bottom quartile) when performance is substantially below target or planned results.

The Committee used tally sheets to review total compensation and each of the elements of current compensation in conjunction with the NEOs’ annual competitive pay review in 2008. The tally sheets listed each individual component of compensation along with the amount earned in each category for 2006 and to date for 2007 and the target and maximum LBP bonus amounts for 2007. The tally sheets also summarize current benefit and perquisite values. Data from the tally sheets is provided to the Committee and is reviewed as pay decisions are made. In particular, the Committee considered the target and maximum pay levels as it determined the CEO’s discretionary bonus. The tally sheets provide a total perspective on the current value of NEO awards and highlight how potential changes in pay might influence other components of the compensation program.

The Committee’s determinations as to certain elements of compensation, such as base salaries, retirement benefits, employee benefits and executive perquisites, with respect to Mr. Restrepo and Mr. Blackburn are subject to the terms of their employment agreements. See “—Contractual Arrangements with Named Executive Officers—Robert P. Restrepo, Jr.” and “—Mark A. Blackburn.”

Base Salary

Each NEO receives a base salary intended to compensate the NEO for his or her skills, competencies, experience, level of responsibility and job performance relative to competitive pay data. Base salaries are typically reviewed annually for merit adjustments. Annual merit salary reviews include subjective assessment of an NEO’s performance and resulting contributions toward the State Auto Group’s success.

The base salary of our NEOs is intended to be approximately equivalent to the median base compensation paid, or 50th percentile, to NEOs performing similar responsibilities at other insurance companies. For our NEOs, median compensation is based on a blend of the proxy data from the NEO Peer Group data (information on the five most highly compensated officers) and the published pay survey data (information that can be matched to certain positions or responsibilities). The Committee believes that a competitive base salary is fundamental to attracting and retaining the talented executives needed to achieve both short- and long-term success for our Company.

When base salaries are determined, neither the Committee nor the CEO considers other elements of compensation available to NEOs, such as annual bonuses, option gains, and equity ownership. However, as executives become more highly compensated in our compensation structure, an increasing percentage of total compensation is performance-based. Salary increases impact both short-term and long-term incentive opportunities since the amounts of bonuses are based on percentages of base salary. Salary increases also affect the amount of retirement benefits because a key component of the defined benefit plan retirement formula is career average salary.

2008 Base Salaries of NEOs

The 2008 base salaries were established for the CEO and the other NEOs in March 2008.

The Committee and the State Auto Mutual Nominating and Governance Committee conducted a subjective assessment of Mr. Restrepo’s performance as CEO, the format of which included Mr. Restrepo’s annual performance objectives, the Company’s corporate values, and a rating scale. The format also allowed for commentary on these and other topics. Working from a summary of these reviews, the Committees evaluated Mr. Restrepo’s strengths and areas for improvement in the following categories—business skills, integrity/ethics, communication, strategic planning, leadership, regulatory interaction and board of director interaction—and applied a rating for each of these categories. The Committees also considered salary market data prepared by the compensation consultant. The Committees gave Mr. Restrepo a very favorable performance assessment as CEO and established his 2008 base salary at $710,000, a 5.2% merit increase from 2007.

Mr. Restrepo evaluated the performance of the other NEOs and presented to the Committee his assessment of their individual performances and recommendations for their 2008 salary adjustments. No salary adjustment was recommended for Mr. Fitch because his salary had been established only a few months earlier when he became a State Auto employee. The Committee also considered salary market data prepared by the compensation consultant. Based upon this information, the Committee established 2008 salaries for the other NEOs as follows: Mr. English—$310,000 (19.2% merit and market increase); Mr. Blackburn—$450,000 (5.9% merit increase); Mr. Fitch—$310,000; and Mr. Yano—$280,000 (12% merit and market increase).

2009 Base Salaries of NEOs

The 2009 base salaries were established for the CEO and the other NEOs in March 2009.

The Committee and the State Auto Mutual Nominating and Governance Committee conducted a subjective assessment of Mr. Restrepo’s performance as CEO. STFC and State Auto Mutual board members completed an assessment of Mr. Restrepo’s performance, the format of which included the Company’s leadership competencies, the Board’s specific performance categories for Mr. Restrepo, summary questions, the Company’s corporate values, and an overall performance rating. Working from a summary of these comments, the Committees evaluated Mr. Restrepo’s strengths and areas for improvement in the following categories—business skills, integrity/ethics, communication, strategic planning, leadership, regulatory interaction and board of director interaction, running the business, leadership/inspiring others, playing on the team, managing resources and making quality decisions—and applied a rating for each of these categories. The Committees also considered salary market data prepared by the compensation consultant. The Committees gave Mr. Restrepo a very favorable assessment as CEO and established his 2009 base salary at $730,000, a 2.8% merit increase from 2008.

Mr. Restrepo evaluated the performance of the other NEOs and presented to the Committee his assessment of their individual performances and recommendations for the 2009 salary adjustments. The Committee also considered salary market data prepared by the compensation consultant. Based upon this information, the Committee established 2009 salaries for the other NEOs as follows: Mr. English—$350,000 (12.9% merit increase); Mr. Blackburn—$465,000 (3.3% merit increase); Mr. Fitch—$320,000 (3.1% merit increase); and Mr. Yano—$300,000 (7.1% merit increase). All of these NEO salary increases reflect the $5,000 reductions discussed under “—Current Market Conditions.”

Short-Term Cash Incentive Plans

We have two short-term cash incentive plans available to our NEOs—the Quality Performance Bonus Plan (“QPB Plan”) and the Leadership Bonus Plan (“LBP”). The QPB Plan is a quarterly profit-sharing program which has been in place since 1991. All employees are eligible to participate in the QPB Plan after meeting a minimum service requirement. The LBP was introduced in 2007 as an annual cash incentive program for members of the Leadership Team, including the NEOs. For NEOs, the LBP provides for objective performance awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code. See “—Tax Deductibility of Compensation” discussed below. In addition, NEOs may receive separate, discretionary short-term cash incentive awards based upon their attainment of personal performance goals as determined by the Committee. These discretionary awards are not considered “performance-based compensation” under Section 162(m). All other members of the Leadership Team are eligible for both objective and discretionary individual performance awards under the LBP.

The QPB Plan and the LBP work together in that the amount of any QPB bonus award earned during the year by a member of the Leadership Team, other than the NEOs, is deducted at year end from any bonus award earned by that member under the LBP. In other words, any QPB bonus award earned by a member of the Leadership Team serves as an advance payment against his or her LBP bonus award. If a member’s QPB bonus award earned for the year exceeds his or her LBP bonus award, then such member will not receive any LBP bonus award. However, a member would not be required to reimburse us for the QPB overage. The foregoing also applies to the NEOs, except that the QPB bonus is deducted first from the NEO’s discretionary individual performance award, and any remaining QPB balance is deducted from the LBP bonus otherwise earned by the NEO. The offset is different for NEOs as a result of the tax treatment under Section 162(m).

Target bonuses under these two plans and the discretionary individual performance awards for NEOs are intended to provide members of the Leadership Team with sufficient opportunity to earn total cash compensation (salary and bonus) at the 50th percentile of the market, with maximum awards designed to provide total cash compensation at the market’s 75th percentile (or higher). If no bonus is received under the plans or as a discretionary individual performance award, total cash compensation to the NEOs is positioned in the bottom quartile of the market (less than the 25th percentile).

Quality Performance Bonus Plan—2008 Payouts

We implemented the QPB Plan to motivate employees to focus on the Company’s annual underwriting profit, a key performance measure associated with our operating success. In addition, the QPB Plan builds teamwork across all functions and all levels of State Auto because all individuals employed on the first work day of the quarter and actively employed on the QPB payment date, unless on written performance probation, are eligible to participate, and all employees are rewarded for the same Company performance standards.

The QPB Plan pays a quarterly bonus if the direct statutory combined ratio for all of our affiliated insurance companies is better than the quarter’s objective, which is set annually based on our underwriting performance goals and historical results. The direct combined ratio goal set for 2008 was the same as for 2007: an annual average of 96% based on quarterly results of 94% (Q1), 98% (Q2 and Q3) and 94% (Q4). The variation in the quarterly goals reflects how historical results have differed from one quarter to the next during the course of the year.

While the direct combined ratio determines whether a QPB bonus will be paid, the ratio does not determine the amount or the percentage of payout. Once the combined ratio goal is met, the amount of the QPB bonus is directly related to the State Auto Group’s direct loss ratio.

Bonuses under the QPB Plan are based entirely on the formula proposed by management and approved by the Committee. Discretion, individual performance and an employee’s business unit performance are not factors used in determining awards under the QPB Plan. Since it is purely formula driven, we believe the QPB Plan plays a material role in the underwriting, pricing discipline and expense management we consider critical in profitably underwriting our book of business. Every eligible employee, regardless of whether the employee has line or staff responsibilities, is paid the same percentage of their quarterly salary for the quarters in which a bonus is earned. This approach reinforces the importance of the team effort required across the State Auto Group for us to achieve our strategic goals. The quarterly payout feature of the QPB Plan ensures prompt feedback on our Company’s performance and profitability.

A QPB bonus was earned in the fourth quarter of 2008 because our results were better than the objective required under the QPB Plan. The charts below illustrate quarterly performance under the QPB Plan for 2008.

1. Combined Ratio Performance Hurdle: The QPB combined loss and expense ratio (the “QPB Combined Ratio”), as calculated for a given quarter, must be lower than the combined ratio performance hurdle shown below. The QPB Combined Ratio is on a direct basis and utilizes the given quarter’s direct loss and allocated loss adjustment expense ratio plus an expense ratio including unallocated loss adjustment expenses based upon the previous rolling four quarters:

	First Quarter 2008	Second Quarter 2008	Third Quarter 2008	Fourth Quarter 2008
Combined Ratio Performance Hurdle	94.00%	98.00%	98.00%	94.00%
QPB Combined Ratio	109.66%	115.09%	126.16%	84.38%

2. Calculation of QPB Plan Pool: If the combined ratio performance hurdle is achieved, then the difference between the combined ratio performance hurdle and the QPB Combined Ratio (as shown in table above) is multiplied by the direct earned premium for the given quarter representing the amount of underwriting profits for the quarter of which 15% is placed in a QPB Plan pool. These QPB funds are divided by the total eligible salaries to determine the QPB bonus as a percent of quarterly salary. Each eligible employee receives the same percentage of their quarterly salary.

	First Quarter 2008	Second Quarter 2008	Third Quarter 2008	Fourth Quarter 2008
QPB Payout as % of Participant’s Quarterly Base Salary	0%	0%	0%	16.54%

For the full year 2008, total QPB Plan payout (a simple average of quarterly payouts noted above) was 4.1% of eligible salaries. The total QPB Plan payout related to 2008 performance for the NEOs was as follows: $27,100 for Mr. Restrepo; $11,832 for Mr. English; $17,176 for Mr. Blackburn; $11,832 for Mr. Fitch; and $10,687 for Mr. Yano. These QPB Plan payouts are based entirely on the above formula without any board or management discretion involved in determining the payout.

Quality Performance Bonus Plan—2009 Goals

For 2009, the direct combined ratio goal has been set at an annual average of 96.5% based on quarterly results of 94% (Q1), 99% (Q2 and Q3) and 94% (Q4).

Leadership Bonus Plan—2008 Payouts

The LBP provides an annual cash incentive bonus opportunity for members of the Leadership Team. For the NEOs, a payout under the LBP is based solely on the achievement of quantitative corporate financial goals. There is no subjective component under the LBP for the NEOs, but they are eligible for a separate discretionary award determined by their attainment of personal performance goals. For the Leadership Team members other than the NEOs, a payout under the LBP is based upon the achievement of objective corporate financial and subjective individual performance goals. For 2008, Leadership Team members other than NEOs had 75% of their potential annual bonus under the LBP based on corporate and business unit results and 25% tied to an assessment of their individual performance relative to pre-established performance objectives. This approach balances corporate and individual results while maintaining strong ties to performance that help create value for shareholders and policyholders.

The following chart shows the threshold, target and maximum amounts of 2008 LBP payouts, both as a percentage of salary and as a dollar amount, for each of the NEOs based on the potential achievement of the Company’s objective performance criteria.

	LBP Threshold		LBP Target		LBP Maximum
Named Executive Officer	% of Salary	Dollar Amount	% of Salary	Dollar Amount	% of Salary	Dollar Amount
Robert P. Restrepo, Jr.	11.25	79,875	56.25	399,375	112.5	798,750
Steven E. English	9.00	63,900	45.00	139,500	90.0	279,000
Mark A. Blackburn	11.25	50,625	56.25	253,125	112.5	506,250
Clyde H. Fitch	11.25	34,875	56.25	174,375	112.5	348,750
James A. Yano	7.50	21,000	37.50	105,000	75.0	210,000

The following chart shows the 2008 threshold, target and maximum payouts, both as a percentage of salary and as a dollar amount, for each of the NEOs based on their potential attainment of their personal performance criteria.

Named Executive Officer	Discretionary Individual Performance Threshold		Discretionary Individual Performance Target		Discretionary Individual Performance Maximum
	% of Salary	Dollar Amount	% of Salary	Dollar Amount	% of Salary	Dollar Amount
Robert P. Restrepo, Jr.	1.875	13,313	18.75	133,125	37.5	266,250
Steven E. English	1.500	4,650	15.00	46,500	30.0	93,000
Mark A. Blackburn	1.875	8,438	18.75	84,375	37.5	168,750
Clyde H. Fitch	1.875	5,813	18.75	58,125	37.5	116,250
James A. Yano	1.250	3,500	12.50	35,000	25.0	70,000

As discussed above, the amount of any QPB bonus award earned by an NEO during the year is deducted at year end first from the NEO’s discretionary individual performance award for 2008, with any remaining QPB balance deducted from the LBP bonus otherwise earned for the year.

At the beginning of the year, the Committee establishes objective LBP financial performance measures, weights and performance ranges for that performance year. For 2008, the financial performance measures were combined ratio, surplus growth (less STFC stock value) and premium growth. The following chart shows the threshold, target and maximum payout percentages for 2008 for each of the LBP financial performance measures.

	Combined Ratio		Surplus Growth (Less STFC stock value)		Premium Growth
	Payout as (%) of Target	Results (%)	Payout as (%) of Target	Results (%)	Payout as (%) of Target	Results (%)
Threshold	10	103	10.95		50	0.0
Target	100	98	100	5.70	100	1.6
Maximum	200	92	200	10.00	200	5.0

Each of these three financial performance measures receives an equal weighting in determining the amount of any LBP payout to the NEOs. Any payout under these objective measures is intended to be determined entirely by formula with no assessment of individual performance. However, the Committee retains final discretion to approve the payment of awards based on factors determined by the Committee, except that only negative discretion can be applied to award values determined for those NEOs subject to Section 162(m) requirements.

These three measures were selected by the Committee because such measures are considered to be among the most important drivers of the Company’s success. Target performance is equal to the goal set forth in the 2008 business plan presented by management and approved by the Board of Directors following their review and discussion in March 2008. Threshold performance is the lowest level of performance meriting any form of financial reward. Maximum performance goals were assessed to be possible, indicative of superior performance, but extremely difficult to attain. The Company achieved the following financial results for 2008 relative to the three objective performance measures: combined ratio of 110.3% (after adjustment for reserve releases); surplus growth of (13.7)%; and premium growth of 3.32%. For each of the objective performance measures, the following chart shows the 2008 results, along with the percentage payout for that result, its weighting, and the payout as a percentage of the LBP target bonus for the NEOs:

Performance Measure	2008 Result (%)	% of Target Payout for Result	Weighting	Payout Value (% of Incentive Target)
Combined Ratio	110.3	0.33		0
Surplus Growth	(13.7)	0.33		0
Premium Growth	3.32	161.33		53

The NEOs are also eligible for a discretionary award based on the attainment of individual performance goals. The Committee, with input from the State Auto Mutual Board, establishes the individual performance objectives for the CEO. The CEO establishes or reviews the individual goals for the other NEOs.

For 2008, the Committee awarded Mr. Restrepo a discretionary individual performance award of $153,094 (before subtraction of QPB awards of $27,100), which amounted to 115% of target, for his 2008 performance. With this discretionary individual performance award, the Board rewarded Mr. Restrepo for, among other things, successfully driving operational effectiveness, implementing a profitable growth initiative, and identifying a significant acquisition opportunity, all of which we expect to contribute in a meaningful way to increasing shareholder value in the future. The Board also recognized Mr. Restrepo’s demonstrated leadership abilities, highly effective communication skills, and ongoing growth in the role of CEO.

Mr. Restrepo recommended, and the Board approved, discretionary individual performance awards for the other NEOs based primarily on the following accomplishments during 2008. Mr. Blackburn’s performance somewhat exceeded target, based on the effective rollout of new personal insurance and business insurance products and systems which contributed significantly to the Company’s premium growth in 2008. In addition, he successfully led the due diligence and integration of the Rockhill Insurance Group which was acquired by State Auto Mutual. Mr. English somewhat exceeded target performance by successfully concluding an analysis of our real estate holdings, enhancing financial reporting, extensively revising our procurement policies and restructuring his organization—all of which will enhance the Company’s financial controls, cost structure and efficiency. Mr. Fitch exceeded target performance producing excellent growth, designing a new field structure to improve profitability and accountability and implementing new performance metrics. The new field structure will both improve underwriting and sales performance and significantly reduce costs. Mr. Yano exceeded target performance by enhancing the Company’s legal and compliance risk management capability, significantly improving Board reporting and communications, and establishing a new government affairs unit. Messrs. English, Blackburn, Fitch and Yano received 139%, 159%, 191%, and 171%, respectively, of their target individual performance awards.

These discretionary individual performance awards will not be considered performance-based compensation under 162(m) of the Code. The calculations for the NEOs’ discretionary individual performance awards are separate and apart from the calculations of the LBP awards for the NEOs.

Awards in prior years or in other parts of our compensation program have not influenced the opportunities or payments made available to the NEOs under the LBP for 2008. We do not target a specific level for bonus as a percent of an executive’s total direct compensation. Instead we position the target amount of each of the individual components of total compensation—base salary, short-term cash incentives and long-term incentives—at or near the market median levels, resulting in the target amount of total compensation at or near the median compensation level. At the same time, our Committee is comfortable approving total compensation above market median when performance of our Company or our NEOs warrants such payment. Annual bonus payments do not increase payments under other programs, except for benefits under change of control agreements.

The following chart shows the total 2008 short-term bonuses received by each of the NEOs. To determine the total amount of the short-term incentive award received by each NEO, the first three columns are added together.

Named Executive Officer	LBP Award ($)	Discretionary Individual Performance Award ($)(1)	QPB Award ($)	Total Amount of Award ($)
Robert P. Restrepo, Jr.	214,331	125,994	27,100	367,425
Steven E. English	74,865	52,803	11,832	139,500
Mark A. Blackburn	135,844	116,980	17,176	270,000
Clyde H. Fitch	93,572	99,196	11,832	204,600
James A. Yano	56,350	49,163	10,687	116,200

(1)	From this number has been deducted the QPB awards (shown in column 3 above) previously received for 2008 corporate performance.

The total 2008 short-term bonuses received by each of the NEOs equate to the following percent of their potential target award payout under the Company’s short-term incentive plans (target = 100%): Mr. Restrepo, 69%; Mr. English, 75%; Mr. Blackburn, 80%; Mr. Fitch, 88%; Mr. Yano, 83%.

Leadership Bonus Plan—2009 Awards to NEOs

In March 2009, the Committee approved various matters with respect to potential 2009 bonus awards for members of our Leadership Team, including our NEOs, under our short-term incentive plans. Among other things, the Committee established the total 2009 target bonus awards for the NEOs, including the objective financial performance measures under the LBP for 2009 and separate discretionary awards for the attainment of personal performance goals as assessed by the Committee. Like 2008, the 2009 short-term incentive awards for NEOs are intended to provide them with sufficient opportunity to earn total cash compensation (salary and bonus) at the market’s 50th percentile, with maximum awards designed to provide total cash compensation at the 75th percentile of the market and threshold awards designed to provide total cash compensation in the market’s bottom quartile.

The Committee approved the use of combined ratio, GAAP return on equity, and premium growth as the objective financial performance measures under the LBP for 2009. These three measures were selected because the Committee believes that these measures are among the most important drivers of our Company’s future success. The Committee determined that each of these three performance measures would be weighted equally in determining the amount of any LBP payout to the NEOs. Finally, the Committee established the threshold, target and maximum payout percentages for 2009, including a range of payout levels between threshold and maximum. Target performance is based upon the goals approved by the Board of Directors following its review and discussion of the 2009 business plan presented by management. Threshold performance is the lowest level of performance meriting any form of financial reward. Maximum performance goals were assessed to be possible, indicative of superior performance, but extremely difficult to attain. Like 2008, the amount of any QPB bonus award earned by an NEO during 2009 will be deducted at year end first from the NEO’s discretionary individual performance bonus for 2009, with any remaining QPB balance deducted from the LBP bonus otherwise earned for 2009. The Committee established objective financial performance measures and ranges for the LBP for the 2009 performance year that were generally consistent with 2008 objective financial performance measures and ranges, as adjusted to reflect the performance goals set forth in the 2009 business plan. We believe that the disclosure of the specific combined ratio, GAAP return on equity, and premium growth performance measures and the range of awards with respect to the achievement of such measures is reflective of our 2009 business plan, and as such constitutes confidential information. We believe the disclosure of this information in this Compensation Discussion and Analysis would cause competitive harm to us. The Committee believes that the target performance goals are difficult but attainable. The Committee believes that the maximum performance goals are possible, indicative of superior performance, but extremely difficult to attain. In 2007 and 2008, the payout on the objective financial performance measures was 81% and 54%, respectively, of the target LBP amount, with target equal to 100%.

Long-Term Equity and Cash Incentive Plans

In 2008, we offered NEOs and other members of the Leadership Team two forms of long-term incentive opportunity—stock options and cash-based performance award units—as part of our executive compensation program. Stock options are awarded pursuant to the terms of our 2000 Equity Plan, which has been approved by our shareholders. The cash-based performance award units, or “PAUs,” are awarded pursuant to the terms of our Long-Term Incentive Plan, the material terms of which have been approved by our shareholders. Awards made under the 2000 Equity Plan and the Long-Term Incentive Plan are intended to qualify as “performance-based compensation” under Section 162(m) of the Code. See “—Tax Deductibility of Compensation” discussed below.

In developing awards under each of these long-term incentive plans, management and the Committee intend for the target value of long-term incentives to approximate market median levels. This value, in combination with our cash compensation levels at target results, produces total direct compensation approximately equal to the market’s 50th percentile. For 2008, our intent was to provide 50% of a Leadership Team member’s total long-term incentive opportunity in the form of stock options and 50% in the form of target performance award units payable in cash. Together, these two forms of long-term incentives reward for results over a multi-year period, balance the focus of our annual plans, enhance our retention of key executives, build stock ownership and strike a balance between cash and non-cash rewards as well as between rewards tied solely to stock price appreciation and those based on sustained long-term financial performance. Occasionally, the Company will make special grants of restricted stock to reward or retain key executives or to attract them to join the Company but did not make any in 2008 to the NEOs or other Leadership Team members.

Equity Compensation Plan—Stock Options

We believe stock options encourage the kinds of business behavior that drive stock price appreciation over the long-term. This is because options have no value to the optionee unless the stock price increases from the date of grant. From our perspective, this aligns the interests of our NEOs and the other optionees with those of shareholders. This alignment is strengthened by our employee stock purchase plan in which all employees are eligible to participate. In addition, options build stock ownership among our executives satisfying their stock ownership requirements, which are described in more detail on page 41. Finally, stock options are a significant part of the total direct compensation paid to executives at peer companies with which we compete for executive talent.

The timing for option grants is documented in the Compensation Committee’s charter, which states that options will be granted at the first regular Committee meeting of the year. This timing allows alignment and consistency with the Company’s overall performance emphasis by providing for a year-end Company and individual performance review and annual salary increase and option grants in March of each year. While the CEO makes recommendations to the Committee regarding option grants to our Leadership Team, the Committee retains the discretion to set the terms of any options granted, including the number of options granted to any optionee. We have not timed option grants to employees other than to recommend to the Committee that they be done at the first regular meeting of the year, with the exception that options are occasionally granted to new key employees as part of their employment package.

In 2008, the NEOs received options to purchase the following number of Common Shares: Mr. Restrepo—49,624 Common Shares; Mr. English—10,834 Common Shares; Mr. Blackburn—26,613 Common Shares; Mr. Fitch—10,834 Common Shares; and Mr. Yano—7,527 Common Shares. These option grants consisted of non-qualified stock options with a ten-year exercise period, a three-year graduated vesting schedule (i.e. one third vests each year for three years), and an exercise price of $25.81, which was equal to the closing market price of our Company’s Common Shares on the date of grant. The objective was to grant a number of stock options which have a total value under the Black-Scholes option pricing model equal to 50% of an individual’s total long-term incentive opportunity. In determining the number of stock options to be granted, the 30-day average STFC closing price was multiplied by 33.5% (the Black-Scholes factor determined by the Committee’s compensation consultant). Before using the 30-day average closing price, the Committee confirmed that various time frames up to one year in length produced a fairly similar STFC market value.

On March 5, 2009, the Committee approved option grants to the NEOs and other members of the Leadership Team. On that date, each of the NEOs received options to purchase the following number of Common Shares: Mr. Restrepo—52,088 Common Shares; Mr. English—12,025 Common Shares; Mr. Blackburn—27,035 Common Shares; Mr. Fitch—10,994 Common Shares; and Mr. Yano—7,929 Common Shares. These option grants consisted of non-qualified stock options with a ten-year exercise period, a three-year graduated vesting schedule (i.e. one third vests each year for three years), and an exercise price of $14.49, which was equal to the closing market price of our Company’s Common Shares on the date of grant. As in the past, the objective was to grant a number of stock options which have a value under the Black-Scholes option pricing model equal to 50% of an individual’s total long-term incentive opportunity. In determining the number of stock options to be granted, the 2008 average-daily STFC closing price was multiplied by 35.0% (the Black-Scholes factor determined by the Committee’s compensation consultant). Before using the 2008 average-daily closing price, the Committee sought the opinion of its compensation consultant, in light of the price swings experienced in 2008. The percentage of salary that is awarded as long-term incentive opportunity varies depending on the level of the optionee within the management structure, recognizing that managers at a higher level in our Company should be more accountable for the results produced for shareholders. Individual performance is not currently a factor in determining the number of options granted, nor is consideration given to the level of previous grants or their market performance to date.

Long-Term Incentive Plan—Performance Award Units

The second component of our long-term incentive program consists of PAUs granted under our Long-Term Incentive Plan. The members of the Leadership Team were eligible for grants of PAUs in 2008. While options focus exclusively on stock price appreciation, PAUs reward participants for sustained financial results that should produce stock price gains to our shareholders over the long-term. Moreover, PAUs balance the internal focus on our annual operating plan by rewarding for results on an external basis relative to those of other property and casualty insurers.

PAUs are awarded annually with performance measured and rewarded at the end of a three-year performance period. PAUs are ultimately paid in cash equal to the payout value based on the State Auto Group’s performance. Starting a new three-year performance period every year provides greater flexibility in determining participants, awards, measures of performance and ties to performance that may need to change based on market conditions.

Target PAUs equal 50% of a Leadership Team member’s total long-term incentive value based on the competitive data developed by the compensation consultant and State Auto’s philosophy of targeting median long-term incentives. The CEO recommends grants for the other NEOs, and those recommendations are reviewed and approved by the Committee. The Committee determines the grant for the CEO based, in part, on the information supplied by the consultant. The number of PAUs granted varies based on the competitive data and reflects the responsibilities of each NEO or Leadership Team member as well as their ability to impact State Auto’s long-term results. The target value for each PAU is $1.00. The final award value of each PAU can range from $0.00 to $2.00 depending on the Company’s results for the three-year period relative to those of a peer group of other property and casualty insurers. For 2008, this peer group for the Long Term Incentive Plan, or the “LTIP Peer Group,” consisted of the approximately 600 companies included in the A.M. Best Total U.S. P&C Agency Companies Composite (the “Composite”). This provided us with a much larger group of property and casualty insurance companies than last year’s peer group, meaning the composition of the current LTIP Peer Group will remain more stable over a longer time frame for which performance is measured under our Long-Term Incentive Plan.

Management proposed and the Committee approved three equally-weighted performance measures to determine PAUs earned for results for the three-year performance period beginning in 2008 and ending in 2010—statutory combined ratio for the State Auto Group, the State Auto Group direct written premium growth, and the State Auto Group surplus growth. These measures focus on our ability to appropriately price and underwrite business, control expenses, develop new products and services, invest in assets that best balance risks and rewards, and enter new markets. They also assess long-term profitability and the capital we need to underwrite future business. We believe sustained, high levels of performance in each of these areas should create value for our shareholders.

For the 2008-2010 performance period, the State Auto Group’s three-year average performance for each of these performance measures is compared against the average results of the LTIP Peer Group. A target award for each performance measure is based upon the State Auto Group’s performance in comparison with the results of the insurance company ranked as the “mean” in the Composite for such performance measure, with a maximum award based upon the State Auto Group performing at or above the 80th percentile of the peer group (i.e., performing among the top 20% of the insurance companies in the Composite) and with a threshold award based upon the State Auto Group performing at the 20th percentile of the peer group (i.e., performing better than the lowest 19% of the insurance companies in the Composite) for such performance measure. For example, if at the end of the 2008–2010 performance period there are 600 insurance companies in the Composite, and if such companies are ranked 1 – 600 (best to worst) in average statutory combined ratio, each NEO will receive a target award if the State Auto Group’s three-year average statutory combined ratio is between the 300/301st ranked insurance companies in the Composite for such performance measure, a maximum award if the State Auto Group’s three-year average statutory combined ratio equals or exceeds the 120th ranked insurance company for such performance measure, and a threshold award if the State Auto Group’s three-year statutory combined ratio equals the 480th ranked insurance company for such performance measure. The same comparison is performed with respect to total premium growth and surplus growth, with the results equally weighted to determine the total PAU value awarded to each NEO.

The peer-comparison approach utilized by the PAU component of the Long Term Incentive Plan increases the Plan’s objectivity by reducing the subjectivity of setting goals for a three-year period, which can be difficult. It also supports the aim of providing Leadership Team members with high levels of pay for relatively high levels of performance or low levels of pay for results that are low versus peers. Payouts under this Plan are intended to be determined entirely by formula with no assessment of individual performance. However, the Committee retains final discretion to approve the payment of awards based on factors determined by the Committee, except that only negative discretion can be applied to award values determined for those NEOs subject to Section 162(m) requirements.

Management recommended and the Committee approved the following pay and performance linkages for the NEOs’ awards for the 2008-2010 period.

Named Executive Officer	2008 Target Units(#)	Target Award Value($)*	Threshold Award Value($)*	Maximum Award Value($)*
Robert P. Restrepo Jr.	461,500	461,500	184,600	923,000
Steven E. English	100,750	100,750	40,300	201,500
Mark A. Blackburn	247,500	247,500	99,000	495,000
Clyde H. Fitch	100,750	100,750	40,300	201,500
James A. Yano	70,000	70,000	28,000	140,000

*	Units have a target value equal to $1.00, a threshold value of $0.40 and a maximum value of $2.00.

The first year we began awarding PAUs was 2007, which awards are payable after the completion of the three-year performance period ending December 31, 2009. Accordingly, no PAUs were paid in 2008.

For 2009, management proposed and the Committee approved three equally-weighted performance measures to determine PAUs earned for results for the three-year performance period beginning in 2009 and ending in 2011—statutory combined ratio for the State Auto Group, the State Auto Group direct written premium growth, and the State Auto Group surplus growth. These measures focus on our ability to appropriately price and underwrite business, control expenses, develop new products and services, invest in assets that best balance risks and rewards, and enter new markets. They also assess long-term profitability and the capital we need to underwrite future business. We believe sustained, high levels of performance in each of these areas should create value for our shareholders.

For the 2009-2011 performance period, the State Auto Group’s three-year average performance for each of these performance measures will be compared against the average results of the LTIP Peer Group. A target award for each performance measure is based upon the State Auto Group’s performance in comparison with the results of the insurance company ranked as the “mean” in the Composite for such performance measure, with a maximum award based upon the State Auto Group performing at or above the 80th percentile of the peer group (i.e., performing among the top 20% of the insurance companies in the Composite) and with a threshold award based upon the State Auto Group performing at the 20th percentile of the peer group (i.e., performing better than the lowest 19% of the insurance companies in the Composite) for such performance measure. The results for each of the three performance measures are equally weighted to determine the total PAU component awarded to each NEO.

Payouts under this Plan are intended to be determined entirely by formula with no assessment of individual performance. However, the Committee retains final discretion to approve the payment of awards based on factors determined by the Committee, except that only negative discretion can be applied to award values determined for those NEOs subject to Section 162(m) requirements.

Management recommended and the Committee approved the following pay and performance linkages for the NEOs’ awards for the 2009-2011 period.

Named Executive Officer	2009 Target Units(#)	Target Award Value($)*	Threshold Award Value($)*	Maximum Award Value($)*
Robert P. Restrepo Jr.	492,750	492,750	197,100	985,500
Steven E. English	113,750	113,750	45,500	227,500
Mark A. Blackburn	255,750	255,750	102,300	511,500
Clyde H. Fitch	104,000	104,000	41,600	208,000
James A. Yano	75,000	75,000	30,000	150,000

*	Units have a target value equal to $1.00, a threshold value of $0.40 and a maximum value of $2.00.

Restricted Stock Awards

No NEOs received restricted stock awards in 2008.

Retirement and Deferred Compensation Plans

Defined Benefit Plan/Retirement Plan

We maintain a defined benefit pension plan, referred to as our “Retirement Plan.” The Retirement Plan is intended to be a qualified plan under Section 401(a) of the Code and is subject to the minimum funding standards of Section 412 of the Code. All of our NEOs and other employees are eligible to participate in the Retirement Plan. Benefits payable under the Retirement Plan are funded entirely through Company contributions to a trust fund. The purpose of the Retirement Plan is to recognize career contributions and service of our employees, assist in the retention of employees and provide them income continuity into retirement. Only base salary, not incentive compensation, is taken into consideration in the calculation of benefits.

Supplemental Executive Retirement Plans

Tax laws place limits on the amount of income or wages that can be considered in calculating benefits under traditional defined benefit pension plans. With a supplemental executive retirement plan, it is possible for a highly compensated officer to achieve the same percentage of salary replacement as other employees upon retirement. Our Supplemental Executive Retirement Plan, referred to as “SERP,” is a non-qualified retirement plan. It is designed solely to offset the impact of regulatory limitations on retirement benefits available under the Retirement Plan. As a result, the SERP mirrors the Retirement Plan. The SERP provides a lump sum or deferred cash payments in actuarially determined amounts upon retirement for officers whose participation in the SERP is approved by the Board of Directors of State Auto Mutual. Like the Retirement Plan, the SERP considers only base salary dollars, not incentive compensation, in calculating the benefit due each participant. In 2008, the

Board approved participation in this SERP for Messrs. English, Fitch and Yano. Previously the Board had approved participation for Messrs. Restrepo and Blackburn. Also in 2008, the SERP was amended to automatically enroll an executive in the SERP when his or her annual base salary exceeds the limit that can be considered in calculating benefits under the Retirement Plan.

In addition to the standard SERP discussed above, we have entered into individual SERP agreements with Mr. Restrepo and Mr. Blackburn to offset the impact of the relatively shorter duration of employment available to them at our Company. We have a mandatory retirement age of 65 for certain officers. Mr. Restrepo is currently 58 and has been an employee for three years. Mr. Blackburn is 57 years old and has been an employee for nine years. The Retirement Plan and the standard SERP, discussed above, both use a career average plan formula for benefit determination. Under those plans, an employee’s period of service has a significant impact on the amount of retirement benefits they would be eligible to receive. As a result, our regular plans may inhibit our ability to attract mid-career executives who would not have the same opportunity to earn benefits comparable to other employees. For this reason, the Committee approved the individual SERP agreements for Messrs. Restrepo and Blackburn discussed under the caption “—Contractual Arrangements with Named Executive Officers.”

Defined Contribution Plan/401(k) Plan

We maintain a defined contribution plan intended to be a qualified plan under Sections 401(a) and 401(k) of the Code, commonly called a “401(k) Plan.” We refer to our 401(k) Plan as a Capital Accumulation Plan, or “CAP.” It is available on the same terms to all of our employees, including our NEOs. Each participant can elect to contribute from 1% to 50% of his or her base salary to the CAP. The deferred amount is contributed to the CAP trust fund and invested in accordance with the election of the participant from among investment funds established under the trust agreement. Investment options include Common Shares, but only up to 20% of new contributions and the total account balance.

Each participant’s contributions under CAP were matched by the Company in 2008 as follows: a participant’s share of the matching contribution equaled 100% of his or her salary reduction contributions up to 1% of compensation, plus 50% of his or her salary reduction contributions from 2% to 6% of compensation, subject to the annual maximum participant contribution of $15,500. This equates to a Company contribution in the CAP of 58 cents for each salary dollar contributed by an employee who contributed a full 6% of salary to CAP. While a participant is always vested in his or her own salary reduction contributions, the right of a participant to amounts credited to his or her account as matching contributions is subject to vesting as provided by the 401(k) Plan.

Non-Qualified Deferred Compensation Plan/Supplemental 401(k) Plan

Our Non-qualified Deferred Compensation Plan, which we refer to as our “Shadow Plan,” is a non-qualified, unfunded deferred compensation plan for eligible key employees. Eligible employees include those who are precluded by IRS regulations from contributing a full 6% of salary to the CAP or who choose to defer a portion of their salary beyond the amount matched by the CAP. Under the Shadow Plan, eligible employees who wish to participate enter into a salary reduction agreement to defer payment of an additional portion of the employee’s salary. The election form is executed annually in advance of the year in which such compensation would be earned.

The total amount of salary deferred under the CAP and the Shadow Plan cannot exceed in the aggregate 50% of salary. The Shadow Plan also allows up to 100% of short-term and long-term cash bonuses to be deferred, although bonuses remain ineligible for a Company match. Amounts deferred under the Shadow Plan, along with the Company match on any portion of salary deferral eligible for the match, are invested by State Auto P&C in a variety of mutual fund type investment options in accordance with the election of the participants. Each employee who is eligible to participate in the Shadow Plan is credited annually with his or her allocable share of Company matching contributions on the same basis that contributions are matched under the CAP, provided that no more than 6% of any employee’s base salary is subject to being matched in the aggregate under the CAP and the Shadow Plan.

Non-qualified plans allow highly compensated employees to be in the same place, relatively speaking, as other employees of the Company, in terms of their ability to maximize their retirement savings opportunities. Participants in these non-qualified plans become unsecured creditors and incur the credit risk associated with that status. Neither the Shadow Plan nor the CAP provides for above market or preferential earnings opportunities for any participant.

Executive Perquisites

We provide our executive officers certain minimal perquisites not tied to individual or Company performance. We believe these benefits are well below the typical practices of other insurers and companies of comparable size, are highly valued by recipients, have limited cost, and are part of a competitive reward program that aids in attracting and retaining the best executives.

We provide up to $500 annually for tax advice to an optionee in the year they exercise qualified stock options. This benefit is available to all optionees, not just NEOs. It provides these employees access to professional advice in dealing with the tax and financial consequences associated with exercising options. We also believe it helps optionees retain more of the shares associated with their award, building greater stock ownership among our employees. None of the NEOs used this perquisite in 2008.

We pay 75% of the premium on our officers’ whole life insurance policies if the officers elect to purchase such policy. The portion of the premium that we paid for NEOs is included in the total listed under “All Other Compensation” in the Summary Compensation Table. The face amount of these policies does not exceed $50,000 and provides a modest form of additional financial security to officers who choose the benefit.

We regularly sponsor incentive travel programs for our independent agents. The NEOs attend these programs in order to help us foster and improve our relationships with our independent agents, the only distribution force used by our Company. The cost of the NEO’s spouse or guest to attend these trips is also paid by us. The cost is determined by dividing the total cost of the agent incentive trip by the number of travelers. The cost of each NEO’s spouse or guest to attend the trip(s) as a host in 2008 is included in the total reflected in the “All Other Compensation” column in the Summary Compensation Table for any NEO whose spouse or guest acted as a host.

During 2008, we also had corporate memberships in three clubs in central Ohio, one of which was a golf club. The corporate memberships in these clubs were used for business entertainment and meetings. One of the memberships was canceled mid-year. Four persons were designated to use our corporate memberships, and we paid the dues for them. Among the designated users were Messrs. Restrepo, Blackburn and Yano. The dues we paid for these memberships are included in the “All Other Compensation” column of the Summary Compensation Table.

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code imposes a limit on the amount of compensation that we may deduct in any one year with respect to our NEOs unless certain specific criteria are satisfied. Performance-based compensation, as defined in the Internal Revenue Code, is fully deductible if the programs are approved by shareholders and meet other requirements. The material terms of the LBP, the 2000 Equity Plan and the Long-Term Incentive Plan have been approved by our shareholders as required by Section 162(m). Accordingly, compensation paid for the attainment of objective performance-based awards under the LBP, stock options awarded under the 2000 Equity Plan and compensation paid for the attainment of the PAUs under the Long-Term Incentive Plan is intended to be deductible for federal income tax purposes in accordance with Section 162(m). While we generally attempt to tax qualify our compensation programs, we also seek to maintain flexibility in compensating our executives. As a result, our Committee has not adopted a policy requiring all compensation to be deductible.

Stock Ownership Guidelines

We have adopted stock ownership guidelines (“Ownership Guidelines”) for our Section 16 officers and Company directors. These Ownership Guidelines reinforce one of the objectives of our executive reward program and the primary reason for awarding stock options—to build executive stock ownership. Each person subject to the Ownership Guidelines is required to acquire and maintain ownership of a designated number of Common Shares based on the person’s position with us (the “Ownership Target Amounts”).

The following Ownership Target Amounts applicable to Section 16 officers in the designated category will remain in place until changed by the Committee:

Chairman/CEO	100,000 Common Shares
Chief Operating Officer	50,000 Common Shares
Senior Vice President	30,000 Common Shares
Vice President	7,000 Common Shares

Executives are in compliance with the Ownership Guidelines if they meet the Ownership Target Amounts within five years of assuming the designated category of management or if they invest a minimum of 6% of their annual base salary in Company stock through a payroll deduction plan. All of our NEOs are within five years of assuming their designated category of management and/or are currently investing at least 6% of their annual base salary in our stock through payroll deduction. All Common Shares directly owned by officers count toward meeting their respective Ownership Target Amounts. In addition, for purposes of the Ownership Target Amounts we count as owned by officers one-third of their vested “in-the-money” stock options. The following chart shows the Ownership Target Amounts for the NEOs and the number of Common Shares currently owned by the NEOs as of March 13, 2009.

Named Executive Officer	Ownership Target Amount for Common Shares	Eligible Options Owned by NEO (1)	Common Shares Owned Directly by NEO	Total Common Share Ownership Toward Target
Robert P. Restrepo, Jr.	100,000	0	12,515	12,515
Steven E. English	7,000	778	3,090	3,868
Mark A. Blackburn	50,000	8,900	35,066	43,966
Clyde H. Fitch	30,000	0	7,118	7,118
James A. Yano	7,000	0	1,135	1,135

(1)

One-third of vested “in the money” stock options count toward the ownership level requirement. The stock options included in this table are one-third of those exercisable within 60 days of March 13, 2009 and “in the money” based on a price of $17.17, which represents a 30-day average closing price for the Company’s Common Shares during a recent time frame.

At the Committee’s November 6, 2008 annual review of the Ownership Guidelines and the attainment levels of the Company officers and directors, the Committee noted that the NEOs’ possession of inside information regarding potential acquisitions had precluded them from trading in Company stock during some recent trading windows. The Committee also noted that the recent downturn in the stock market had affected our Company’s share price, substantially reducing the number of vested “in the money” stock options. Given these considerations, the Committee expressed its satisfaction with the NEOs’ progress toward meeting the Ownership Guidelines. For the NEOs’ total beneficial ownership of Common Shares, including all options exercisable within 60 days of March 13, 2009, whether or not the options are “in the money,” see “Proposal One: Election of Directors—Background and Beneficial Ownership Information for Nominees and Continuing Directors” (for Mr. Restrepo’s beneficial ownership of Common Shares) and “Proposal One: Election of Directors—Beneficial Ownership Information for Named Executive Officers and Executive Group” (for other NEOs’ beneficial ownership of Common Shares.)

Our outside directors are also subject to the Ownership Guidelines. Outside directors are expected to own 5,000 Common Shares and/or Restricted Share Units under the Outside Director Restricted Share Unit Plan within five years of becoming a director. All the directors have either met the Ownership Guidelines or are on track to meet the guidelines within the five-year period.

We discourage our officers and directors from hedging the economic risk of their stock ownership positions in our Common Shares, but our Board has not adopted a written policy prohibiting hedging by officers or directors.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)		Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)		Total ($)
Robert P. Restrepo, Jr	2008	701,923	0		0		399,473	367,425	289,666	38,696	(4)	1,797,183
Chairman, President and	2007	673,558	0		0		271,311	497,391	403,922	683,810	(5)	2,529,992
Chief Executive	2006	521,539	550,000	(6)	335,370	(7)	446,100	143,022	87,900	190,256	(8)	2,274,187
Officer

Steven E. English	2008	298,462	0		0		87,214	139,500	27,539	82,294	(9)	635,009
Vice President and Chief	2007	258,077	0		0		69,679	134,225	14,945	91,858	(10)	568,784
Financial Officer	2006	172,615	0		0		92,169	56,984	13,766	85,237	(11)	420,771

Mark A. Blackburn	2008	444,231	0		0		214,235	270,000	440,554	39,764	(12)	1,408,784
Executive Vice President	2007	425,000	0		779,250	(13)	170,825	333,094	354,770	28,816	(14)	2,091,755
and Chief Operating	2006	296,730	0		0		292,600	101,513	63,347	14,633	(15)	768,823
Officer

Clyde H. Fitch(16)	2008	310,000	0		0		87,214	204,600	44,019	20,622	(17)	666,455
Senior Vice	2007	41,731	232,500	(18)	180,040	(19)	164,561	0	0	7,103	(20)	625,935
President	2006	N/A	N/A		N/A		N/A	N/A	N/A	N/A		N/A

James A. Yano(21)	2008	273,077	0		0		60,592	116,200	36,006	10,095	(22)	495,970
Vice President,	2007	182,692	0		0		66,991	125,938	22,782	6,336	(23)	404,739
Secretary and	2006	N/A	N/A		N/A		N/A	N/A	N/A	N/A		N/A
General Counsel

(1)

The dollar amounts shown in this column represent the total number of stock options granted to each NEO multiplied by the fair value of each stock option granted. The fair value of each stock option granted is estimated on the date of grant using the Black-Scholes closed-form pricing model in accordance with SFAS 123R. For a discussion of the relevant SFAS 123R valuation assumptions, see Note 12 to our Company’s Consolidated Financial Statements included in Item 8 of our Annual Report on Form 10-K for our fiscal year ended December 31, 2008. For 2008, the fair value of each stock option granted to the NEOs was $8.05. For 2007, the fair value of each stock option granted to the NEOs was $11.79, except for Mr. Fitch’s stock options, the fair value of which was $8.73. For 2006, the fair value of each stock option granted to the NEOs was as follows: Mr. Restrepo, $14.87; Messrs. English and Blackburn, $14.63.

(2)	For 2008 non-equity incentive plan compensation, the dollar amounts shown in this column reflect each NEO’s LBP award, discretionary individual performance award and QPB Plan award as follows:

	LBP Award ($)	Discretionary Individual Performance Award ($)	QPB Plan Award ($)	Total Non-Equity Incentive Plan Compensation Awards ($)
Robert P. Restrepo, Jr.	214,331	125,994	27,100	367,425
Steven E. English	74,865	52,803	11,832	139,500
Mark A. Blackburn	135,844	116,980	17,176	270,000
Clyde H. Fitch	93,572	99,196	11,832	204,600
James A. Yano	56,350	49,163	10,687	116,200

For 2007 non-equity incentive plan compensation, the dollar amounts shown in this column reflect each NEO’s LBP award, discretionary individual performance award and QPB Plan award as follows:

	LBP Award ($)	Discretionary Individual Performance Award ($)	QPB Plan Award ($)	Total Non-Equity Incentive Plan Compensation Awards ($)
Robert P. Restrepo, Jr.	307,547	129,510	60,334	497,391
Steven E. English	78,975	32,102	23,148	134,225
Mark A. Blackburn	193,641	101,404	38,049	333,094
Clyde H. Fitch	0	0	0	0
James A. Yano	108,079	0	17,859	125,938

For 2006 non-equity incentive plan compensation, the dollar amounts shown in this column reflect each NEO’s Executive Bonus Plan award (an individual annual cash incentive bonus arrangement which was replaced by the LBP in 2007), QPB Plan award and, for Mr. Restrepo, a contractual QPB Plan substitute award as follows:

	Executive Bonus Plan Award ($)	QPB Plan Award ($)	QPB Plan Substitute Award ($)	Total Non-Equity Incentive Plan Compensation Awards ($)
Robert P. Restrepo, Jr.	65,000	52,338	25,684	143,022
Steven E. English	18,500	38,484	—	56,984
Mark A. Blackburn	33,600	67,913	—	101,513

(3)

The dollar amounts shown in this column reflect the change in the pension values for each of our NEOs, including amounts accruing under our Retirement Plan and SERPs in which certain of our NEOs participate. None of our NEOs who participate in our non-qualified deferred compensation plan receive preferential or above market earnings.

(4)

(Restrepo) The dollar amount includes the following amounts and items: (i) Company-paid matches under our 401(k) and non-qualified deferred compensation plan of $24,567 (none of the amounts paid as matched contributions received preferential earnings or interest); (ii) spousal travel hosting on agent incentive trips of $5,039; (iii) dividends on restricted Common Shares of $6,300; and (iv) club membership dues (non-golfing) of $2,790.

(5)

(Restrepo) The dollar amount includes the following amounts and items: (i) Company-paid matches under our 401(k) and non-qualified deferred compensation plan of $23,574 (none of the amounts paid as matched contributions received preferential earnings or interest); (ii) spousal travel hosting on agent incentive trips of $7,410; (iii) reimbursement of relocation and travel-related expenses of $87,362; (iv) tax gross up payment on reimbursed relocation and travel-related expenses of $58,865; (v) dividends on restricted Common Shares of $5,250; (vi) club membership dues (non-golfing) of $1,350; and (vii) a one-time payment of $500,000 to facilitate, expedite and encourage Mr. Restrepo’s relocation to Columbus, Ohio.

(6)

(Restrepo) The dollar amount reflects the following amounts and items: (i) a signing bonus of $400,000 paid in connection with Mr. Restrepo’s acceptance of employment; and (ii) a guaranteed bonus of $150,000 paid for Mr. Restrepo’s first year of employment as provided by his employment agreement.

(7)

(Restrepo) The dollar amount represents 10,500 restricted Common Shares granted to Mr. Restrepo on March 2, 2006, in conjunction with the execution of his employment agreement, multiplied by the closing price of the Common Shares on that day ($31.94). All of these restricted Common Shares vested on March 2, 2009.

(8)

(Restrepo) The dollar amount includes the following amounts and items: (i) Company-paid matches under our 401(k) and non-qualified deferred compensation plans of $16,961 (none of the amounts paid as matched contributions received preferential earnings or interest); (ii) spousal travel hosting on agent incentive trips of $5,459; (iii) reimbursement of relocation expenses of $104,651; (iv) tax gross up payment on reimbursed relocation expenses of $59,195; and (v) dividends on restricted Common Shares of $3,990.

(9)

(English) The dollar amount includes the following amounts and items: (i) a payment of $70,000 (the fifth of five installments) under Mr. English’s retention agreement; (ii) Company-paid match under our 401(k) plan of $8,050 (none of the amounts paid as matched contributions received preferential earnings or interest); and (iii) spousal travel hosting on agent incentive trip of $4,244. For a further description of this retention agreement, see “—Contractual Arrangements with Named Executive Officers—Steven E. English.”

(10)

(English) The dollar amount includes the following amounts and items: (i) a payment of $70,000 (the fourth of five installments) under Mr. English’s retention agreement; (ii) Company-paid match under our 401(k) plan of $7,875 (none of the amounts paid as matched contributions received preferential earnings or interest); (iii) reimbursement of relocation expenses of $6,306; (iv) tax gross up payment on reimbursed relocation expenses of $2,041; and (v) spousal travel hosting on agent incentive trip of $5,636. For a further description of this retention agreement, see “—Contractual Arrangements with Named Executive Officers—Steven E. English.”

(11)

(English) The dollar amount includes the following amounts and items: (i) a payment of $70,000 (the third of five installments) under Mr. English’s retention agreement; (ii) Company-paid match under our 401(k) plan of $6,042 (none of the amounts paid as matched contributions received preferential earnings or interest); (iii) reimbursement of relocation expenses of $5,554; and (iv) tax gross up payment on reimbursed relocation expenses of $3,641.

(12)

(Blackburn) The dollar amount includes the following amounts and items: (i) Company-paid matches under our 401(k) and non-qualified deferred compensation plan of $15,548 (none of the amounts paid as matched contributions received preferential earnings or interest); (ii) Company-paid whole life insurance policy premiums of $906; (iii) spousal travel hosting on agent incentive trips of $5,177; (iv) dividends on restricted Common Shares of $15,000; (v) club membership dues (non-golfing) of $307; and (vi) club membership (golfing) of $2,826.

(13)

(Blackburn) The dollar amount represents 25,000 restricted Common Shares granted to Mr. Blackburn on October 4, 2007, in conjunction with the execution of his employment agreement, multiplied by the closing price of the Common Shares on that day ($31.17). These restricted Common Shares are subject to a risk of forfeiture if, prior to October 4, 2010, Mr. Blackburn’s employment is terminated for a reason other than without cause or as a result of his death or disability or a change in control of our Company or State Auto Mutual.

(14)

(Blackburn) The dollar amount includes the following amounts and items: (i) Company-paid matches under our 401(k) and non-qualified deferred compensation plan of $14,875 (none of the amounts paid as matched contributions received preferential earnings or interest); (ii) Company-paid whole life insurance policy premiums of $906; (iii) spousal travel hosting on agent incentive trips of $7,410; (iv) dividends on restricted Common Shares of $3,750; and (v) club membership dues (non-golfing) of $1,875.

(15)

(Blackburn) The dollar amount includes the following amounts and items: (i) Company-paid matches under our 401(k) and non-qualified deferred compensation plans of $7,700 (none of the amounts paid as matched contributions received preferential earnings or interest); (ii) Company-paid whole life insurance policy premiums of $906; (iii) spousal travel hosting on agent incentive trips of $5,459; and (iv) club membership dues (non-golfing) of $568.

(16)	Mr. Fitch was hired as a Senior Vice President of our Company on November 5, 2007.

(17)

(Fitch) The dollar amount includes the following amounts and items: (i) Company-paid match under our 401(k) and non-qualified deferred compensation plans of $9,043 (none of the amounts paid as matched contributions received preferential earnings or interest); (ii) reimbursement of relocation expenses of $1,639; (iii) tax gross up payment on reimbursed relocation expenses of $1,324; (iv) dividends on restricted Common Shares of $4,200; (v) spousal travel hosting on agent incentive trip of $4,244; and (vi) non-taxable moving expense of $172.

(18)	(Fitch) The dollar amount represents a guaranteed bonus equal to the LBP target amount for his position, which bonus was paid in accordance with the terms of Mr. Fitch’s employment.

(19)

(Fitch) The dollar amount represents 7,000 restricted Common Shares granted to Mr. Fitch on November 5, 2007, in conjunction with the commencement of his employment, multiplied by the closing price of the Common Shares on that day ($25.72). These restricted Common Shares are subject to a risk of forfeiture if, prior to November 4, 2010, Mr. Fitch’s employment is terminated for a reason other than as a result of his death or disability.

(20)

(Fitch) The dollar amount includes the following amounts and items: (i) reimbursement of relocation expenses of $3,015; (ii) dividends on restricted Common Shares of $1,050; and (iii) tax gross up payment on reimbursed relocation expenses of $3,038.

(21)	Mr. Yano was hired as Vice President, Secretary and General Counsel of our Company on April 2, 2007.

(22)

(Yano) The dollar amount includes the following amounts and items: (i) Company-paid match under our 401(k) plan of $8,050 (none of the amounts paid as matched contributions received preferential earnings or interest); (ii) spousal travel hosting on agent incentive trip of $1,771; and (iii) club membership dues (non-golfing) of $274.

(23)

(Yano) The dollar amount includes the following amounts and items: (i) Company-paid match under our non-qualified deferred compensation plan of $5,721 (none of the amounts paid as matched contributions received preferential earnings or interest); and (ii) club membership dues (non-golfing) of $615.

Grants of Plan-Based Awards in 2008

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)(1)(2)(3)(4)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)(5)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)
Robert P. Restrepo, Jr.:
Stock option award	3-6-08	—	—	—	—	49,624	25.81	399,473
LBP award	3-6-08	79,875	399,375	798,750	—	—	—	—
Discretionary individual performance award	3-6-08	13,313	133,125	266,250	—	—	—	—
QPB Plan award	1-1-08	—	27,100	—	—	—	—	—
LTIP	3-6-08	184,600	461,500	923,000	—	—	—	—

Steven E. English:
Stock option award	3-6-08	—	—	—	—	10,834	25.81	87,214
LBP award	3-6-08	27,900	139,500	279,000	—	—	—	—
Discretionary individual performance award	3-6-08	4,650	46,500	93,000	—	—	—	—
QPB Plan award	1-1-08	—	11,832	—	—	—	—	—
LTIP	3-6-08	40,300	100,750	201,500	—	—	—	—

Mark A. Blackburn:
Stock option award	3-6-08	—	—	—	—	26,613	25.81	214,235
LBP award	3-6-08	50,625	253,125	506,250	—	—	—	—
Discretionary individual performance award	3-6-08	8,438	84,375	168,750	—	—	—	—
QPB Plan award	1-1-08	—	17,176	—	—	—	—	—
LTIP	3-6-08	99,000	247,500	495,000	—	—	—	—

Clyde H. Fitch:
Stock option award	3-6-08	—	—	—	—	10,834	25.81	87,214
LBP award	3-6-08	34,875	174,375	348,750	—	—	—	—
Discretionary individual performance award	3-6-08	5,813	58,125	116,250	—	—	—	—
QPB Plan award	1-1-08	—	11,832	—	—	—	—	—
LTIP	3-6-08	40,300	100,750	201.500	—	—	—	—

James A. Yano:
Stock option award	3-6-08	—	—	—	—	7,527	25.81	60,592
LBP award	3-6-08	21,000	105,000	210,000	—	—	—	—
Discretionary individual performance award	3-6-08	3,500	35,000	70,000	—	—	—	—
QPB Plan award	1-1-08	—	10,687	—	—	—	—	—
LTIP	3-6-08	28,000	70,000	140,000	—	—	—	—

(1)

In 2008, all of our NEOs participated in the LBP, an annual cash incentive bonus plan for members of our Leadership Team. For our NEOs, the LBP awards are based solely upon our Company’s achievement of objective financial performance measures established by our Compensation Committee at the beginning of a performance year. For 2008, the financial performance measures were combined ratio, surplus growth (less STFC stock value) and premium growth. The actual payments made to each NEO under the LBP for 2008 are shown in the Summary Compensation Table in the Non-Equity Incentive Plan Compensation column and the footnotes thereto. For a further discussion of the LBP, see “—Elements of Executive Compensation—Short-Term Cash Incentive Plans.”

(2)

In 2008, all of our NEOs received discretionary individual performance awards, which are annual cash incentive bonuses based on the attainment of individual performance goals for a performance year. Our Compensation Committee, with input from the State Auto Mutual Board, establishes the individual performance objectives for the CEO. The CEO establishes or reviews the individual goals for the other NEOs. The actual payments made to each NEO for discretionary individual performance awards for 2008 are shown in the Summary Compensation Table in the Non-Equity Incentive Plan Compensation column and the footnotes thereto. For a further discussion of these discretionary individual performance awards, see “—Elements of Executive Compensation—Short-Term Cash Incentive Plans.”

(3)

In 2008, all of our NEOs participated in the QPB Plan, a quarterly cash profit-sharing plan in which all employees are eligible to participate after meeting minimum service requirements. The QPB Plan pays a quarterly bonus if the direct statutory combined ratio for all of our affiliated insurance companies is better than the quarter’s objective, which is set annually. If the direct statutory combined ratio goal is met, then the amount of the QPB Plan bonus is directly related to the State Auto Group’s direct loss ratio, with the total amount of the QPB Plan bonus for all employees equal to 15% of quarterly profit. Since the 2008 QPB Plan target amounts are not determinable, the amounts shown are the actual QPB Plan awards paid to the NEOs in 2008 as shown in the Summary Compensation Table in the Non-Equity Incentive Plan Compensation column and the footnotes thereto.

(4)

In 2008, all of our NEOs were selected to participate in the Long-Term Incentive Plan, a cash incentive bonus plan, for the performance period beginning January 1, 2008 and ending December 31, 2010. Under the Long-Term Incentive Plan, the NEOs receive performance award units, or “PAUs,” the value of which is determined by our Company’s performance in three equally weighted measures—statutory combined ratio for the State Auto Group, the State Auto Group direct written premium growth, and the State Auto Group surplus growth—in comparison to the LTIP Peer Group over the three-year performance period. For a further discussion of the Long-Term Incentive Plan, see “—Elements of Executive Compensation—Long-Term Equity and Cash Incentive Plans.”

(5)

In 2008, all of our NEOs received options under our 2000 Equity Plan. The options shown in this column were granted on the date indicated, at the closing price on that date, pursuant to action of the Compensation Committee at a meeting held on that day. These options vest in equal annual installments over a three-year period and are exercisable for a ten-year term. All of these options are non-qualified stock options. The grant date fair value of these options was determined by multiplying the number of stock options by $8.05, which was the fair value of each stock option granted based upon the Black-Scholes closed-form pricing model in accordance with SFAS 123R. These options have not been re-priced or otherwise materially amended.

Contractual Arrangements with Named Executive Officers

Robert P. Restrepo, Jr.

Employment Agreement

We have an employment agreement with Robert P. Restrepo, Jr. pursuant to which Mr. Restrepo serves as our Chairman, President and Chief Executive Officer. Mr. Restrepo’s original employment agreement had a three-year term ending on March 1, 2009. Effective March 1, 2009, we renewed Mr. Restrepo’s employment agreement on substantially similar terms through December 31, 2011, unless terminated sooner as provided in such employment agreement. The following provides a brief description of the material terms of Mr. Restrepo’s original employment agreement, as well as additional information relating to the compensatory aspects of that agreement.

Original Employment Agreement in effect through February 28, 2009

Under his employment agreement, Mr. Restrepo received an annual base salary and participated in the LBP, the QPB Plan, the Long-Term Incentive Plan and the Retirement Plan, and he was entitled to participate in all other State Auto incentive compensation plans, retirement plans and fringe benefits generally made available to executives of State Auto. See the Summary Compensation Table for compensation paid to Mr. Restrepo in 2006, 2007 and 2008.

Pursuant to his employment agreement, State Auto implemented an individual Supplemental Executive Retirement Plan for Mr. Restrepo (the “Restrepo SERP”). The Restrepo SERP generally provides Mr. Restrepo with supplemental retirement benefits to enable his overall retirement benefits from State Auto to equal 50% of his final three-year average total cash compensation, proportionately reduced for less than 20 years of service at retirement. State Auto has a mandatory retirement age of 65 for executive officers, and Mr. Restrepo was age 55 when he began his employment with State Auto. As a result, Mr. Restrepo will have at most 10 years of service with State Auto, which will reduce the Restrepo SERP benefits accordingly.

As is the case with most executive employment agreements, Mr. Restrepo’s employment agreement addressed separation or severance benefits in connection with the termination of Mr. Restrepo’s employment, either prior to or at the end of the employment term. These provisions benefit both us and the executive in that they provide a clear understanding of the rights and obligations of the parties with respect to events resulting in the termination of the employment relationship. In a competitive environment for qualified and skilled management personnel, these provisions are also necessary in the recruitment of executives who may not otherwise be willing to relocate their families and undertake the responsibilities of a new position without such financial commitments from their new employers. These provisions are also necessary for the retention of executives in that they provide a level of financial security in the event of an involuntary termination of employment.

In the event Mr. Restrepo had been terminated for cause, as defined in the agreement, he would have been entitled to receive his base salary through the date of termination plus any compensation to which he may have been entitled under the incentive compensation plans. In the event Mr. Restrepo had been terminated without cause (other than for death, disability or retirement), he would have been entitled to receive his base salary and benefits under his employment agreement for a 24-month period and payment of the average annual bonus payments earned under the incentive compensation plans for the prior two years.

In the event Mr. Restrepo had become disabled for more than six consecutive months in any 12-month period, State Auto could have terminated Mr. Restrepo’s employment. In that case Mr. Restrepo would have been entitled to receive his base salary and payments under the incentive compensation plans to the date of termination. Thereafter, he would have been entitled to 80% of his base salary, less any disability benefits received from any of State Auto’s long-term disability benefit plans, throughout the period of his disability or until he attained age 65, whichever first occurred. In the event of Mr. Restrepo’s death, his beneficiaries would have received his base annual salary for twelve months plus a pro-rata share of the compensation he earned under the incentive compensation plans as of the date of death.

Mr. Restrepo’s employment agreement also imposed post-employment covenants prohibiting Mr. Restrepo from disclosing or using our confidential information, engaging in activities which compete with our businesses and soliciting our employees to work for another company.

Renewal Employment Agreement in effect through December 31, 2011

We renewed Mr. Restrepo’s employment for a term ending on December 31, 2011, unless terminated sooner due to Mr. Restrepo’s disability, death, voluntary termination of employment, or involuntary termination of employment by the Company for cause or without cause. Mr. Restrepo’s retirement from the Company, whether initiated by Mr. Restrepo or mandatory, will be treated as his voluntary termination of employment.

The terms of Mr. Restrepo’s new employment agreement are substantially similar to his original employment agreement except for the following changes:

•

In the event Mr. Restrepo desires to renew his employment at the end of the employment term, but our Board of Directors does not, then Mr. Restrepo will be entitled to receive his base salary for 12 months plus a one-year bonus payment equal to the average of the aggregate bonuses earned under the short- and long-term incentive compensation plans for the prior two years.

•

Our Board of Directors may require that all or part of the severance benefits be subject to an obligation of repayment upon the violation of any non-competition and confidentiality covenants applicable to Mr. Restrepo. The Board may also require Mr. Restrepo to repay all or part of such severance benefits if: (i) the amount of his severance benefits were calculated based upon the achievement of certain financial results that were subsequently the subject of a financial statement restatement; (ii) Mr. Restrepo engaged in fraudulent misconduct that caused or substantially contributed to the need for the financial statement restatement; and (iii) the amount of his severance benefits would have been lower than the amount actually awarded to Mr. Restrepo had the financial results been properly reported. The Board may also require Mr. Restrepo to repay all or part of such severance benefits if the Board determines he has engaged in any wrongful conduct during the employment term which has a material adverse effect on the Company.

•

In the event Mr. Restrepo is terminated without cause (other than for death, disability, or retirement), he will be entitled to receive his base salary for the lesser of 24 months or until he attains age 65 plus a one-year bonus payment equal to the average of the aggregate bonuses earned under the short- and long-term incentive compensation plans for the prior two years. The one-year bonus payment will be prorated if Mr. Restrepo reaches age 65 within less than 12 months of the termination.

•

In the event of Mr. Restrepo’s death, his beneficiaries will receive his base salary for the lesser of 12 months or the date he would have attained age 65 plus a pro rata share of the compensation he earned under the short- and long-term compensation plans as of the date of death.

Change of Control/Executive Agreement

We have a “change of control” agreement with Mr. Restrepo. Change of control agreements are part of our corporate strategy to retain our well-qualified senior executive officers, notwithstanding a potential or actual change of control of our Company or State Auto Mutual. Change of control agreements also serve our shareholders’ interests by ensuring that senior executives will view any potential transaction objectively since an adverse change in their employment situation will not have adverse personal financial consequences. Our “change of control” agreements are called executive agreements.

Original Executive Agreement in effect through February 28, 2009

The term of Mr. Restrepo’s original executive agreement coincided with the term of his original employment agreement, subject to an extension for 36 months after any month in which a Change of Control occurred, as defined in Mr. Restrepo’s executive agreement. Mr. Restrepo’s executive agreement would have terminated if Mr. Restrepo’s employment terminated prior to a Change of Control.

Under Mr. Restrepo’s executive agreement, we would have provided severance benefits to Mr. Restrepo if his employment were terminated (other than on account of his death or disability or termination for cause):

•	by us at any time within 24 months after a Change of Control;

•	by Mr. Restrepo for good reason (as defined in the agreement) at any time within 24 months after a Change of Control; or

•

By us at any time after an agreement had been reached with an unaffiliated third party, the performance of which would result in a Change of Control involving that party, if such Change of Control was actually consummated within 12 months after the date of Mr. Restrepo’s termination.

In addition to accrued compensation, bonuses, and vested benefits and stock options, Mr. Restrepo’s severance benefits payable under his executive agreement included:

•	a lump-sum cash payment equal to three times Mr. Restrepo’s annual base salary;

•	a lump-sum cash payment equal to three times the highest annual incentive compensation to which Mr. Restrepo would be entitled;

•	thirty-six months of continued insurance benefits;

•	thirty-six months of additional service credited for purposes of retirement benefits; and

•	out-placement benefits in an amount equal to 15% of Mr. Restrepo’s annual base salary.

Mr. Restrepo’s executive agreement also provided that State Auto would pay Mr. Restrepo such amounts as would be necessary to compensate him for any excise tax paid or incurred due to any severance payment or other benefit provided under his executive agreement. However, if Mr. Restrepo’s severance payments and benefits would not be subject to excise tax if the total of such payments and benefits were reduced by 10% or less, then such payments and benefits would have been reduced by the minimum amount necessary (not to exceed 10% of such payments and benefits) so that we would not have to pay an excess severance payment and Mr. Restrepo would not be subject to an excise tax.

Mr. Restrepo’s executive agreement provided that, for a period of five years after any termination of Mr. Restrepo’s employment, we would provide Mr. Restrepo with coverage under a standard directors’ and officers’ liability insurance policy at our expense. Furthermore, we would indemnify, hold harmless, and defend Mr. Restrepo to the fullest extent permitted under Ohio law against all expenses and liabilities reasonably incurred by him in connection with any proceeding in which he might be involved by reason of having been our director or officer.

Renewal Executive Agreement in effect through December 31, 2011

We renewed Mr. Restrepo’s executive agreement under substantially similar terms when we renewed his employment agreement. The renewal terms of his executive agreement are the same as listed above for his original executive agreement, except for the following changes:

In addition to accrued compensation, bonuses, and vested benefits and stock options, Mr. Restrepo’s severance benefits payable under his executive agreement include:

•	a lump-sum cash payment equal to 2.99 times Mr. Restrepo’s annual base salary (subject to reduction if Mr. Restrepo is within three years of age 65);

•

a lump-sum cash payment equal to 2.99 times the maximum possible bonus Mr. Restrepo could receive under the Company’s short- and long-term cash incentive plans for the fiscal year in which the Change of Control occurs (subject to reduction if Mr. Restrepo is within three years of age 65);

•

thirty-six months of continued health care coverage (which will be paid in a lump sum to Mr. Restrepo in an amount equal to the Company’s then current monthly per employee cost of providing the Company’s health insurance benefit multiplied by 36, plus such additional amount that represents a gross up of the taxes due for that particular amount of income);

•	thirty-six months of continued life and accidental death and dismemberment insurance coverage;

•	thirty-six months of continued disability insurance coverage; and

•	out-placement benefits in an amount equal to 15% of Mr. Restrepo’s annual base salary.

The terms of Mr. Restrepo’s employment and executive agreements were the result of arm’s length negotiations between the Committee and Mr. Restrepo.

Steven E. English

Retention Agreement

In 2004, we entered into a retention agreement with Steven E. English. At that time he was one of our Assistant Vice Presidents. Now he is our Chief Financial Officer. Mr. English was previously an executive officer with Meridian Insurance Group, Inc. (“MIGI”), which was acquired by State Auto Mutual in 2001. After the acquisition, Mr. English became our employee, but he retained certain rights under a change in control agreement with MIGI. In consideration of Mr. English relinquishing his rights under this change in control agreement with MIGI, we agreed to make annual payments to Mr. English of $70,000 for five years, provided he remained employed by us during that period, unless we terminated his employment without good cause (as defined in his retention agreement) or as a result of his death or total disability. The payment in 2008 was the fifth and final annual payment to Mr. English. In addition, Mr. English was granted non-qualified stock options on May 31, 2004, as shown in the Outstanding Equity Awards at Fiscal 2008 Year-End Table. These options vest in equal annual installments over a five-year period.

Executive Change of Control Agreement

We have a “change of control” agreement with certain of our other executive officers, including Messrs. English, Fitch and Yano. As described above, change of control agreements are part of our corporate strategy to retain our well-qualified senior executive officers, notwithstanding a potential or actual change of control of our Company or State Auto Mutual. Mr. English’s change of control agreement was effective April 25, 2008 for a three-year term. If a Change of Control (as defined below) occurs during this three-year period, then the term will automatically extend for 36 months from the Change of Control or until Mr. English reaches age 65, whichever occurs first. The change of control agreement will end if Mr. English’s employment terminates prior to a Change of Control.

Under Mr. English’s change of control agreement, we must provide severance benefits to Mr. English if his employment is terminated (other than for cause, the death or disability of Mr. English, or his mandatory retirement at age 65):

•	by us at any time within 24 months after a Change of Control;

•	by Mr. English for good reason (as defined in the agreement) at any time within 24 months after a Change of Control; or

•

by us at any time after an agreement has been reached with an unaffiliated third party, the performance of which would result in a Change of Control involving that party, if such Change of Control is actually consummated within 12 months after the date of Mr. English’s termination.

In addition to accrued compensation and bonuses, Mr. English’s severance benefits payable under his change of control agreement include:

•	a lump-sum cash payment equal to two times Mr. English’s annual base salary (subject to reduction if Mr. English is within two years of age 65);

•

a lump-sum cash payment equal to two times the average of the annual aggregate bonus earned by Mr. English under the short-term incentive compensation plans during the prior two years (subject to reduction if Mr. English is within two years of age 65); and

•	out-placement benefits in an amount equal to 15% of Mr. English’s annual base salary and up to $5,000 reimbursement for job search travel expenses.

Mr. English’s change of control agreement also provides that State Auto will pay Mr. English such amounts as would be necessary to compensate him for any excise tax paid or incurred due to any severance payment or other benefit provided under his change of control agreement. However, if Mr. English’s severance payments and benefits would not be subject to excise tax if the total of such payments and benefits were reduced by 10% or less, then such payments and benefits will be reduced by the minimum amount necessary (not to exceed 10% of such payments and benefits) so that we will not have to pay an excess severance payment and Mr. English will not be subject to an excise tax.

Mr. English’s change of control agreement provides that, for a period of five years after a Change of Control, we will provide him with coverage under a standard directors’ and officers’ liability insurance policy at our expense. Furthermore, we will indemnify and hold harmless Mr. English to the fullest extent permitted under Ohio law against all expenses and liabilities reasonably incurred by him in connection with any proceeding in which he may be involved by reason of having been our director or officer.

The change of control agreement prohibits Mr. English from disclosing or using our confidential information. The Board of Directors may require Mr. English to repay all or part of the severance benefits if Mr. English violates the confidentiality covenant or if he has engaged in any wrongful misconduct during his employment which the Board of Directors determines has a material adverse effect on the Company.

The terms of Mr. English’s change of control agreement were the result of arm’s length negotiations between the Committee and Mr. English.

Mark A. Blackburn

Employment Agreement

Mark A. Blackburn has been employed by us since 1999. In November 2006, he was elected our Executive Vice President and Chief Operating Officer. Given the more extensive and influential duties of his new position, we entered into an employment agreement with Mr. Blackburn in 2007.

Mr. Blackburn’s term of employment will end on October 4, 2010, unless terminated sooner as provided in the employment agreement. His employment agreement is to be renewed at the end of its initial term for additional one-year terms unless either party gives notice of intent not to renew in accordance with the terms of the contract. If Mr. Blackburn desires to renew the employment agreement at the end of any term but State Auto does not, this situation will constitute a termination of Mr. Blackburn’s employment without cause. On the other hand, if State Auto desires to renew the employment agreement at the end of any term but Mr. Blackburn does not, that will constitute a voluntary termination of his employment. Under his employment agreement, Mr. Blackburn receives an annual base salary and participates in the LBP, the QPB Plan, the Long-Term Incentive Plan and the Retirement Plan, and he is entitled to participate in all other State Auto incentive compensation plans, retirement plans and fringe benefits generally made available to executives of State Auto. See the Summary Compensation Table for compensation paid to Mr. Blackburn in 2006, 2007 and 2008.

Pursuant to his employment agreement, State Auto has implemented an individual Supplemental Executive Retirement Plan for Mr. Blackburn (the “Blackburn SERP”). The Blackburn SERP generally provides Mr. Blackburn with supplemental retirement benefits to enable Mr. Blackburn’s overall retirement benefits from State Auto to equal 50% of his final three-year average total cash compensation, proportionately reduced for less than 20 years of service at retirement. State Auto has a mandatory retirement age of 65 for executive officers, and Mr. Blackburn was age 47 when he began his employment with State Auto. As a result, Mr. Blackburn will have at most 18 years of service with State Auto, which will reduce the Blackburn SERP benefits accordingly.

As is the case with most executive employment agreements, Mr. Blackburn’s employment agreement addresses separation or severance benefits in connection with his termination of employment, either prior to or at the end of the employment term. In the event Mr. Blackburn is terminated for cause, as defined in the agreement, he will be entitled to receive his base salary through the date of termination plus any compensation to which he may be entitled under our incentive compensation plans. In the event Mr. Blackburn is terminated without cause, as defined in the agreement, he will be entitled to receive his base salary and benefits under his employment agreement for the shorter of either 24-months after termination or the number of months until he attains age 65. He will also receive the average of the annual bonus payments he earned under the incentive compensation plans for the prior two years.

In the event Mr. Blackburn becomes disabled for more than six consecutive months in any 12-month period, State Auto may terminate his employment. In that case, Mr. Blackburn will be entitled to 80% of his base salary, less any disability benefits received from any of State Auto’s long-term disability benefit plans, throughout the period of his disability or until he attains age 65, whichever first occurs. He will also receive a pro-rata share of the compensation he earned under our incentive compensation plans. In the event of Mr. Blackburn’s death while employed, his beneficiaries will receive his base annual salary for twelve months plus a pro-rata share of the compensation he earned under the incentive compensation plans as of the date of death.

The employment agreement also imposes post-employment covenants prohibiting Mr. Blackburn from disclosing or using our confidential information, engaging in activities which compete with our businesses and soliciting our employees to work for another company.

Change of Control/Executive Agreement

We have a “change of control” agreement with Mr. Blackburn, which we refer to as an executive agreement. As described above, change of control agreements are part of our corporate strategy to retain our well-qualified senior executive officers, notwithstanding a potential or actual change of control of our Company or State Auto Mutual.

Under Mr. Blackburn’s executive agreement, we must provide severance benefits to Mr. Blackburn if his employment is terminated (other than on account of his death or disability or termination for cause):

•	by us at any time within 24 months after a Change of Control;

•	by Mr. Blackburn for good reason (as defined in the agreement) at any time within 24 months after a Change of Control;

•

by us at any time after an agreement has been reached with an unaffiliated third party, the performance of which would result in a Change of Control involving that party, if such Change of Control is actually consummated within 12 months after the date of Mr. Blackburn’s termination; or

•	at Mr. Blackburn’s request, if he has remained employed for two years after Mr. Restrepo ceases to be CEO in order to assist with the new CEO’s transition.

In addition to accrued compensation and bonuses, Mr. Blackburn’s severance benefits payable under his executive agreement include:

•	a lump-sum cash payment equal to three times Mr. Blackburn’s annual base salary;

•	a lump-sum cash payment equal to three times the highest annual incentive compensation to which Mr. Blackburn would be entitled;

•	stock options held by Mr. Blackburn shall become exercisable upon a change of control; and

•	out-placement benefits in an amount equal to 15% of Mr. Blackburn’s annual base salary and up to $5,000 reimbursement for job search travel.

Mr. Blackburn’s executive agreement also provides that State Auto will pay Mr. Blackburn such amounts as would be necessary to compensate him for any excise tax paid or incurred due to any severance payment or other benefit provided under his executive agreement. However, if Mr. Blackburn’s severance payments and benefits would not be subject to excise tax if the total of such payments and benefits were reduced by 10% or less, then such payments and benefits will be reduced by the minimum amount necessary (not to exceed 10% of such payments and benefits) so that we will not have to pay an excess severance payment and Mr. Blackburn will not be subject to an excise tax.

Mr. Blackburn’s executive agreement provides that, for a period of five years after any termination of Mr. Blackburn’s employment, we will provide him with coverage under a standard directors’ and officers’ liability insurance policy at our expense. Furthermore, we will indemnify and hold harmless Mr. Blackburn to the fullest extent permitted under Ohio law against all expenses and liabilities reasonably incurred by him in connection with any proceeding in which he may be involved by reason of having been our director or officer.

The terms of Mr. Blackburn’s employment and executive agreements were the result of arm’s length negotiations between the Committee and Mr. Blackburn.

Clyde H. Fitch

Executive Change of Control Agreement

We have a “change of control” agreement with Mr. Fitch identical to the terms of our agreement with Mr. English. See “—Contractual Arrangements with Named Executive Officers—Steven E. English” for a description of the change of control agreement.

James A. Yano

Executive Change of Control Agreement

We have a “change of control” agreement with Mr. Yano identical to the terms of our agreement with Mr. English. See “—Contractual Arrangements with Named Executive Officers—Steven E. English” for a description of the change of control agreement.

Outstanding Equity Awards at Fiscal 2008 Year-End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#)(1) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)*	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Robert P. Restrepo, Jr.	20,000	10,000	0	31.94	3-01-16	10,500	(2)	315,630	0	0
	7,671	15,341	0	29.53	5-02-17
	0	49,624	0	25.81	3-05-18

Steven E. English	2,334	0	0	16.00	5-22-12
	2,500	0	0	18.74	5-21-13
	2,500	0	0	30.86	5-26-14
	3,252	0	0	30.75	5-31-14
	2,500	0	0	26.45	5-09-15
	4,200	2,100	0	33.50	5-16-16
	1,970	3,940	0	29.53	5-02-17
	0	10,834	0	25.81	3-05-18

Mark A. Blackburn	7,200	0	0	10.38	5-24-10	25,000	(3)	751,500	0	0
	9,100	0	0	16.47	5-23-11
	10,400	0	0	16.00	5-22-12
	14,500	0	0	18.74	5-21-13
	14,500	0	0	30.86	5-26-14
	14,500	0	0	26.45	5-09-15
	13,332	6,668	0	33.50	5-16-16
	4,830	9,659	0	29.53	5-02-17
	0	26,613	0	25.81	3-05-18

Clyde H. Fitch	5,000	10,000	0	25.72	11-04-17	7,000	(4)	210,420	0	0
	1,284	2,566	0	25.72	11-04-17
	0	10,834	0	25.81	3-05-18

James A. Yano	1,894	3,788	0	29.53	5-02-17
	0	7,527	0	25.81	3-05-18

*	The closing price of our Common Shares on December 31, 2008 was $30.06.

(1)

All options listed in this table are exercisable for a ten-year period from their respective date of grant. The following schedule describes the vesting dates for the options listed as unexercisable by date of grant:

•

Options expiring March 1, 2016 were granted on March 2, 2006 to Mr. Restrepo in conjunction with the execution of his employment agreement. These options vest in equal annual installments over a three-year period. All of these options fully vested on March 1, 2009

•	Options expiring May 16, 2016 were granted May 17, 2006. These options vest in equal annual installments over a three-year period. All of these options will fully vest as of May 17, 2009.

•	Options expiring May 2, 2017 were granted May 3, 2007. These options vest in equal annual installments over a three-year period. All of these options will fully vest as of May 3, 2010.

•	Options expiring March 5, 2018 were granted March 6, 2008. These options vest in equal annual installments over a three-year period. All of these options will fully vest as of March 6, 2011.

(2)	Represents restricted Common Shares granted on March 2, 2006, all of which vested on March 1, 2009.

(3)

Represents restricted Common Shares granted on October 4, 2007, which cliff vest on October 4, 2010, provided Mr. Blackburn remains employed by us through October 3, 2010. However, these restricted Common Shares will become fully vested if, prior to October 4, 2010, Mr. Blackburn’s employment is terminated without cause or as a result of his death or disability or a change in control of our Company or State Auto Mutual.

(4)

Represents restricted Common Shares granted on November 5, 2007, which cliff vest on November 5, 2010, provided Mr. Fitch remains employed by us through November 4, 2010. However, these restricted Common Shares will become fully vested if, prior to November 4, 2010, Mr. Fitch’s employment is terminated as a result of his death or disability.

Option Exercises and Stock Vested in Fiscal 2008

Name	Option Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Robert P. Restrepo, Jr.	0	—
Steven E. English	0	—
Mark A. Blackburn	6,000	96,750
Clyde H. Fitch	0	—
James A. Yano	0	—

Pension Benefits in Fiscal 2008

Name	Plan Name	Number of Years Credited Service (#)		Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Robert P. Restrepo, Jr.	Retirement Plan(1)	3		100,566	0
	Standard SERP(2)	3		216,594	0
	Individual SERP(3)	3		1,046,382	0

Steven E. English	Retirement Plan(1)	8	(4)	79,365	0
	Standard SERP(2)	8	(4)	5,752	0

Mark A. Blackburn	Retirement Plan(1)	9		255,171	0
	Standard SERP(2)	9		94,375	0
	Individual SERP(3)	9		830,838	0

Clyde H. Fitch	Retirement Plan(1)	1		36,796	0
	Standard SERP(2)	1		14,034	0

James A. Yano	Retirement Plan(1)	1		53,670	0
	Standard SERP(2)	1		5,118	0

(1)

We have a retirement plan which is named the State Auto Insurance Companies’ Employee Retirement Plan (the “Retirement Plan”). The Retirement Plan is intended to be a qualified plan under Section 401(a) of the Code and is subject to the minimum funding standards of Section 412 of the Code. All of our NEOs and other employees are eligible to participate in the Retirement Plan on the same terms. Benefits payable under the Retirement Plan are funded through employer contributions to a trust fund. The purpose of the Retirement Plan is to recognize career contributions and service of our employees, assist in the retention of employees and provide them income continuity into retirement. For narrative disclosure of the material terms of the Retirement Plan, see “—Compensation Discussion and Analysis—Defined Benefit Plan/Retirement Plan.”

(2)

We have a standard supplemental retirement plan for executive employees which is named the Supplemental Retirement Plan for Executive Employees of State Auto Insurance Companies (Restatement) (the “Standard SERP”). The Standard SERP is a non-qualified retirement plan designed solely as a “restoration plan” to offset the impact of regulatory limitations on retirement benefits available under the Retirement Plan. As a result, the Standard SERP mirrors the Retirement Plan. It provides a lump sum or deferred cash payments in actuarially determined amounts upon retirement for officers whose annual base salary exceeds the limit that can be considered in calculating benefits under the Retirement Plan. The purpose of the Standard SERP is for highly compensated NEOs to achieve the same percentage of salary replacement on retirement on a relative basis as other employees. For narrative disclosure of the material terms of the Standard SERP, see “—Compensation Discussion and Analysis—Supplemental Executive Retirement Plan.”

(3)

In addition to the Standard SERP discussed above, we have individual supplemental executive retirement plans for each of Messrs. Restrepo and Blackburn. These individual SERPs were implemented for Messrs. Restrepo and Blackburn to offset the impact of the relatively shorter duration of employment available to them at our Company since we have a mandatory retirement age of 65 for certain officers. See “—Compensation Discussion and Analysis—Contractual Arrangements with Named Executive Officers.”

(4)

Includes Mr. English’s years of service with MIGI. Mr. English was previously an executive officer with MIGI, which was acquired by State Auto Mutual in 2001. Following this acquisition, Mr. English became our employee, and for purposes of the Retirement Plan, he was given credit for his years of service with MIGI.

Nonqualified Deferred Compensation Table in Fiscal 2008

Name	Executive Contributions in Last Fiscal Year ($)(1)(2)	Registrant Contributions in Last Fiscal Year ($)(1)(3)	Aggregate Earnings in Last Fiscal Year ($)(4)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
Robert P. Restrepo, Jr.	50,181	16,517	(48,676)	0	124,378
Steven E. English	0	0	0	0	0
Mark A. Blackburn	6,154	7,498	(21,287)	0	32,576
Clyde H. Fitch	2,945	993	(558)	0	3,380
James A. Yano	0	0	(5,017)	0	10,078

(1)

Contributions by the NEO or by us, as the case may be, were made pursuant to the State Auto Property & Casualty Insurance Company’s Amended and Restated Incentive Deferred Compensation Plan, referred to as our “Shadow Plan.” The Shadow Plan is a non-qualified, unfunded deferred compensation plan primarily designed for highly compensated employees who are legally precluded from contributing a full 6% of compensation to the CAP. Under the Shadow Plan, eligible employees may defer payment of a portion of their salary. However, the total amount of salary deferred under the CAP and the Shadow Plan cannot exceed in the aggregate 50% of an employee’s salary. Each employee who is eligible to participate in the Shadow Plan is credited annually with his or her allocable share of Company matching contributions on the same basis that contributions are matched under the CAP, provided that no more than 6% of any employee’s base salary is subject to being matched under either the CAP or the Shadow Plan. The Shadow Plan also allows up to 100% of cash bonuses to be deferred, although bonuses are not eligible for a Company match. For narrative disclosure of the material terms of the Shadow Plan, see “—Compensation Discussion and Analysis—Non-Qualified Deferred Compensation Plan/Supplemental 401(k) Plan.”

(2)	The dollar amounts shown in this column are included in the “Salary” column in the Summary Compensation Table.

(3)	The dollar amounts shown in this column are included in the “All Other Compensation” column in the Summary Compensation Table and are discussed in the footnotes thereto.

(4)

The dollar amounts shown in this column reflect the total earnings on dollars deposited into the NEO’s account in 2008 and all prior years for which the NEO deferred compensation on a non-qualified basis. Earnings are not preferential, in any sense. The dollars in these accounts are invested in investment funds that mirror the investment funds offered to participants in our CAP, except that an STFC company-stock fund is not an investment alternative available under the Shadow Plan.

Potential Payments Upon Termination or Change in Control Table

Name	Benefit(1)	Termination Without Cause(2)	Termination For Cause or Voluntary Termination	Death	Disability	After Change in Control(3)
Robert P. Restrepo, Jr.	Salary	$1,460,000(4)	Not affected	$730,000(5)	$584,000(6)	$2,182,700(7)
	Cash Bonus	$ 432,408(8)	(9)	$367,425(10)	$367,425(11)	$3,265,379(12)
	Stock Options	Accelerated vesting	No accelerated vesting	Accelerated vesting	Accelerated vesting	Accelerated vesting
	Restricted Stock	No accelerated vesting	No accelerated vesting	No accelerated vesting	No accelerated vesting	Accelerated vesting
	Health benefits	Continues for 24 months(13)	COBRA	COBRA	Continues during period of disability	Lump sum(14)
	Group Life	Terminates	Terminates	Not applicable	Continues during period of disability	Continues for 36 months(13)
	Outplacement assistance	$114,500(15)	$ -0-	Not applicable	$ -0-	$114,500(15)
	Retirement	Not affected	Not affected	Not affected	Not affected	Three years of additional credited service

Steven E. English	Salary	Not affected	Not affected	Not applicable	Not affected	$700,000(16)
	Cash Bonus	(9)	(9)	(9)	(9)	$273,725(17)
	Outplacement assistance	$ -0-	$ -0-	Not applicable	$ -0-	$57,500(18)

Mark A. Blackburn	Salary	$930,000(19)	Not affected	$465,000(20)	$372,000(21)	$1,395,000(22)
	Cash Bonus	$301,547(23)	(9)	$270,000(24)	$270,000(25)	$810,000(26)
	Stock Options	No accelerated vesting	No accelerated vesting	Accelerated vesting	Accelerated vesting	Accelerated vesting
	Restricted Stock	Accelerated vesting	No accelerated vesting	Accelerated vesting	Accelerated vesting	Accelerated vesting
	Health benefits	COBRA	COBRA	COBRA	Coverage continues during period of disability	Continues for 36 months(13)
	Group Life	Terminates	Terminates	Not applicable	Coverage continues during period of disability	Continues for 36 months(13)
	Outplacement assistance	$ -0-	$ -0-	Not applicable	$ -0-	$69,750(27)
	Retirement	Not affected	Not affected	Not applicable	Not affected	Three years of additional credited service

Clyde H. Fitch	Salary	Not affected	Not affected	Not applicable	Not affected	$640,000(28)
	Cash Bonus	(9)	(9)	(9)	(9)	$437,100(29)
	Outplacement assistance	$ -0-	$ -0-	Not applicable	$ -0-	$53,000(30)

James A. Yano	Salary	Not affected	Not affected	Not applicable	Not affected	$600,000(31)
	Cash Bonus	(9)	(9)	(9)	(9)	$242,138(32)
	Outplacement assistance	$ -0-	$ -0-	Not applicable	$ -0-	$50,000(33)

(1)

The potential post-employment payments and benefits shown in this table are payable to Messrs. Restrepo, English, Blackburn, Fitch and Yano pursuant to their respective employment, executive or change of control agreements with us. The NEOs have no other agreement or plan which provides them with potential post-employment payments or benefits, except in the case of disability, where we provide long-term disability benefits to all of our employees subject to certain terms and conditions. Unless otherwise indicated, all payments would be made in one-lump amount.

For narrative disclosure of the material terms of our agreements with Messrs. Restrepo, English, Blackburn, Fitch and Yano, see “—Contractual Arrangements with Named Executive Officers.”

(2)	Under the applicable agreements, there are no provisions permitting such persons to terminate their employment for good reason prior to a change in control of our Company or State Auto Mutual.

(3)

Under the applicable agreements, these payments and benefits are payable to the indicated person only if such person’s employment is terminated after a change in control of our Company or State Auto Mutual without cause or for good reason.

(4)	The dollar amount represents two times Mr. Restrepo’s current annual base salary of $730,000 (subject to reduction if Mr. Restrepo is within two years of age 65).

(5)

The dollar amount represents one times Mr. Restrepo’s current annual base salary of $730,000 (subject to reduction if Mr. Restrepo is within less than twelve months of age 65). This amount is payable over a one-year period.

(6)

The dollar amount represents 80% of Mr. Restrepo’s current annual base salary of $730,000. The dollar amount represents the annual amount payable over a one-year period. Payments continue until age 65 or the termination of the disability, whichever occurs first.

(7)	The dollar amount represents 2.99 times Mr. Restrepo’s current annual base salary of $730,000 (subject to reduction if Mr. Restrepo is within three years of age 65).

(8)

Under his employment agreement, Mr. Restrepo would be entitled to a one-year bonus payment equal to the average annual incentive bonus payments for the prior two years. The dollar amount represents the average of his incentive bonuses for 2007 ($60,334 of QPB bonuses, $307,547 LBP award and $129,510 discretionary individual performance award) and 2008 ($27,100 of QPB bonus, $214,331 LBP award and $125,994 discretionary individual performance award). This payment is subject to reduction if Mr. Restrepo is within less than twelve months of age 65.

(9)

In the event of termination without cause, termination for cause, voluntary termination, or termination as a result of death or disability, the payment of any cash bonus is subject to the terms and conditions of the particular incentive bonus plan as applicable to all participants.

(10)

The dollar amount represents Mr. Restrepo’s cash incentive bonus for 2008 and assumes his death occurred after the cash incentive bonus had been earned in full. Otherwise, the amount of his cash incentive bonus is pro-rated based on the date of his death.

(11)

The dollar amount represents Mr. Restrepo’s cash incentive bonus for 2008 and assumes his disability occurred after the cash incentive bonus had been earned in full. Otherwise, the amount of his cash incentive bonus is pro-rated based on the date of his termination due to disability.

(12)

Mr. Restrepo would be entitled to a lump-sum payment equal to 2.99 times the maximum possible bonus he could receive under the short- and long-term cash incentive plans for the year in which the change of control occurs. The dollar amount represents 2.99 times Mr. Restrepo’s maximum LBP bonus for 2008 of $798,750, his maximum discretionary individual performance award for 2008 of $266,250 and his 2008 QPB of 27,100. This payment is subject to reduction if Mr. Restrepo is within three years of age 65.

(13)	These benefits include our obligation to gross up the tax obligation incurred by such person upon receipt of these benefits.

(14)	Lump sum payment equal to our then current monthly per employee cost of health insurance multiplied by 36, plus the gross up of the taxes due for that lump sum payment.

(15)	The dollar amount represents 15% of Mr. Restrepo’s current annual base salary of $730,000 plus a travel expense account of up to $5,000 to reimburse job search travel.

(16)	The dollar amount represents two times Mr. English’s current annual base salary of $350,000 (subject to reduction if Mr. English is within two years of age 65).

(17)

Mr. English would be entitled to a lump-sum payment equal to two times the average annual incentive bonus payments for the prior two years. The dollar amount represents the average of his cash incentive bonuses for 2007 ($23,148 of QPB bonuses, $78,975 LBP award and a $32,102 discretionary individual performance award) and 2008 ($11,832 of QPB bonus, $74,865 LBP award and a $52,803 discretionary individual performance award). This payment is subject to reduction if Mr. English is within two years of age 65.

(18)	The dollar amount represents 15% of Mr. English’s current annual base salary of $350,000 plus a travel expense account of up to $5,000 to reimburse job search travel.

(19)

The dollar amount represents two times Mr. Blackburn’s current annual base salary of $465,000. His base salary is payable for the lesser of 24 months after termination of employment or the number of months until he attains age 65.

(20)	The dollar amount represents one times Mr. Blackburn’s current annual base salary of $465,000. This amount is payable over a 12-month period.

(21)

The dollar amount represents 80% of Mr. Blackburn’s current annual base salary of $465,000. The dollar amount represents the annual amount payable over a one-year period. Payments continue until age 65 or the termination of the disability, whichever occurs first.

(22)	The dollar amount represents three times Mr. Blackburn’s current annual base salary of $465,000.

(23)

Under his employment agreement, Mr. Blackburn would be entitled to the payment of the average annual incentive bonus payments for the prior two years. The dollar amount represents the average of his cash incentive bonuses for 2007 ($38,049 of QPB bonuses, $193,641 LBP award and a $101,404 discretionary individual performance award) and 2008 ($17,176 of QPB bonus, $135,844 LBP award and a $116,980 discretionary individual performance award).

(24)

The dollar amount represents Mr. Blackburn’s cash incentive bonus for 2008 and assumes his death occurred after the cash incentive bonus had been earned in full. Otherwise, the amount of his cash incentive bonus is pro-rated based on the date of his death.

(25)

The dollar amount represents Mr. Blackburn’s cash incentive bonus for 2008 and assumes his disability occurred after the cash incentive bonus had been earned in full. Otherwise, the amount of his cash incentive bonus is pro-rated based on the date of his termination due to disability.

(26)	The dollar amount represents three times Mr. Blackburn’s cash incentive bonus for 2008.

(27)	The dollar amount represents 15% of Mr. Blackburn’s current annual base salary of $465,000.

(28)	The dollar amount represents two times Mr. Fitch’s current annual base salary of $320,000 (subject to reduction if Mr. Fitch is within two years of age 65).

(29)

Mr. Fitch would be entitled to a lump-sum payment equal to two times the average annual incentive bonus payments for the prior two years. The dollar amount represents the average of his cash incentive bonuses for 2007 ($232,500 guaranteed bonus) and 2008 ($11,832 of QPB bonus, $93,572 LBP award and a $99,196 discretionary individual performance award). This payment is subject to reduction if Mr. Fitch is within two years of age 65.

(30)	The dollar amount represents 15% of Mr. Fitch’s current annual base salary of $320,000 plus a travel expense account of up to $5,000 to reimburse job search travel.

(31)	The dollar amount represents two times Mr. Yano’s current annual base salary of $300,000 (subject to reduction if Mr. Yano is within two years of age 65).

(32)

Mr. Yano would be entitled to a lump-sum payment equal to two times the average annual incentive bonus payments for the prior two years. The dollar amount represents the average of his cash incentive bonuses for 2007 ($17,859 of QPB bonus and $108,079 LBP award) and 2008 ($10,687 of QPB bonus, $56,350 LBP award and a $49,163 discretionary individual performance award). This payment is subject to reduction if Mr. Yano is within two years of age 65.

(33)	The dollar amount represents 15% of Mr. Yano’s current annual base salary of $300,000 plus a travel expense account of up to $5,000 to reimburse job search travel.

COMPENSATION COMMITTEE

INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee currently consists of the following five members of our Board of Directors: Chairperson Paul S. Williams; Robert E. Baker; David J. D’Antoni; S. Elaine Roberts; and Alexander B. Trevor. None of the members of the Compensation Committee is, or was, an officer or employee of our Company or any of our subsidiaries or of State Auto Mutual. Also, none of our executive officers served during 2008 as a member of a compensation committee or as a director of any entity of which any of our Compensation Committee members served as an executive officer.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of our Board of Directors oversees our compensation programs on behalf of our Board. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement. Based upon the review and discussions referred to above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in our Company’s Annual Report on Form 10-K for the 2008 fiscal year and in this Proxy Statement.

Compensation Committee

Paul S. Williams, Chairperson

Robert E. Baker

David J. D’Antoni

S. Elaine Roberts

Alexander B. Trevor

REPORT OF THE AUDIT COMMITTEE

The Audit Committee provides assistance to our directors in fulfilling their responsibility to our shareholders relating to corporate accounting, reporting practices, internal controls relating to financial reporting, and the quality and integrity of our financial reports. In so doing, the Audit Committee maintains free and open communication between our directors, independent registered public accounting firm, internal auditors, and senior management. Notwithstanding the foregoing, it is not the duty of the Audit Committee to plan or conduct audits or to determine that our financial statements and disclosures are complete, accurate, and in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and our independent registered public accounting firm.

In the course of fulfilling its responsibilities, the Audit Committee reviewed the audited financial statements in our Company’s Annual Report on Form 10-K for the 2008 fiscal year with our management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee also reviewed with our independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee under auditing standards generally accepted in the United States, including those matters required to be discussed by SAS 61 as amended and as adopted by the Public Company Accounting Oversight Board in Rule 3200T, SAS 89 and SAS 90 (Codification of Statements on Auditing Standards, AU Section 380). In addition, the Audit Committee discussed with our independent registered public accounting firm its independence from our management, including the matters in the written disclosures required by the Independence Standards Board, and considered the compatibility of any permitted and pre-approved non-audit services with the independent registered public accounting firm’s independence.

The Audit Committee discussed with our internal and independent registered public accounting firm the overall scope and plans for their respective audits, and the Committee regularly monitored the progress of both in assessing our compliance with Section 404 of the Sarbanes-Oxley Act. The Audit Committee meets with our internal auditor and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting. The Audit Committee also meets with our Chief Financial Officer and our General Counsel without the rest of management present to discuss any matters of interest to the Audit Committee. The Audit Committee held a total of eight meetings in 2008, four in person and four by conference calls. Messrs. D’Antoni, Markert, Meuse, Smith and Williams participated in 100% of the meetings. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to our Board of Directors (and our Board has approved) that the audited financial statements be included in our Annual Report on Form 10-K for the 2008 fiscal year for filing with the SEC.

The full responsibilities of the Audit Committee are set forth in its charter, which is available on our website at www.stateauto.com under “Corporate Governance.” The charter is reviewed annually by the Audit Committee and our Board and, if deemed necessary following such review, amended. In addition to the foregoing, these responsibilities include sole authority for selecting our independent registered public accounting firm, reviewing with management the adequacy of loss reserves, pre-approving expenditures for services of our independent registered public accounting firm, sole authority to retain independent advisors, receipt and disposition of matters relating to allegations of accounting or other improprieties, reviewing matters relating to our Code of Business Conduct and participating in disclosure control procedures and functioning as our qualified legal compliance committee. The Audit Committee also consults with our General Counsel with respect to legal matters affecting the Company.

As discussed above, the Audit Committee is responsible to monitor and review our financial reporting process on behalf of our Board of Directors. However, it is not the duty or responsibility of the Audit Committee to conduct auditing or accounting reviews or procedures. Members of the Audit Committee are not our employees, and some members are not accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, the Audit Committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of our independent registered public accounting firm included in its report on our financial statements. The Audit Committee’s review does not provide the Audit Committee with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and our independent registered public accounting firm do not assure that our financial statements are presented in accordance with generally accepted accounting principles, that the audit of our financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States), or that our independent accountants are in fact “independent.”

All of the members of the Audit Committee are independent directors as defined by the Nasdaq Marketplace Rules and the applicable regulations of the SEC. Our Board of Directors has confirmed and determined that Richard K. Smith, the chairperson of the Audit Committee, is an “audit committee financial expert” as defined by the rules of the SEC. Mr. Smith is a retired partner of KPMG, LLP, and while at that firm his responsibilities included auditing property casualty insurance companies, some of which presented a size and level of complexity from a financial statement perspective at least equal to that presented by the Company.

The Audit Committee receives regular reports from our Director of Internal Audit with respect to matters coming within the scope of our Employee Code of Business Conduct. Our Chief Executive Officer and principal financial officers have each agreed to be bound by our Employee Code of Business Conduct and the Sarbanes-Oxley Act mandated Code of Ethics for Senior Financial Officers as a Special Supplement to our Employee Code of Business Conduct. We have also implemented and applied our Employee Code of Business Conduct throughout our Company. We have also implemented procedures for the receipt of complaints concerning our accounting, internal accounting controls, or auditing practices, including the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing practices.

Audit Committee

Richard K. Smith, Chairperson

David J. D’Antoni

Thomas E. Markert

David R. Meuse

Paul S. Williams

PRINCIPAL HOLDERS OF VOTING SECURITIES

The following table sets forth certain information, as of March 13, 2009, with respect to the only shareholders known to us to be the beneficial owners of more than 5% of our outstanding Common Shares:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
State Automobile Mutual Insurance Company(1)	25,316,873		63.9%
518 East Broad Street
Columbus, OH 43215

Earnest Partners, LLC 1180 Peachtree Street NE, Suite 2300, Atlanta, Georgia 30309	2,282,304	(2)	5.8%

Dimensional Fund Advisors LP Palisades West, Building One, 6300 Bee Cave Road Austin, Texas, 78746	2,176,590	(3)	5.5%

(1)	State Auto Mutual exercises sole voting and investment power with respect to such Common Shares.

(2)

Based solely on a Schedule 13G filed with the SEC on February 17, 2009. On that date, Earnest Partners, LLC reported having the following beneficial interest in our Common Shares: (i) sole power to vote or to direct the vote—817,548 Common Shares; (ii) shared power to vote or to direct the vote—532,156 Common Shares; and (iii) sole power to dispose or to direct the disposition of—2,282,304 Common Shares.

(3)

Based solely on a Schedule 13G filed with the SEC on February 9, 2009. On that date, Dimensional Fund Advisors LP (“Dimensional”) reported that, in its role as investment advisor or manager, it possessed investment and/or voting power, and may be deemed to be the beneficial owner, with respect to 2,176,590 of our Common Shares owned by certain investment companies, trusts and accounts for which Dimensional furnished investment advice or served as investment manager. Dimensional disclaimed beneficial ownership of such Common Shares.

EQUITY COMPENSATION PLAN INFORMATION

(At December 31, 2008)

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options	Weighted- Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans
Equity Compensation Plans Approved by Security Holders	2,703,793	$24.82	1,668,046	(1)
Equity Compensation Plans not Approved by Security Holders(2)	96,427	$25.23	0

Total	2,800,220		1,668,046

(1)

Includes 732,622 Common Shares available for issuance under the 2000 Equity Plan and 935,424 Common Shares available for issuance under our Employee Stock Purchase Plan. Does not include Restricted Share Units which have been or may be awarded to outside directors under the Outside Directors Restricted Share Unit Plan. Because Restricted Share Units are settled only upon the conclusion of an outside director’s board service, and then in cash or Common Shares, as elected by the outside director, the number of Common Shares to be issued or remaining available for future issuance under the Outside Directors Restricted Share Unit Plan cannot be determined at this time. Does not include Common Shares that would be available for issuance under the 2009 Equity Plan. See “Proposal Two: Approval of 2009 Equity Incentive Compensation Plan.”

(2)

Our only equity compensation plan that has not been approved by our shareholders is the 1998 State Auto Agent’s Stock Option Plan, which Plan terminated by its terms in May 2008 and was not renewed. A description of this Plan follows these footnotes.

1998 State Auto Agent’s Stock Option Plan

Our Board of Directors adopted the 1998 State Auto Agent’s Stock Option Plan (the “Agent’s Option Plan”) to encourage selected independent insurance agencies that represent us and our affiliates (the “State Auto Agents”) to acquire or increase and retain a financial interest in our Company in order to strengthen the mutuality of interests between the State Auto Agents and our Company’s shareholders. The Agent’s Option Plan is administered by a plan administration committee consisting of at least three members appointed by our Board of Directors. The Agent’s Option Plan terminated by its terms in May 2008, and we did not renew it.

Under the Agent’s Option Plan, State Auto Agents who became participants were offered nonqualified stock options to purchase Common Shares. The number of options granted to a participant was based on the formula set forth in the Agent’s Option Plan and in each participant’s participation agreement. The exercise price of options granted under the Agent’s Option Plan was equal to the last reported sale price of the Common Shares on the Nasdaq Stock Market on the day of the grant. The options granted became exercisable on the first day of the calendar year following the participant’s achievement of specific production and profitability requirements over a period not greater than two calendar years from date of grant or a portion thereof in the first calendar year in which a participant commenced participation in the Agent’s Option Plan. Subject to certain restrictions, participants may exercise options that become vested. Each option has a term of ten years. If an option is not fully exercised by its expiration date, it will terminate to the extent not previously exercised.

If a participant’s agency agreement terminates, or if the participant fails to meet its performance criteria as set forth in its participation agreement and in the Agent’s Option Plan, or the participant fails to pay on time any amounts due under its agency agreement, the option granted to such participant, to the extent not vested, will terminate.

The Common Shares subject to the Agent’s Option Plan have been registered under the Securities Act of 1933, as amended. Therefore, these Common Shares are freely tradeable once acquired upon the exercise of the options, unless such Common Shares are acquired by a participant who is considered an “affiliate” of the Company.

RELATED PERSON TRANSACTIONS

Policies and Procedures for Review and Approval of Related Person Transactions

We review all relationships and transactions in which our Company and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. Our Company’s legal staff is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether we or a related person has a direct or indirect material interest in the transaction. As required under SEC rules, transactions that are determined to be directly or indirectly material to us or a related person are disclosed in our proxy statement.

We also have a standing Independent Committee which principally serves to review related person transactions between or among us and our subsidiaries, on the one hand, and State Auto Mutual and its subsidiaries and affiliates, on the other. In the context of transactional opportunities, the Independent Committee helps determine which entity, our Company or State Auto Mutual, is best suited to take advantage of the transactional opportunity presented by a third party. As specified in its charter, the Independent Committee assists our Board in monitoring all related person transactions, not just those involving State Auto Mutual and its subsidiaries and affiliates.

Transactions Involving State Auto Mutual

In 2008, we and our subsidiaries(1) operated and managed our businesses in conjunction with State Auto Mutual and certain of its subsidiaries and affiliates(2) under a Management and Operations Agreement that we call the “2005 Management Agreement.” The 2005 Management Agreement is strictly a cost sharing agreement. Accordingly, no management fees are paid under the 2005 Management Agreement. Under the 2005 Management Agreement, every executive, managerial, technical, professional, supervisory, and clerical function for the above named companies was performed by an employee of State Auto P&C.

In addition to the 2005 Management Agreement, there is a Management and Operations Agreement that we call the “2000 Midwest Management Agreement” among State Auto P&C, State Auto Mutual and State Auto Insurance Company of Wisconsin (“SAWI). During 2008, SAWI paid management fees in the amount of $0.26 million to State Auto P&C under the 2000 Midwest Management Agreement. There is also a Cost Sharing Agreement among State Auto P&C, State Auto Mutual and BroadStreet Capital Partners, Inc. (“BCP”), a subsidiary of State Auto Mutual. During 2008, BCP paid total management fees of $0.38 million to State Auto P&C and State Auto Mutual under the Cost Sharing Agreement.

The 2005 Management Agreement addresses procedures for potential conflicts of interest. Generally, business opportunities presented to the common officers of the companies, other than business opportunities that meet certain criteria, must be presented to Independent Committees of State Auto Mutual’s and our boards of

(1)

Our subsidiaries that are parties to the 2005 Management Agreement are State Auto P&C, Milbank, State Auto National, State Auto Insurance Company of Ohio (“SAOH”), Farmers Casualty, Strategic Insurance Software, Inc. (“S.I.S.”), Stateco Financial Services, Inc. (“Stateco”), and 518 Property Management and Leasing LLC (“518 PML”).

(2)

State Auto Mutual’s subsidiaries and affiliates that are parties to the 2005 Management Agreement are Meridian Security Insurance Company (“Meridian Security”), Meridian Citizens Mutual Insurance Company (“Meridian Citizens Mutual”) (Meridian Security and Meridian Citizens Mutual are collectively referred to as the “MIGI Insurers”), MIGI, State Auto Florida Insurance Company (“SAFL”), Beacon National Insurance Company (“Beacon National”), Beacon Lloyds Insurance Company (“Beacon Lloyds”) (Beacon National and Beacon Lloyds are collectively referred to as the “Beacon Companies”), Patrons Mutual Insurance Company of Connecticut (“Patrons CT”) and Litchfield Mutual Fire Insurance Company (“Litchfield”) (Patrons CT and Litchfield are collectively referred to as the “Patrons Group”).

directors. These committees review and evaluate the business opportunity using such factors as each considers relevant. Based upon such review and evaluation, these committees then make recommendations to each respective board of directors as to whether or not such business opportunities should be pursued and, if so, by which company. The boards of directors of State Auto Mutual or its insurance subsidiaries and our Company or any of our subsidiaries must then act on the recommendation of their committees after considering all other factors deemed relevant to them.

Each of the 2005 Management Agreement and the 2000 Midwest Management Agreement has a ten-year term and automatically renews for an additional ten-year term, provided that any party to the agreement could terminate its own participation at the end of the term then in effect by giving at least two years’ advance written notice of non-renewal to the other parties, with the exception that the Beacon Companies and the Patrons Group may terminate their participation on 90 days’ notice. Any party could also terminate its participation upon events constituting a change of control or potential change of control (as defined in the 2005 Management Agreement and the 2000 Midwest Management Agreement) of the Company, or upon agreement of the parties. The applicable management agreement automatically terminates with respect to a party (and only that party) if such party is subject to insolvency proceedings. The Cost Sharing Agreement with BCP has a five-year term, subject to earlier termination by any party upon 90-days’ written notice. The Cost Sharing Agreement may be renewed for additional five-year terms upon agreement by the parties.

From December 2007 through December 2008, State Auto Mutual and State Auto P&C were parties to various management and cost sharing agreements in conjunction with State Auto Mutual’s affiliation with the Patrons Group. Each of these management and cost sharing agreements apportioned among the parties the actual costs of the services provided. Employees of the Patrons Group became employees of State Auto P&C as of January 1, 2009, at which time all of these management and cost sharing agreements were terminated and the Patrons Group became parties to the 2005 Management Agreement. The insurance operations of the Patrons Group continue to be conducted at facilities owned by Patrons CT and Litchfield.

Since January 1987, State Auto P&C and State Auto Mutual have participated in an intercompany pooling arrangement (the “State Auto Pool” or the “Pooling Arrangement”) which has been amended from time to time, including amendments adding participants to the Pooling Arrangement and adjusting pooling percentages. Under the terms of the Pooling Arrangement, State Auto P&C and the other pool participants cede all of their direct insurance business to State Auto Mutual. The Pooling Arrangement covers all the property and casualty insurance written by the Pooled Companies (as defined below) except voluntary assumed reinsurance written by State Auto Mutual. State Auto Mutual then cedes a percentage of the pooled business to State Auto P&C and the other pool participants and retains the balance. Parties to the Pooling Arrangement and their allocated pooling percentages as of January 1, 2008, were as follows: State Auto Mutual—19.0%; State Auto P&C—59.0%; Milbank—17.0%; Farmers Casualty—3.0%; SAWI—0.0%; SAOH—1.0%; SAFL—0.0%; Meridian Security—0.0%; Meridian Citizens Mutual—0.5%; Patrons CT—0.4%; Litchfield—0.1%; and Beacon National—0.0% (collectively the “Pooled Companies”). Our aggregate participation percentage in the Pooling Arrangement remained at 80.0% in 2008, which has been its aggregate participation percentage since October 2001.

Stateco undertakes on behalf of State Auto Mutual, State Auto P&C, Milbank, State Auto National, SAWI, Farmers Casualty, SAOH, SAFL, the MIGI Insurers, the Beacon Companies and the Patrons Group the responsibility of managing those companies’ investable assets. In consideration of this service, Stateco charges such companies an annual fee, paid quarterly, based on a percentage of the average investable assets of each company. The percentage currently set is 0.4% for bonds and 0.5% for equities, with a 0.1% bonus available if the stock portfolio return exceeds that of the S&P 500 Index for the same period. During 2008, the following companies incurred the following fees to Stateco: State Auto Mutual—$2.0 million; State Auto P&C—$5.9 million; Milbank—$1.6 million; State Auto National—$0.4 million; SAWI—$0.05 million; Farmers Casualty—$0.3 million; SAOH—$0.1 million; Meridian Security—$0.2 million; Meridian Citizens Mutual—$0.1 million; SAFL—$0.04 million; Beacon National—$0.02 million; Beacon Lloyds—$0.01 million; Patrons CT—$0.05 million; and Litchfield—$0.02 million. We believe the fees charged by Stateco are comparable to those charged by independent investment managers under similar circumstances.

S.I.S. develops and sells software for use by insurance companies and insurance agencies. S.I.S. is also party to the 2005 Management Agreement. It sells its software and support services to non affiliated entities and makes those items available to its affiliated insurers for reimbursement of its costs. In 2008, affiliated insurers paid $0.6 million to S.I.S. for its services and products.

State Auto Mutual has guaranteed the adequacy of State Auto P&C’s loss and loss expense reserves as of December 31, 1990. Pursuant to the guarantee, State Auto Mutual has agreed to reimburse State Auto P&C for any losses and loss expenses in excess of State Auto P&C’s December 31, 1990 reserves ($65.5 million) that may develop from claims that have occurred on or prior to that date. This guarantee ensures that any deficiency in the reserves of State Auto P&C as of December 31, 1990, under the pooling arrangement percentages effective on December 31, 1990, will be reimbursed by State Auto Mutual. As of December 31, 2008, there had been no adverse development of this liability. As of December 31, 2008, the potential liability remaining under this guaranty was estimated to be $0.8 million.

Prior to July 1, 2008, members of what we call the “State Auto Group” (which consists of State Auto P&C, State Auto Mutual, Milbank, State Auto National, SAWI, Farmers Casualty, SAOH, SAFL, the MIGI Insurers, the Beacon Companies and the Patrons Group) participated in a catastrophe reinsurance program. Under this program, the members of the State Auto Group, on a combined basis, retain the first $55.0 million of catastrophe losses that affect at least two individual risks. For catastrophe losses incurred by the State Auto Group up to $80.0 million, in excess of $55.0 million, traditional reinsurance coverage was provided with a co-participation of 5%. For catastrophe losses incurred by the State Auto Group up to $100.0 million, in excess of $135.0 million, in exchange for a premium paid by each reinsured company, State Auto P&C acted as the catastrophe reinsurer for the State Auto Group under the terms of an intercompany catastrophe reinsurance agreement. This intercompany catastrophe reinsurance agreement expired by its own terms on July 1, 2008 and was not renewed. No losses were assumed by State Auto P&C under this intercompany catastrophe reinsurance agreement. During 2008, the following members of the State Auto Group paid the following amount of premiums to State Auto P&C under the terms of this intercompany catastrophe reinsurance agreement: State Auto Mutual—$1.0 million; Milbank—$0.2 million; State Auto National—$0.04 million; SAWI—$0.1 million; Farmers Casualty—$0.04 million; SAOH—$0.04 million; SAFL—$0.04 million; Beacon National—$0.15 million; Meridian Security—$0.15 million; Meridian Citizens Mutual—$0.09 million; Patrons CT—$0.18 million; and Litchfield—$0.01 million. We believe that the premiums charged by State Auto P&C under this intercompany catastrophe reinsurance agreement were comparable to the premiums that would have been charged by independent reinsurers under similar reinsurance arrangements.

518 PML leases an office building it owns near Nashville, Tennessee, to State Auto Mutual for its Nashville Regional Office. 518 PML received $0.44 million from State Auto Mutual in rent for the Nashville Regional Office in 2008. In addition, 518 PML leases office buildings it owns in Greer, South Carolina, and West Des Moines, Iowa to State Auto Mutual for its Southern Regional Office and Des Moines Branch Office, respectively. 518 PML received $0.5 million in rent from State Auto Mutual for the South Carolina location and $0.2 million in rent for the Iowa location in 2008. We believe these rents reflect market rates.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

Ernst & Young LLP served as our independent registered public accounting firm for 2008. It is anticipated that representatives of Ernst & Young LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so. Such representatives will be available to respond to appropriate questions. The Audit Committee has selected Ernst & Young LLP as our independent registered public accounting firm for 2009. See “Proposal Three: Ratification of Selection of Independent Registered Public Accounting Firm.”

Audit and Other Services Fees

All services to be provided by Ernst & Young LLP are pre-approved by the Audit Committee, including audit services, audit-related services, tax services and certain other services. See “—Audit Committee’s Pre-Approval Policies and Procedures.” Aggregate fees billed to or incurred by the Company for services performed for the years ending December 31, 2008 and 2007, respectively, by Ernst & Young LLP were as follows:

	2008	2007
Audit fees(1)	$1,122,359	$1,066,550
Audit related fees(2)(5)	—	54,000
Tax fees(3)(5)	27,000	12,000
All other fees(4)(5)	39,070	—

Total	$1,188,429	$1,132,550

(1)

Includes services rendered for the audit of our annual financial statements, review of financial statements included in our quarterly reports on Form 10-Q and other audit services normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements.

(2)	Includes services rendered in connection with the audit of employee benefit plans.

(3)	Includes services for tax research and compliance.

(4)

For 2008, represents services provided for auditor transition for benefit plan audits; SEC filing to register additional shares under our Employee Stock Purchase Plan; and due diligence related to potential acquisition.

(5)

The Audit Committee has considered whether the provision of these services is compatible with maintaining the independence of our registered public accounting firm. The Audit Committee must pre-approve any non-audit services performed by our independent registered public accounting firm to the extent such services are not prohibited by law from being performed by such independent registered public accounting firm. See “—Audit Committee’s Pre-Approval Policies and Procedures.”

Audit Committee’s Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy under which audit and non-audit services to be rendered by our independent registered public accounting firm are pre-approved. The Audit Committee’s policy is to pre-approve all auditing services and our use of the independent public accountants to perform any non-audit or tax services which are not prohibited by Section 10A(g) of the Securities Exchange Act of 1934, subject to the de minimus exception for non-audit services described in Section 10A(i)(1)(B) of such Act. No services were provided by Ernst & Young LLP in 2008 or 2007 that were approved by the Audit Committee under SEC Regulation S-X Section 2-01(c)(7)(i)(C) (which addresses certain services considered de minimus approved by the Audit Committee after such services have been performed).

FUTURE SHAREHOLDER PROPOSALS

Proposals of shareholders intended to be presented at the Annual Meeting of Shareholders expected to be held in May 2010 must be received by us at our principal executive offices for inclusion in the Proxy Statement and form of proxy on or prior to 120 days in advance of the first anniversary date of this Proxy Statement. If a shareholder intends to present a proposal at the 2010 Annual Meeting, but does not seek to include such proposal in our Proxy Statement and form of proxy, such proposal must be received by us on or prior to 45 days in advance of the first anniversary of the date of this Proxy Statement or the persons named in the form of proxy for the 2010 Annual Meeting will be entitled to use their discretionary voting authority should such proposal then be raised at such meeting, without any discussion of the matter in our Proxy Statement or form of proxy.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers, directors and persons who own more than 10% of the Common Shares to file statements of beneficial ownership of our Common Shares. Based solely on a review of copies of the forms filed under Section 16(a) and furnished to us, we believe that all applicable Section 16(a) filing requirements were complied with during 2008, with the following exceptions: State Auto Mutual, an owner of more than 10% of our Common Shares, failed to timely file four Form 4s related to stock bonus awards made on July 1, 2007 (2,576 Common Shares), December 14, 2007 (10,485 Common Shares), February 19, 2008 (five Common Shares), and December 15, 2008 (10,530 Common Shares), to various employees of the Company; Robert P. Restrepo, a director and officer of the Company, and Mark A. Blackburn, James E. Duemey, Steven E. English, Clyde H. Fitch, Jr., Lorraine M. Siegworth and James A. Yano, each of whom is an officer of the Company, each failed to timely file two Form 4s related to an annual stock bonus award of five Common Shares made to him or her on December 14, 2007, and December 15, 2008; Cynthia A. Powell, an officer of the Company, failed to timely file four Form 4s, two of which related to an annual stock bonus award of five Common Shares made to her on December 14, 2007, and December 15, 2008, one of which related to the sale of 1,500 Common Shares on August 29, 2008 and one of which related to the sale of .438 Common Share on June 11, 2008; Cathy B. Miley, an officer of the Company, failed to timely file two Form 4s, one of which related to an annual stock bonus award of five Common Shares made to her on December 14, 2007, and one of which related to the sale of 5,000 Common Shares on February 20, 2008; and Steven R. Hazelbaker, an officer of the Company, failed to timely file one Form 4 related to an annual stock bonus award of five Common Shares made to him on December 14, 2007.

OTHER MATTERS

Management does not know of any other matters which may come before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their judgment on such matters.

We will bear the cost of solicitation of proxies. In addition to the use of the mails, proxies may be solicited personally or by telephone or electronic mail. Proxies may be solicited by our directors, officers, and regular employees, who will not receive any additional compensation for their solicitation services. We will reimburse banks, brokers, and nominees for their out-of-pocket expenses incurred in sending proxy material to the beneficial owners of shares held by them. If there are follow-up requests for proxies, we may employ other persons for such purpose.

JAMES A. YANO

Secretary

Exhibit A

STATE AUTO FINANCIAL CORPORATION

2009

EQUITY INCENTIVE COMPENSATION PLAN

Background Information

The directors and shareholders of State Auto Financial Corporation, an Ohio Corporation, (the “Company”), previously approved the Amended and Restated Equity Incentive Compensation Plan (the “Amended Plan”) to provide equity-based awards to key employees of the Company and its affiliates in order to more closely align the interests of the recipient key employees with the interests of the Company’s shareholders. The Amended Plan shall, by its terms, expire on July 1, 2010. The directors and shareholders of the Company now desire to approve and adopt the 2009 Equity Incentive Compensation Plan (the “Plan”) to provide equity-based awards and compensation for future periods.

Section 1. Purposes of Plan

The Plan is intended to advance the interests of the Company and its shareholders by enhancing the ability of the Company and its affiliates to attract and retain highly-qualified key employees and by providing additional incentives and compensation to such employees to achieve the Company’s long-term business plans and objectives. The Plan is also intended to encourage and enable key employees to participate in the Company’s future prosperity and growth by providing the participants with incentives and compensation based on the Company’s performance, development and financial success. The Plan is not intended to be, and shall not be construed as, a deferred compensation plan.

These purposes will be achieved by granting to key employees equity-based awards (the “Awards”) under the Plan in the form of: (A) Incentive Stock Options (“ISOs”), which are intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”); (B) stock options which are not intended to qualify as ISOs (“NQSOs”) (ISOs and NQSOs are referred to together hereinafter as “Stock Options”); (C) common shares of the Company (the “Shares”), which will be subject to a vesting schedule based on the recipient’s continued employment (“Restricted Shares”); (D) Shares which will be subject to a vesting schedule based on certain performance objectives (“Performance Shares”), (E) Performance Units as described in Section 9, and (F) Other Stock-Based Awards as described in Section 10. For purposes of this Plan, the terms “parent” and “subsidiary” mean “parent corporation” and “subsidiary corporation” respectively, as those terms are defined in Code Section 424.

Section 2. Administration

The Plan shall be administered by a committee (the “Committee”) which shall be the Compensation Committee of the Company’s Board of Directors (the “Board”). The members of the Committee shall serve at the pleasure of the Board, which may remove members from the Committee or appoint new members to the Committee from time to time and members of the Committee may resign by written notice to the Chairman of the Board or the Secretary of the Company. The members of the Committee shall not be eligible to participate in the Plan while serving on the Committee, and each member shall be a “non-employee director” within the meaning of Rule 16b-3, as amended, under the Securities Exchange Act of 1934 (the “Exchange Act”). Additionally, each member of the Committee shall be an “outside director” within the meaning of Code Section 162(m).

Unless otherwise determined by the Board, the Committee shall have full and final authority to administer the Plan in accordance with its terms, including, without limitation, authority, to the extent not inconsistent with the specific provisions of the Plan, to: (A) interpret all provisions of the Plan consistent with law; (B) designate the key employees to receive Awards under the Plan (such recipients, “Participants”); (C) determine the frequency of Awards; (D) determine the number and type of Awards to be granted to each Participant; (E) determine the terms and conditions, not inconsistent with the terms hereof, of any Award, including without limitation, time and performance restrictions; (F) prescribe the form and terms of instruments evidencing any Awards granted under this Plan; (G) determine the vesting requirement, if any, for Awards; (H) make special Award grants when appropriate; (I) adopt, amend and rescind general and special rules and regulations for the Plan’s administration including administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; (J) direct employees of the Company, its parent and the Company’s and its parent’s subsidiary corporations and affiliates, and advisors to prepare such materials or perform such analyses as the Committee deems necessary and appropriate; (K) interpret the terms and provisions of the Plan and any Award granted and any agreements relating thereto; (L) make all other determinations necessary or advisable for the administration of this Plan; and (M) take any other actions the Committee considers appropriate in connection with, and otherwise supervise the administration of, the Plan.

The Committee may designate selected Committee members or certain employees of the Company to assist the Committee in the administration of the Plan and may grant authority to such persons to execute documents on behalf of the Committee.

Any interpretation or administration of the Plan by the Committee, and all actions of the Committee, shall be made in the Committee’s sole discretion and shall be final, binding and conclusive on the Company, its shareholders, its parent and subsidiary corporations, and all Participants in the Plan, their respective legal representatives, successors and assigns, and upon all persons claiming under it through any of them.

Service on the Committee shall constitute service as a member of the Board of Directors of the Company, so that members of the Committee shall be entitled to indemnification, reimbursement and other protections as directors of the Company as set forth in the Company’s Amended and Restated Articles of Incorporation and Amended and Restated Code of Regulations, as each may be further amended from time to time, as set forth in the Indemnity Agreements between the Company and each of its directors, and additionally as provided, and to the full extent not prohibited, by law.

Section 3. Eligibility and Factors to be Considered in Granting Awards

The employees eligible to receive Awards under the Plan (“Eligible Employees”) shall include only employees of the Company or its parent or the Company’s or its parent’s subsidiary corporations or affiliates who: (A) are executive, administrative, professional or technical personnel who, in the opinion of the Committee, have responsibilities affecting the management, development or financial success of the Company or one or more of its subsidiaries or other affiliated entities; (B) perform services for the benefit of the Company, its parent or subsidiary corporations; and (C) are otherwise eligible employees as defined by applicable law. No director of the Company who is not also an employee of the Company, its parent or the Company’s or its parent’s subsidiary corporations or affiliates shall be eligible to participate in the Plan.

In making any determination as to the employees to whom Awards shall be granted, the Committee shall take into account, in each case, the level and responsibility of the employee’s position, the level of the employee’s performance, the employee’s level of compensation, the assessed potential of the employee and such other factors as the Committee in its sole discretion shall deem relevant to the accomplishment of the purposes of the Plan.

Section 4. Shares Subject to Plan

The maximum aggregate number of common shares, without par value, of the Company (“Shares”) which may be issued under the Plan shall be 2,000,000 shares; provided that in no event shall more than 33% of the Shares authorized for issuance under the Plan be granted in the form of Awards other than Stock Options.

For each calendar year, the maximum number of Shares which may be granted to Participants during that year in the form of Awards of Stock Options, Restricted Shares and Performance Shares shall not exceed 1.5% of the total number of shares outstanding as of December 31 of the prior year. For each calendar year, the maximum number of Shares which may be granted to any individual during that year in the form of Awards of Stock Options, Restricted Shares and Performance Shares shall not exceed 250,000 Shares.

The Shares which may be issued under the Plan may be authorized but unissued Shares or issued Shares reacquired by the Company and held as treasury Shares. If any Shares subject to a Stock Option granted under the Plan are forfeited by the holder thereof, or if any Restricted Shares or Performance Shares granted under the Plan are forfeited by the holder thereof, or if any Stock Option or other Award granted under the Plan terminates without a payment or transfer being made to the Award recipient in the form of Shares, then such Shares shall again be available for distribution in connection with future Awards under the Plan. If any Award granted under the Plan expires or terminates for any reason without having been fully exercised, the unpurchased Shares which had been subject to that Award shall again be available for other Awards to be granted under the Plan. The aggregate number of Shares shall be subject to adjustment under Section 11.(A) of the Plan.

Section 5. Grant of Awards

Any Awards may be granted alone or in addition to other Awards granted under the Plan. Any Awards granted under the Plan shall be in such form as the Committee may from time to time approve, consistent with the Plan, and the provisions of Awards need not be the same with respect to each Participant.

Each Award granted under the Plan shall be authorized by the Committee and shall be evidenced by a written award agreement (the “Award Agreement”), in the form approved by the Committee from time to time, which shall be dated as of the date approved by the Committee in connection with the grant, signed by an officer of the Company authorized by the Committee, and signed by the Participant, and which shall describe the Award and state that the Award is subject to all the terms and provisions of the Plan and such other terms and provisions, not inconsistent with the Plan, as the Committee may approve. The date on which the Committee approves the granting of an Award shall be deemed to be the date on which the Award is granted for all purposes, unless the Committee otherwise specifies. The granting of an Award under the Plan, however, shall be effective only if and when a written Award Agreement is duly executed and delivered by or on behalf of the Company and the Participant. Any Award Agreement which is not duly executed and returned by the Participant within 60 days of the granting of the Award shall be null and void.

Section 6. Stock Options

The Committee may, in its sole discretion and subject to the provisions of the Plan, grant to Eligible Employees and Participants at such times as it deems appropriate, Stock Options to purchase Shares. Stock Options granted under this Plan may be: (i) Options which are intended to qualify as ISOs under Code Section 422; and/or (ii) Stock Options which are not intended to qualify under Code Section 422. Stock Options may be allotted to Eligible Employees or Participants in such amounts, subject to the limitations specified in this Section and Sections 3 and 4 of the Plan, as the Committee, in its sole discretion, may from time to time determine.

Stock Options granted hereunder shall be evidenced by a Stock Option Award Agreement executed as set forth in Section 5 above, containing such terms and provisions not inconsistent with the terms of the Plan as are recommended and approved from time to time by the Committee. Each Stock Option Award Agreement shall be consistent with the Plan, including, without limitation, the following provisions:

(A)

Exercise Price. The exercise price per Share at which each Stock Option granted under the Plan may be exercised shall not be less than the Fair Market Value per Share at the time such Stock Option is granted. In the case of an Eligible Employee or Participant who owns Shares representing more than

10% of the total combined voting power of all classes of the Company’s stock, or the stock of any subsidiary, at the time an ISO is granted, the exercise price of the ISO shall not be less than 110% of the Fair Market Value of the Shares at the time the ISO is granted.

For the purposes of the Plan “Fair Market Value” means, as of any given transaction date, the following: (1) if the Company’s Shares are listed on a national securities exchange at the time of the transaction, then the Fair Market Value of each Share shall be no less than the average of the highest and lowest selling price on such exchange on the transaction date, or if there were no sales on said date, then on the next prior business day on which there were sales; (2) if the Company’s Shares are traded other than on a national securities exchange on the transaction date, then the Fair Market Value of each Share shall be not less than the last sale price as reported on the Nasdaq Stock Market as of the close of the regular trading day or the mean between the bid and asked price as reported on the National Association of Securities Dealers as the case may be, on the transaction date, or if there is no sale price or bid and asked price on said date, then on the next prior business date on which there was a sale price or bid or asked price. Notwithstanding the foregoing, Fair Market Value may be determined at the time of such transaction and according to the standard market processes or the procedures of the Plan’s third party administrator, as applicable.

If the Company’s Shares are not traded on any security exchange or reported on the Nasdaq Stock Market or by the National Association of Securities Dealers, then the Committee shall exercise its best judgment to make a good faith determination of the fair market value per Share. Such determination shall include a valuation of the Company’s present and future earnings capacity for the purpose of determining the fair market value of a Share of the Company’s Shares as of a specified date. The value determined shall be defined as the fair market value of a Share of stock for a specified period of time as defined by the Committee.

The Committee retains the right to determine the price per Share at which each NQSO granted under the Plan may be exercised, provided that no NQSO shall be granted at less than Fair Market Value.

(B)

Option Period and Vesting. Stock Options granted under the Plan are exercisable at such time or times as may be determined by the Committee (the “Vesting Date”). A Stock Option shall be exercisable only with respect to the Shares which have become vested pursuant to the terms of that Stock Option. Each Stock Option shall become vested with respect to Shares subject to that Stock Option on such date or dates and on the basis of such other criteria, including, without limitation, the performance of the Company, as the Committee may determine, in its discretion, and as shall be specified in the applicable Stock Option Award Agreement. The Committee shall have the authority, in its discretion, to accelerate the time at which a Stock Option shall be exercisable whenever it may determine that such action is appropriate by reason of changes in applicable tax or other law or other changes in circumstances occurring after the grant of such Stock Option.

A Stock Option granted under the Plan shall terminate, and the right of the Participant (or the Participant’s estate, personal representative, or beneficiary) to purchase Shares upon exercise of the Stock Option shall expire, after the date determined by the Committee at the time the Stock Option is granted (the “Expiration Date”). No Stock Option, however, may have a life of more than 10 years after the date the Stock Option is granted. In the case of a Participant who owns stock representing more than 10% of the total combined voting power of all classes of the Company’s stock, or the stock of any subsidiary at the time an ISO is granted, the ISO may not have a life of more than five years after the date on which it is granted. The date on which the Committee approves the granting of a Stock Option shall be deemed the date on which the Stock Option is granted, unless the Committee specifically designates a different date on which the Stock Option shall be deemed to have been granted, subject to Section 6.(A) of the Plan.

(C)	Exercise of Stock Options.

(1)

By an Eligible Employee or Participant During Continuous Employment. Subject to Section 6.(E) below, during the lifetime of an Eligible Employee or Participant to whom a Stock Option is granted, the Stock Option may be exercised only by the Eligible Employee or Participant.

An Eligible Employee or Participant who has been continuously employed by the Company, its parent or the Company’s or its parent’s subsidiaries and affiliates since the date of the Stock Option grant is eligible to exercise all Stock Options granted beginning on the Vesting Date, or on the date on which the Stock Option is granted, whichever is later, and continuing up to and including the Expiration Date. The Committee will decide in each case to what extent leaves of absence for government or military service, illness, temporary disability or other reasons shall not for this purpose be deemed interruptions of continuous employment.

(2)

By a Former Employee. If a Participant’s employment by the Company and its subsidiaries terminates for any reason other than death, disability or retirement (as each is defined below), then: (a) to the extent any Stock Option held by such Participant is not vested as of the date of such termination, such Stock Option shall automatically terminate on such date; and (b) to the extent any Stock Option held by such Participant is vested as of the date of such termination, such Stock Option may thereafter be exercised for a period of 90 days (or, with respect to NQSOs, such longer period as the Committee may specify at or after grant) from the date of such termination or until the expiration of the stated term of such Stock Option, whichever period is shorter; provided that, upon the termination of the Participant’s employment by the Company or its subsidiaries for illegal conduct, any and all unexercised Stock Options granted to such Participant shall immediately lapse and be of no further force or effect.

(3)

In Case of Retirement. If a Participant who was granted a Stock Option terminates employment due to retirement, as such term is defined in the State Auto Insurance Companies Employee Retirement Plan, the Stock Options shall immediately vest and must be exercised as follows: (a) ISOs must be exercised within 90 days of such termination (but no later than the Expiration Date) and (b) NQSOs must be exercised on or before the Expiration Date. If the Participant should become permanently and totally disabled, as defined in Code Section 22(e)(3) or die within the aforementioned 90-day period following termination due to retirement, the provisions contained in Section 6.(C), paragraphs 4 and 5 hereof respectively, shall apply. Notwithstanding Section 6.(B), all Stock Options previously granted to the Participant may be immediately exercised by a Participant whose employment terminates due to retirement prior to the Vesting Date.

(4)

In Case of Permanent and Total Disability. If a Participant who was granted a Stock Option terminates employment with the Company and its subsidiaries because of permanent and total disability, as defined in Code Section 22(e)(3), such Stock Option must be exercised as follows: (a) ISOs must be exercised within one year of such termination (but no later than the Expiration Date), and (b) NQSOs must be exercised on or before the Expiration Date. If the Participant should die within the aforementioned one-year period following termination due to such permanent and total disability, the provisions contained in Section 6.(C), paragraph 5 hereof, shall apply. Notwithstanding Section 6.(B), all Stock Options previously granted to the Participant may be immediately exercised by the Participant who becomes permanently and totally disabled, as defined in Code Section 22(e)(3), prior to the Vesting Date.

(5)

In Case of Death. If a Participant who was granted a Stock Option dies, such Stock Options must be exercised as follows: (a) ISOs must be exercised within one year of such death (but no later than the Expiration Date), and (b) NQSOs must be exercised on or before the Expiration Date, provided that if such Participant dies with less than 90 days remaining prior to the Expiration Date, the estate or successor(s) in interest of such Participant shall have a period of 180 days from the date of death of such Participant to exercise such Stock Option, regardless of the Expiration Date.

(6)	Sequential Exercise Requirement. ISOs and NQSOs may be exercised in any order the Participant may deem appropriate.

(7)

Termination of Stock Options. A Stock Option granted under this Plan shall be considered terminated in whole or in part, to the extent that, in accordance with the provisions of this Plan, it can no longer be exercised for Shares originally subject to the Stock Option. Except as otherwise permitted by the Committee in its sole discretion, no Stock Option held by a transferee of a Participant pursuant to Section 6.(E)(3), below, shall remain exercisable for any period of time longer than would otherwise be permitted under Sections 6.(C)(2),(3),(4) and (5) without specification of other periods by the Committee as provided therein.

(D)

Method of Exercise. Any Stock Option granted hereunder shall be exercisable at such times and under such conditions as shall be permissible under terms of the Plan and of the Stock Option Award Agreement between the Company and the Participant.

Each Stock Option granted under this Plan shall be deemed exercised, in whole or in part, when the Participant shall indicate the decision to do so by written notice delivered in person or by facsimile or electronic transmission or by certified mail to the Secretary of the Company. The notice shall state the election to exercise the Stock Option, the number of Shares with respect to which it is being exercised, the person in whose name the stock certificate or certificates is to be registered and the address and Social Security Number of such recipient. The notice shall be signed by the person or persons entitled to exercise the Stock Option and, if the Stock Option is being exercised by any person or persons other than the Participant, be accompanied by proof, satisfactory to legal counsel of the Company, of the right of such person to exercise the Stock Option. The Participant shall at the same time tender to the Company payment in full, in cash or by certified bank cashier’s or teller’s check, for the Shares for which the Stock Option is exercised and shall comply with such other reasonable requirements as the Committee may establish, pursuant to Section 11.(D) of the Plan. These provisions shall not preclude exercise of, or payment for a Stock Option by any other proper legal method specifically approved by the Committee, including, but not limited to, the constructive delivery or actual delivery of eligible, unrestricted Shares with a Fair Market Value equal to the total option price at the time of exercise in accordance with rules and procedures prescribed or approved by the Committee.

Except as otherwise set forth in any agreement between the Participant and the Company with respect to the Stock Option, as approved by the Committee, no person, estate or other entity shall have any of the rights of the shareholder with reference to Shares subject to a Stock Option until a certificate for the Shares has been issued by the Company.

A Stock Option granted under this Plan may be exercised for any lesser number of Shares than the full amount for which it could be exercised. Such a partial exercise of a Stock Option shall not affect the right to exercise the Stock Option from time to time in accordance with this Plan for the remaining Shares subject to the Stock Option. The Stock Option may be exercised only with respect to full Shares and no fractional Shares of common stock shall be issued upon exercise of the Option.

(E)

Non-Transferability. Except as provided in this paragraph, no Stock Option granted to an Eligible Employee or Participant under the Plan shall be transferable other than by will or the laws of descent and distribution and shall be exercisable during the Participant’s lifetime only by such Participant, or the Participant’s legal representative. Any attempted transfer (other than as provided in this paragraph) shall be null and void. Without limiting the generality of the foregoing, (1) ISOs may be transferred only upon the Participant’s death and only by will or the laws of descent and distribution and, in the case of such a transfer, shall be exercisable only by the transferee or such transferee’s legal representative, (2) NQSOs may be transferred by will or the laws of descent and distribution and, in the case of such a transfer, shall be exercisable only by the transferee or such transferee’s legal representative, and (3) the Committee may, in its sole discretion and in the manner established by the Committee, provide for the irrevocable transfer, without payment of consideration, of any NQSO by a Participant to such Participant’s parent(s), spouse, children, grandchildren, nieces, or nephews or to the trustee of a trust for the principal benefit of one or more such persons or to a partnership whose only partners are one or more such persons, and, in the case of such transfer, such NQSO shall be exercisable only by the transferee or such transferee’s legal representative. In addition, NQSOs and, if permitted by applicable law, ISOs may be transferred pursuant to a Qualified Domestic Relations Order, as defined in Code Section 414(p), to a Participant’s former spouse. Any such Stock Option which is transferred shall continue to be subject to all provisions and conditions of the Plan and the Stock Option Award Agreement applicable to the Stock Option prior to its transfer, including without limitation, vesting requirements, restrictions on transferability and limitations on exercise following termination of employment or death or disability, provided that the person receiving the transfer shall have the same right to exercise as the Participant who transferred the Option, notwithstanding Section 11.(D) to the contrary. Notwithstanding the foregoing, the Committee shall only have authority to grant Stock Options which may be transferred pursuant to this Section if it is reasonably satisfied that such grant will not cause other Stock Options under the Plan to lose the exemption provided by Rule 16b-3 promulgated under the Exchange Act as amended from time to time.

(F)

No Stock Option Repricing Without Shareholder Approval. The exercise price per Share of any Stock Option granted under the Plan shall not be changed or modified after the time such Stock Option is granted unless such change or modification is made with the prior approval of the Company’s shareholders.

Section 7. Restricted Shares

Restricted Shares awarded under the Plan shall be subject to the following terms and conditions and such additional terms and conditions not inconsistent with the terms of the Plan as the Committee deems appropriate. Each Restricted Share grant shall be evidenced by a Restricted Share Award Agreement, executed as set forth in Section 5, above, which shall be consistent with the Plan, including without limitation, the following provisions:

(A)

Price. The purchase price for Restricted Shares shall be any price set by the Committee and may be zero. Payment in full of the purchase price shall be made by certified or bank cashier’s check or other form of payment acceptable to the Company, or, if approved by the Committee, by (1) actual or constructive delivery of unrestricted Shares having a Fair Market Value on the date of such delivery equal to the total purchase price, or (2) a combination of the preceding methods.

(B)

Acceptance of Restricted Shares. At the time of the Restricted Share Award, the Committee may determine that such Shares shall, after vesting, be further restricted as to transferability or be subject to repurchase by the Company or forfeiture upon the occurrence of certain events determined by the Committee, in its sole discretion, and specified in the Restricted Share Award Agreement. Awards of Restricted Shares must be accepted by the Participant within 30 days (or such other period as the Committee may specify at grant) after the grant date by executing the Restricted Share Award Agreement. The Participant shall not have any rights with respect to the grant of Restricted Shares unless and until the Participant has executed the Restricted Share Award Agreement, delivered a fully executed copy thereof to the Company, and otherwise complied with the applicable terms and conditions of the Award.

(C)

Share Restrictions. Subject to the provisions of the Plan and the applicable Restricted Share Award Agreement, during such period as may be set by the Committee, in its discretion, and as shall be set forth in the applicable Restricted Share Award Agreement (the “Restriction Period”), the Participant shall not be permitted to sell, transfer, pledge, assign or otherwise encumber the Restricted Shares. Furthermore, the Committee shall have the authority, in its sole discretion, to determine the voting rights (which may be full or limited), dividend rights (which may be full or limited), or other shareholder rights associated with the Restricted Shares during the Restriction Period, which rights shall be set forth in the applicable Restricted Share Award Agreement.

The Committee shall have the authority, in its sole discretion, to accelerate the time at which any or all of the restrictions shall lapse with respect to any Restricted Shares or to remove any or all restrictions after the grant of such Restricted Shares. Unless otherwise determined by the Committee at or after grant or termination of the Participant’s employment, if the Participant’s employment by the Company and its parent or subsidiaries terminates during the Restriction Period, all Restricted Shares held by such Participant and still subject to restriction, shall be forfeited by the Participant.

(D)

Stock Issuances and Restrictive Legends. Upon execution and delivery of the Restricted Share Award Agreement as described above and receipt of payment of the full purchase price for the Restricted Shares subject to such Restricted Share Award Agreement, the Company shall, no later than 30 days thereafter, issue the Restricted Shares. Restricted Shares may be issued in the form of a certificate, by book entry, or otherwise, in the Company’s sole discretion, and shall bear an appropriate restrictive legend. Notwithstanding the foregoing to the contrary, the Company may, in the Committee’s sole discretion, issue Restricted Shares (whether or not such Restricted Shares are, at the time of such issuance, the subject of an Award) to the trustee of a trust set up by the Committee, consistent with the terms and conditions of the Plan, to hold such Restricted Shares until the restrictions thereon have lapsed (in full or in part, in the Committee’s sole discretion), and the Committee may require that, as a condition of any Restricted Share Award, the Participant shall have delivered to the Company or such trustee, as appropriate, a stock power, endorsed in blank, relating to the Restricted Shares covered by the Award.

(E)

Stockholder Rights. Unless otherwise provided in the applicable Restricted Share Award Agreement, no Participant (or his executor or administrator or other transferee) shall have any rights of a stockholder in the Company with respect to the Restricted Shares covered by an Award unless and until the Restricted Shares have been duly issued and delivered to him under the Plan.

(F)

Expiration of Restriction Period. Upon the expiration of the Restriction Period without prior forfeiture of the Restricted Shares (or rights thereto) subject to such Restriction Period, unrestricted Shares shall be issued and delivered to the Participant.

Section 8. Performance Shares

Performance Shares awarded under the Plan shall be subject to the following terms and conditions and such additional terms and conditions not inconsistent with the terms of the Plan as the Committee deems appropriate. Each Performance Share grant shall be evidenced by a Performance Share Award Agreement, executed as set forth in Section 5, above, which shall be consistent with the Plan, including without limitation the following provisions:

(A)	Performance Periods and Goals.

(1)

The performance period for each Award of Performance Shares shall be of such duration as the Committee shall establish at the time of the Award (the “Performance Period”), but in no event less than one calendar year. There may be more than one Award in existence at any one time, and Performance Periods may differ.

(2)

The Committee shall establish in writing a range of performance goals (the “Performance Goals”) to be achieved during the Performance Period at the time of each Award of Performance Shares (but in no event later than 90 days after the commencement of the Performance Period). The Performance Goals shall be determined by the Committee using such measures of the performance of the Company over the Performance Period as the Committee shall select, including, without limitation, earnings, return on capital, revenue, premiums, net income, earnings per share, combined ratio, loss ratio, expense ratio, assets, equity, cash flows, stock price, total shareholders return, or any other performance goal approved by the stockholders of the Company in accordance with Code Section 162(m). Performance Shares awarded to Participants will be earned as determined by the Committee with respect to the attainment of the Performance Goals set for the Performance Period. At the end of each Performance Period, the Committee shall certify the extent to which the Performance Goals were met during the Performance Period. Attainment of the highest Performance Goal for the Performance Period will earn 100% of the

Performance Shares awarded for the Performance Period; failure to attain the lowest Performance Goal for the Performance Period will earn none of the Performance Shares awarded for the Performance Period.

(3)

Attainment of the Performance Goals will be calculated from the consolidated financial statements of the Company but shall exclude (a) the effects of changes in federal income tax rates, (b) the effects of unusual, non-recurring and extraordinary items as defined by United States generally accepted accounting principles (“GAAP”), and (c) the cumulative effect of changes in accounting principles in accordance with GAAP. The Performance Goals may vary for different Performance Periods and need not be the same for each Participant receiving an Award for a Performance Period. The Committee may, in its sole discretion, subject to the limitations of Section 11.(J), vary the terms and conditions of any Performance Share Award, including, without limitation, the Performance Period and Performance Goals, without stockholder approval, as applied to any recipient who is not a “covered employee” with respect to the Company as defined in Code Section 162(m). In the event applicable tax or securities laws change to permit the Committee discretion to alter the governing performance measures as they pertain to covered employees without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval.

(B)

Price. The purchase price for Performance Shares shall be any price set by the Committee and may be zero. Payment in full of the purchase price shall be made by certified or bank cashier’s check or other form of payment acceptable to the Company, or, if approved by the Committee, by (1) delivery of unrestricted Shares having a Fair Market Value on the date of such delivery equal to the total purchase price, or (2) a combination of the preceding methods.

(C)

Acceptance of Performance Shares. At the time of the Performance Share Award, the Committee may determine that such Shares shall, after vesting pursuant to the Performance Period and Performance Goal provisions described above, be further restricted as to transferability or be subject to repurchase by the Company or forfeiture upon the occurrence of certain events determined by the Committee, in its sole discretion, and specified in the Performance Share Award Agreement. Awards of Performance Shares must be accepted by the Participant within 30 days (or such other period as the Committee may specify at grant) after the grant date by executing the Performance Share Award Agreement. The Participant shall not have any rights with respect to the grant of Performance Shares unless and until the Participant has executed the Performance Share Award Agreement, delivered a fully executed copy thereof to the Company and otherwise complied with the applicable terms and conditions of the Award.

(D)

Share Restrictions. Subject to the provisions of the Plan and the applicable Performance Share Award Agreement, during the Performance Period and any additional Restriction Period (as defined in Section 7.(C), above), the Participant shall not be permitted to sell, transfer, pledge, assign or otherwise encumber the Performance Shares. Furthermore, the Committee shall have the authority, in its sole discretion, to determine the voting rights (which may be full or limited), dividend rights (which may be full or limited), or other shareholder rights associated with the Performance Shares during the Restriction Period, which rights shall be set forth in the applicable Performance Share Award Agreement.

The Committee shall have the authority, in its sole discretion, to accelerate the time at which any or all of the restrictions shall lapse with respect to any Performance Shares. Unless otherwise determined by the Committee at or after grant or termination of the Participant’s employment, if the Participant’s employment by the Company and its subsidiaries terminates during the Performance Period or the Restriction Period, all Performance Shares held by such Participant and still subject to restriction shall be forfeited by the Participant.

(E)

Stock Issuances and Restrictive Legends. Despite the execution and delivery of the Performance Share Award Agreement as described above, the Company shall have no obligation to issue the Performance Shares prior to the vesting of the Performance Shares, provided that the Company shall issue the Performance Shares no later than 30 days after such vesting and after payment in full of the purchase price for such Performance Shares. Performance Shares may be issued, whenever issued, in the form of a certificate, by book entry, or otherwise, in the Company’s sole discretion, and shall bear such restrictive legend as is consistent with applicable restrictions, if any, including without limitation those represented by the Performance Period and Performance Goals and those described in Section 8.(D), above. The Committee may require that, whenever issued, the Performance Shares be issued to and held by the Company or a trustee until the restrictions on such Performance Shares have lapsed (in full or in part), and that, as a condition of any Performance Share Award, the Participant shall have delivered a stock power, endorsed in blank, relating to the Performance Shares covered by the Award.

(F)

Stockholder Rights. Unless otherwise provided in the applicable Performance Share Award Agreement, no Participant (or his executor or administrator or other transferee) shall have any rights of a stockholder in the Company with respect to the Performance Shares covered by an Award unless and until the Performance Shares have been duly issued and delivered to him under the Plan.

(G)

Expiration of Restriction Period. Subject to fulfillment of the terms and conditions of the applicable Performance Share Award Agreement and any other vesting requirements related to the applicable Performance Period or Performance Goals, upon the expiration of the Restriction Period without prior forfeiture of the Performance Shares (or rights thereto) subject to such Restriction Period, unrestricted Shares shall be issued and delivered to the Participant.

(H)

Termination of Employment. If a Participant’s employment by the Company and its subsidiaries terminates before the end of any Performance Period due to the Participant’s death, disability (as defined by the Committee in its discretion at the time of grant and set forth in the Performance Share Award Agreement), or Change in Control, the Committee, taking into consideration the performance of such Participant, the level of attainment of the Participant’s Performance Goals and the performance of the Company over the Performance Period, may authorize the issuance to such Participant (or his legal representative or designated beneficiary) of all or a portion of the Performance Shares which would have been issued to him had his employment continued to the end of the Performance Period. If the Participant’s employment by the Company and its subsidiaries terminates before the end of any Performance Period for any other reason, all Performance Shares shall be forfeited.

Section 9. Performance Units

The Committee may award performance units under the Plan (“Performance Units”), which shall represent the right of the Participant to receive an amount equal to the value related to the Performance Units awarded, such value to be determined in the manner established by the Committee at the time of the Award, but may not be less than a value per Performance Unit equal to the Fair Market Value of a Share. For each calendar year, the maximum number of Performance Units which may be granted to any individual during that year shall not exceed 100,000 Performance Units. Each Performance Unit grant shall be evidenced by a Performance Unit Award Agreement as provided in Section 5, above, which shall be consistent with the Plan, including without limitation the following provisions:

(A)

Establishment of Performance Accounts. At the time of an Award consisting in whole or in part of Performance Units, the Company shall establish an account (the “Performance Account”) in the name of the Participant to whom such Performance Units are awarded. Performance Units awarded to a Participant shall be credited to such Participant’s Performance Account.

(B)	Performance Periods and Goals.

(1)

The Performance Period for each Award of Performance Units shall be of such duration as the Committee shall establish at the time of the Award, but in no event less than one calendar year. There may be more than one Award outstanding at any one time, and Performance Periods may differ for different Awards.

(2)	The Committee shall establish in writing a range of Performance Goals to be achieved during the Performance Period at the time of each Award of Performance Units (but in no event later than 90 days after the commencement of the Performance Period). The Performance Goals shall be determined by the Committee using such measures of the performance of the Company over the Performance Period as the Committee shall select, including without limitation, earnings, return on capital, revenue, premiums, net income, earnings per share, combined ratio, loss ratio, expense ratio, assets, equity, cash flows, stock price, total shareholder return, or any other performance goal approved by the stockholders of the Company in accordance with Code Section 162(m). Performance Units awarded to Participants will be earned as determined by the Committee with respect to the attainment of the Performance Goals set for the Performance Period. At the end of each Performance Period, the Committee shall certify the extent to which the Performance Goals were met during the Performance Period. Attainment of the highest Performance Goal for the Performance Period will earn 100% of the Performance Units awarded for the Performance Period; failure to attain the lowest Performance Goal for the Performance Period will earn none of the Performance Units awarded for the Performance Period.

(3)

Attainment of the Performance Goals will be calculated from the consolidated financial statements of the Company but shall exclude (a) the effects of changes in federal income tax rates, (b) the effects of unusual, non-recurring and extraordinary items as defined by GAAP and (c) the cumulative effect of changes in accounting principles in accordance with GAAP. The Performance Goals may vary for different Performance Periods and need not be the same for each Participant receiving an Award for a Performance Period. The Committee may, in its sole discretion, subject to the limitations of Section 11.(J), vary the terms and conditions of any Performance Unit Award, including without limitation the Performance Period and Performance Goals, without stockholder approval, as applied to any recipient who is not a “covered employee” with respect to the Company as defined in Code Section 162(m). In the event applicable tax or securities laws change to permit the Committee discretion to alter the governing performance measures as they pertain to covered employees without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval.

(C)

Rights and Benefits During Performance Period. The Committee may provide that amounts equivalent to interest at such rates as the Committee may determine shall be payable with respect to Performance Units. All amounts payable pursuant to this Section 9.(C) shall be credited for valuation purposes to the Participant’s Performance Account.

(D)	Payment Respecting Performance Units.

(1)

Performance Units shall be earned to the extent that the terms and conditions of the Plan and the applicable Performance Unit Award Agreement are met. Notwithstanding the foregoing, Performance Units and any other amounts credited to the Participant’s Performance Account shall be payable to the Participant only when, if, and to the extent that the Committee determines to make such payment.

(2)

Any payment determination with respect to each Award of Performance Units and the corresponding Performance Period shall be made by the Committee during the first two months following the end of the Performance Period.

(3)

Payment for Performance Units and any related amounts equivalent to interest may be made in a lump sum or in installments, in cash, Shares, other Awards, other property or a combination thereof, and may have such other terms as the Committee may determine.

(E)

Termination of Employment. If a Participant’s employment by the Company and its subsidiaries terminates before the end of any Performance Period due to the Participant’s death, disability (as defined by the Committee in its discretion at the time of Grant and set forth in the Performance Unit Award Agreement), or Change in Control, the Committee, taking into consideration the performance of such Participant, the level of attainment of the Participant’s Performance Goals and the performance of the Company over the Performance Period, may authorize the payment to such Participant (or his legal representative or designated beneficiary) of all or a portion of the amount which would have been paid to him had his employment continued to the end of the Performance Period. If the Participant’s employment by the Company and its subsidiaries terminates for any other reason, all Performance Units and amounts credited to the Participant’s Performance Account shall be forfeited.

Section 10. Other Stock-Based Awards

The Committee is authorized, subject to limitations under applicable law, to grant such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, the Stock and factors that may influence the value of the Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified Subsidiaries (“Other Stock-Based Awards”). The Committee shall determine the terms and conditions of such Awards. Stock issued pursuant to an Award in the nature of a purchase right granted under this Section 10 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may be granted pursuant to this Section 10.

Section 11. Other Provisions

(A)

Adjustments upon Changes in Capitalization. In the event the Company changes its outstanding Shares by reason of stock splits, stock dividends or any other increase or reduction of the number of outstanding Shares without receiving consideration in the form of money, services or property deemed appropriate by the Board, the aggregate number of Shares subject to the Plan shall be proportionately adjusted, and the number of Shares and the option price for each Share subject to the unexercised portion of any then outstanding Award shall be proportionately adjusted with the objective that the Participant’s proportionate interest in the Company shall remain the same as before the change without any change in the total option price applicable to the unexercised portion of the then outstanding Awards, all as determined by the Committee in its sole discretion.

In the event of any other recapitalization or any merger, consolidation or other reorganization of the Company, the Committee shall make such adjustment, if any, as it may deem appropriate to accurately reflect the number and kind of Shares deliverable, and the option prices payable, upon subsequent exercise of any then outstanding Awards, as determined by the Committee in its sole discretion.

The Committee’s determination of the adjustments appropriate to be made under this Section 11.(A) shall be conclusive upon all Participants and other Eligible Employees under the Plan. Notwithstanding anything in this Section 11.(A) to the contrary, any adjustment made under this Section 11.(A) shall be made in a manner that will not constitute a “modification” within the meaning defined in Code Section 424(h).

(B)	Change in Control.

(1)

Impact of Event. Notwithstanding any provision of this Plan or any Award Agreement to the contrary (unless such Award Agreement contains a provision referring specifically to this Section 11.(B) and stating that this Section 11.(B) shall not be applicable to the Award evidenced by such Award Agreement), if a Change in Control or a Potential Change in Control (each as defined below) occurs, then:

(a)

Any and all Stock Options theretofore granted and not fully vested shall thereupon become vested and exercisable in full and shall remain so exercisable in accordance with their terms, and the restrictions applicable to any or all Restricted Shares, Performance Shares and

Performance Units shall lapse and such Shares and Awards shall be fully vested; provided that no Stock Option or other Award right which has previously been exercised or otherwise terminated shall become exercisable; and

(b)

The Company may, at its option, terminate any or all outstanding, unexercised Stock Options and portions thereof not more than 30 days after such Change in Control or Potential Change in Control; provided that the Company shall, upon such termination and with respect to each Stock Option so terminated, pay to the Participant of each terminated Stock Option (or such Participant’s transferee, if applicable) cash, less applicable withholding taxes, in an amount equal to the difference between the option price, as described in Section 6.(C), and the “Change in Control Price” (as defined in Section 11.(B)(4)) as of the date such Change in Control or such Potential Change in Control is determined to have occurred or such other date as the Company may determine prior to the Change in Control; and provided further that if such Change in Control Price is less than such option price, then the Board may, in its sole discretion, terminate such Stock Option without any payment.

(2)	Definition of Change in Control. For purposes of Section 11.(B)(1), a Change in Control means the happening of any of the following:

(a)

When any “person” as defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) of the Exchange Act, but excluding the Company and any subsidiary and any employee benefit plan sponsored or maintained by the Company or any subsidiary (including any trustee of such plan acting as trustee) and excluding State Automobile Mutual Insurance Company, directly or indirectly, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act, as amended from time to time), of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities; or

(b)

When, during any period of 24 consecutive months during the existence of the Plan, the individuals who, at the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason other than death to constitute at least a majority of the Board; provided, however, that a director who was not a director at the beginning of such 24-month period shall be deemed to have satisfied such 24-month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of, or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such 24-month period) or by prior operation of this Section 11.(B)(2)(b); or

(c)

The occurrence of a transaction requiring shareholder approval for the acquisition of the Company by an entity other than the Company or subsidiary through purchase of assets, by merger or otherwise; or

(d)	The occurrence of a “Rule 13e-3 transaction” (as defined in Rule 13e-3 under the Exchange Act) requiring approval by the shareholders of the Company.

(3)	Definition of Potential Change in Control. For purposes of Section 11.(B)(1), a Potential Change in Control means the happening of any one of the following:

(a)	The approval by shareholders of an agreement by the Company, the consummation of which would result in a Change in Control of the Company as defined in Section 11.(B)(2) above; or

(b)

The acquisition of beneficial ownership, directly or indirectly, by any entity, person or group (other than the Company, a subsidiary or any Company employee benefit plan (including any trustee of such plan acting as such trustee) and other than State Automobile Mutual Insurance Company) of securities of the Company representing 20% or more of the combined voting power of the Company’s outstanding securities and the adoption by the Board of a resolution to the effect that a Potential Change in Control of the Company has occurred for purposes of this Plan.

(4)

Definition of Change in Control Price. For purposes of this Section 11, “Change in Control Price” means the highest price per share bid or paid, as applicable, in any transaction reported by the National Association of Securities Dealers on the Nasdaq Stock Market or otherwise or on any stock exchange on which the Shares are listed or paid or offered in any bona fide transaction related to a potential or actual Change in Control of the Company at any time during the 60-day period immediately preceding the occurrence of the Change in Control (or, where applicable, the occurrence of the Potential Change in Control event).

(C)

Compliance with Law and Approval of Regulatory Bodies. No right under the Plan shall be exercisable and no Shares will be delivered under this Plan except in compliance with all applicable Federal and State laws and regulations including, without limitation, compliance with withholding tax requirements, compliance with Federal and State securities laws and regulations and with the rules of all domestic stock exchanges on which the Company’s Shares may be listed. Any Share certificate issued to evidence shares for which a Stock Option is exercised may bear legends and statements the Committee shall deem advisable to assure compliance with Federal and State laws and regulations, to implement buy-sell restrictions or for other purposes deemed appropriate by the Committee. No Stock Option shall be exercisable and no Shares will be delivered under this Plan, until the Company has obtained consent or approval from regulatory bodies, Federal or State, having jurisdiction over such matters as the Committee may deem advisable. The Company shall not be required to deliver any Shares or other securities under the Plan prior to such registration or other qualification of such Shares or other securities under any State or Federal law, rule or regulation as the Committee shall determine to be necessary or advisable.

In the case of the exercise of any Stock Option by a person or estate acquiring the right to exercise the Stock Option by bequest or inheritance, the Committee may require reasonable evidence as to the ownership of the Stock Option and may require consents and releases of taxing authorities that it may deem advisable.

The Committee may require each person acquiring Shares under the Plan (1) to represent and warrant to and agree with the Company in writing that such person is acquiring the Shares without a view to the distribution thereof, and (2) to make such additional representations, warranties and agreements with respect to the investment intent of such person or persons as the Committee may reasonably request. Any certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

All Shares or other securities delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed and any applicable Federal or State securities law, and the Committee may cause a legend or legends to be put on any certificates evidencing such Shares to make appropriate reference to such restrictions.

(D)

Forfeiture Events. The Board may, in its discretion, require that all or any portion of the value of the Awards made under the Plan, as well as any gain on the exercise of such Awards, is subject to an obligation of repayment to the Company upon: (i) the violation of any non-competition and confidentiality covenant applicable to the Participant; (ii) a financial restatement where (1) the amount of the Participant’s Award(s) was calculated based upon the achievement of certain financial results that were subsequently the subject of a financial statement restatement; (2) the Participant engaged in fraudulent misconduct that caused or substantially contributed to the need for the financial statement restatement; and (3) the amount of the Participant’s Award(s) would have been lower than the amount actually awarded or received by such Participant had the financial results been properly reported; or

(iii) the Participant has engaged in any wrongful conduct during the Participant’s employment with the Company which has a material adverse effect on the Company as determined by the Board, in good faith.

(E)

No Right to Employment. The adoption of the Plan, its operation, any document describing or referring to the Plan, or any part thereof, or the grant of one or more Awards to an Eligible Employee shall not confer upon any Participant under this Plan any right to continue in the employ of the Company or its subsidiaries or any other affiliated entity, or shall not in any way affect the right and power of the Company to terminate the employment of any Participant under this Plan at any time with or without assigning a reason therefor, to the same extent as the Company might have done if this Plan had not been adopted.

(F)

Restriction on Exercise After Termination. Notwithstanding any provision of this Plan to the contrary, no unexercised right created under this Plan (an “Unexercised Right”) and held by a Participant on the date of termination of such Participant’s employment by the Company and its subsidiaries for any reason shall be exercisable after such termination if, prior to such exercise, the Participant violates any non-competition or confidentiality agreement or similar provision set forth in the Award Agreement pursuant to which such Unexercised Right was awarded.

(G)

Successors in Interest. This Plan shall be binding upon, inure to the benefit of, and be enforceable by and against successors, assignees and transferees of the Company and, if appropriate, the personal representatives and heirs of the Eligible Employee or Participant.

(H)

Rights as a Stockholder. No Participant or his executor or administrator or other transferee shall have any rights of a stockholder in the Company with respect to the Shares covered by an Award unless and until such Shares have been duly issued and delivered to him under the Plan.

(I)

Acceleration of Rights. The Committee shall have the authority, in its discretion, to accelerate the time at which a Stock Option or other Award right shall be exercisable whenever it may determine that such action is appropriate by reason of changes in applicable tax or other laws or other changes in circumstances occurring after the grant of the Award.

(J)

Interpretation, Amendment or Termination of the Plan. The interpretation by the Committee of any provision of the Plan or of any Award Agreement executed pursuant to the grant of an Award under the Plan shall be final and conclusive upon all Eligible Employees, Participants or transferees under the Plan. The Board, without further action on the part of the stockholders of the Company, may from time to time alter, amend or suspend the Plan or may at any time terminate the Plan, provided that: (1) no such action shall materially and adversely affect any outstanding Stock Option or other right under the Plan without the consent of the holder of such Stock Option or other right; and (2) except for the adjustments provided for in Section 11.(A), above, no amendment may be made by Board action without stockholder approval if the amendment would (a) materially increase the benefits accruing to Participants under the Plan, (b) materially increase the number of Shares which may be issued under the Plan, (c) materially modify the requirements as to eligibility for participation in the Plan, (d) extend the maximum option period of Stock Options or (e) effect any other change which requires stockholder approval under applicable law or regulation. Subject to the above provisions, the Board shall have authority to amend the Plan to take into account changes in applicable tax and securities laws and accounting rules, as well as other developments.

(K)

Unfunded Status of the Plan. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments or deliveries of Shares not yet made by the Company to a Participant or transferee nothing contained herein shall give any such Participant or transferee any rights that are greater than those of a general creditor of the Company. The Committee may authorize the creation of trusts or other arrangements to meet obligations created under the Plan to deliver Shares or payments hereunder consistent with the foregoing.

(L)

Protection of Board and Committee. No member of the Board or the Committee shall have any liability for any determination or other action made or taken in good faith with respect to the Plan or any Award granted under the Plan.

(M)

Government Regulations. Notwithstanding any provision of the Plan or any Award Agreement executed pursuant to the Plan, the Company’s obligations under the Plan and such Award Agreement shall be subject to all applicable laws, rules and regulations and to such approvals as may be required by any governmental or regulatory agencies, including without limitation any stock exchange on which the Company’s Shares may then be listed.

(N)	Genders and Numbers. When permitted by the context, each pronoun used in the Plan shall include the same pronoun in other genders and numbers.

(O)

Captions. The captions of the various sections of the Plan are not part of the context of the Plan, but are only labels to assist in locating those sections, and shall be ignored in construing the Plan.

(P)

Effective Date of the Plan. This Plan shall be effective immediately upon approval by the shareholders of the Company (the “Effective Date”). This Plan shall be submitted to the shareholders of the Company for approval at the Company’s 2009 annual meeting of shareholders, anticipated to be held on May 8, 2009.

(Q)

Duration of the Plan. Unless previously terminated by the Board, this Plan shall terminate 10 years from the Effective Date and no Award shall be granted under it thereafter, but such termination shall not affect any Award theretofore granted.

(R)	Governing Law. The Plan shall be construed and governed by the laws of the State of Ohio.

(S)

Withholding Tax. The Company, at its option, shall have the right to require the Participant or any other person receiving Shares, Restricted Shares, Performance Shares or Performance Units (including cash payments) to pay the Company the amount of any taxes which the Company is required to withhold with respect to such Shares, Restricted Shares, Performance Shares or Performance Units or, in lieu of such payment, to retain or sell without notice a number of such Shares subject to the applicable Award sufficient to cover the amount required to be so withheld. The Company, at its option, shall have the right to deduct from all dividends paid with respect to Shares, Restricted Shares, Performance Shares and Performance Units the amount of any taxes which the Company is required to withhold with respect to such dividend payments. The Company, at its option, shall also have the right to require a Participant to pay to the Company the amount of any taxes which the Company is required to withhold with respect to the receipt by the Participant of Shares pursuant to the exercise of a Stock Option, or, in lieu thereof, to retain, or sell without notice, a number of Shares sufficient to cover the amount required to be withheld. The obligations of the Company under the Plan shall be conditional on such payment or other arrangements acceptable to the Company.

(T)

Savings Clause. In case any one or more of the provisions of this Plan or any Award shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and the invalid, illegal or unenforceable provision shall be deemed null and void; however, to the extent permissible by law, any provision which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Plan or such Award, as applicable, to be construed so as to foster the intent of this Plan. This Plan and all Awards are intended to comply in all respects with applicable laws and regulations, including Code Section 422, Rule 16b-3 under the 1934 Act (with respect to persons subject to Section 16 of the 1934 Act (“Reporting Persons”)) and Code Section 162(m) (with respect to covered employees as defined under Code Section 162(m) (“Covered Employees”)). In case any one or more of the provisions of this Plan or any Award shall be held to violate or be unenforceable in any respect under Code Section 422, Rule 16b-3 or Code Section 162(m), then, to the extent permissible by law, any provision which could be deemed to violate or be unenforceable under Code Section 422, Rule 16b-3 or Code Section 162(m) shall first be construed, interpreted or revised retroactively to permit the Plan or such Award, as applicable, to be in compliance with Code Section 422, Rule 16b-3 and Code Section 162(m). Notwithstanding anything in this Plan to the contrary, the Committee, in its sole discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of this Plan to Participants who are Reporting Persons or Covered Employees without so restricting, limiting or conditioning this Plan with respect to other Participants.

STATE AUTO FINANCIAL CORPORATION 518 E. BROAD ST. COLUMBUS, OH 43215	VOTE BY INTERNET - www.proxyvote.com
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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to State Auto Financial Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	STAUT1 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

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STATE AUTO FINANCIAL CORPORATION			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
Vote On Directors
Proposal 1 –	Election of the following nominees as		☐	☐	☐
Class III Directors:
01) Robert P. Restrepo, Jr.
02) Richard K. Smith
03) Paul S. Williams
Vote On Proposals								For	Against	Abstain
Proposal 2 –	Approval of the Company’s 2009 Equity Incentive Compensation Plan.							☐	☐	☐
Proposal 3 –	Ratification of selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2009.							☐	☐	☐
In addition, the named proxies are authorized to vote, in their discretion, upon such other matters as may properly come before the Annual Meeting or any adjournment thereof.

Please mark, date and sign as your name appears above and return in the enclosed envelope. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign the full corporate name by a duly authorized officer. If shares are held jointly, each stockholder named should sign.

			Yes	No				Yes	No

Please indicate if you wish to view meeting materials electronically via the Internet rather than receiving a hard copy. Please note that you will continue to receive a proxy card for voting purposes only.

			☐	☐		Please indicate if you plan to attend this meeting.		☐	☐

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 8, 2009: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

STAUT2

STATE AUTO FINANCIAL CORPORATION

ANNUAL MEETING OF SHAREHOLDERS

This Proxy is Solicited on Behalf of the

Board of Directors of State Auto Financial Corporation

The undersigned hereby appoints Robert P. Restrepo, Jr., and in the event he is unable to so act, any one or both of Mark A. Blackburn and James A. Yano, proxies, with full power of substitution, to represent and vote all common shares, without par value (the “Shares”), of State Auto Financial Corporation (the “Company”) which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held at the Company’s principal executive offices located at 518 East Broad Street, Columbus, Ohio, on May 8, 2009, at 10:00 a.m., local time, and at any and all adjournments thereof, as specified in this Proxy.

The Shares represented by this Proxy will be voted upon the proposals listed on the reverse side in accordance with the instructions given by the undersigned, but if this Proxy is signed and returned and no instructions are given, this Proxy will be voted FOR the election of all nominees set forth in Proposal 1 and FOR Proposals 2 and 3 and, in the discretion of the proxies, on any other matter which properly comes before the Annual Meeting or any adjournment thereof.

(Continued and to be signed on the reverse side)